UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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☑	Definitive Proxy Statement
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□	Soliciting Material under §240.14a-12

IDACORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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□	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IDACORP

2023

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

MAY 18, 2023
BOISE, IDAHO

April 4, 2023

Dear Fellow Shareholders:
You are cordially invited to attend the 2023 Annual Meeting of Shareholders of IDACORP, Inc. The Annual Meeting will be held on Thursday, May 18, 2023 at 10:00 a.m. (Mountain Time). We have adopted again for this year a virtual format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 17, 2023 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.
The matters to be acted upon at the meeting are described in our proxy materials, which are being furnished to our shareholders over the Internet, other than to those shareholders who requested a paper copy. In addition, at the Annual Meeting we will discuss the company’s 2022 financial results, operational matters, and several of the company’s strategic initiatives and priorities.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail, in accordance with the instructions included in the proxy statement.
We appreciate your continued interest in and support of our company.
Sincerely,

Richard J. Dahl Chair of the Board of Directors	Lisa A. Grow President and CEO
IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
VIRTUAL MEETING ONLY - NO PHYSICAL LOCATION

Date and Time:	Thursday, May 18, 2023 at 10:00 a.m. Mountain Time

Place:
To register for and participate in the live online Annual Meeting, please visit www.proxydocs.com/IDA. Please note that you will need the control number included on your proxy card and Notice of Internet Availability in order to register for and to access the Annual Meeting. Registration to participate is due by Wednesday, May 17, 2023 at 3:00 p.m. Mountain Time.

Items of Business:
•To elect 12 directors nominated by the board of directors for one-year terms;
•To vote on an advisory resolution to approve executive compensation;
•To vote, on an advisory basis, on the frequency of future advisory votes on executive compensation;
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023; and
•To transact such other business that may properly come before the meeting and any adjournments or postponements of the meeting.

Other Matters:	As of the date of this notice, the company has received no notice of any matters, other than those listed above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the proxy card that accompanies this proxy statement, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.
Record Date:
Holders of record of IDACORP common stock at the close of business on March 29, 2023, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote:
Please vote your shares at your earliest convenience. Registered holders may vote (a) by Internet prior to the Annual Meeting at www.proxypush.com/ida; (b) by Internet during the Annual Meeting at www.proxydocs.com/ida; (c) by toll-free telephone by calling (866) 702-2221; or (d) by mail (if you received a paper copy of the proxy materials by mail) by marking, signing, dating, and promptly mailing the enclosed proxy card in the postage-paid envelope. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders: Our 2023 proxy statement and our annual report for the year ended December 31, 2022, are available free of charge at www.proxypush.com/ida.

By Order of the Board of Directors
Patrick A. Harrington
Corporate Secretary
April 4, 2023

PROXY STATEMENT HIGHLIGHTS

2023 Annual Meeting Information:

In the Proxy Statement Highlights, we have included highlights of some of the matters discussed in more detail later in the proxy statement. As it is only a summary, please refer to the complete proxy statement and the 2022 Annual Report on Form 10-K for more information before you vote.

•Date and Time: May 18, 2023 at 10:00 a.m. Mountain Time
•Meeting Place and Registration Link: www.proxydocs.com/IDA. Virtual Meeting Only - No Physical Location
◦You must register by May 17, 2023 at 3:00 p.m. Mountain Time
•Eligibility: You are eligible to vote if you were a shareholder of record at the close of business on March 29, 2023
•Your Vote: You may cast your vote in any of the following ways:

Internet	Telephone	Mail
For registered holders, visit www.proxypush.com/ida to vote. If your shares are held in street name, follow the instructions delivered to you by your bank or broker. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.
For registered holders, call
	1-866-702-2221. If your shares are held in street name, call the number on your voter instruction form. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.	Mail your completed and signed proxy card or voter instruction form (if you received a paper copy of the proxy materials by mail) to the address on your proxy card or voter instruction form.

Agenda and Voting Matters:

Summary Description of Voting Matters	Board Voting Recommendation
1. Election of twelve director nominees for a one-year term	✓ FOR each director nominee
2. Advisory resolution to approve our executive compensation	✓ FOR
3. Advisory vote on the frequency of future advisory votes on executive compensation	✓ FOR "ONE YEAR"
4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023	✓ FOR

Information on Our Director Nominees:

Our board of directors has nominated 12 directors for election at the 2023 Annual Meeting. You are being asked to vote on the election of each of the 12 nominees. Please see Part 3 – “Board of Directors” in this proxy statement for more information about each nominee. Below are the director nominee committee memberships and information as of the date of this proxy statement.
IDACORP, Inc. 2023 PROXY STATEMENT i

				Committee Memberships
Director Nominee	Director Since	Age	Independent[1]	Audit	Comp & HR	Corp. Gov. & Nomin.	Executive
Odette C. Bolano	2020	63	✓	✓
Richard J. DahlBC	2008	71	✓			✓	✓
Annette G. Elg	2017	66	✓	✓	✓
Lisa A. Grow	2020	57					©
Ronald W. Jibson	2013	70	✓		✓
Judith A. Johansen	2007	64	✓		©	✓	✓
Dennis L. Johnson	2013	68	✓			©	✓
Nate R. Jorgensen	N/A	58	✓
Jeff C. Kinneeveauk	2022	49	✓	✓
Susan D. Morris	N/A	54	✓
Richard J. Navarro	2015	70	✓	©			✓
Dr. Mark T. Peters	2021	58	✓	✓
© — Committee Chair BC — Chair of the Board of Directors
1      Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines

IDACORP, Inc. 2023 PROXY STATEMENT ii

Our 2022 Performance Highlights

*Dividends as of February 2023

We had a successful year during 2022 in a number of respects:

•IDACORP achieved net income growth for a fifteenth consecutive year;
•IDACORP increased its quarterly common stock dividend to $0.79 per share from $0.75 per share, as a part of a 163 percent increase in quarterly dividends approved over the last 11 years;
•Idaho Power reliably served its growing customer base, with customer growth of 2.4 percent in 2022;
•In 2022, Idaho Power sold 15,822 megawatt-hours ("MWh") of power to retail customers, the highest in its history;
•Idaho Power set a new winter system peak demand of 2,574 megawatts ("MW") on December 19, 2022, and again on December 22, 2022, with 2,604 MW of demand, exceeding the previous winter high of 2,527 MW set on January 6, 2017;
•Amid unprecedented retail customer usage and demand in 2022, Idaho Power’s reliability metrics were among the best in company history, and Idaho Power provided uninterrupted service to its retail customers 99.97 percent of the time;
•In 2022, Idaho Power ranked 6th highest in customer satisfaction among 92 investor-owned utilities, as rated by an independent third-party customer satisfaction study;
•As part of its “Clean Today. Cleaner Tomorrow.®” goal and in alignment with its 2021 IRP, Idaho Power obtained regulatory approval to accelerate depreciation for its co-owned Jim Bridger plant, reflecting Idaho Power’s plan to cease its participation in all coal-fired generation by 2028; and,
•To reliably serve growing customer demand, Idaho Power has undertaken a substantial capital program for new capacity and energy resources, and in 2022 began constructing multiple sizeable utility-scale battery storage facilities while conducting requests for proposals ("RFPs") for additional resources.

Executive Compensation Program Design Highlights

We believe strong performance by our executive officers is essential to achieving long-term growth in shareholder value and to delivering superior service to our utility customers. We seek to accomplish this by making the majority of our executive officers’ pay “at-risk,” meaning we tie much of our executive officers’ target compensation to our financial and operational performance. To be earned, a substantial portion of our executives’ compensation requires that we achieve successful results over one- and three-year performance periods. As an executive’s level of responsibility increases, so does the percentage of total compensation at-risk, which we believe aligns the interests of our executives who have the highest level of decision-making authority with the interests of our shareholders. Our executive compensation policy provides that between 35 percent and 85 percent of our executive officers’ total target compensation should be at-risk incentive compensation under the short-term and long-term incentive plans.

IDACORP, Inc. 2023 PROXY STATEMENT iii

ESG Highlights and Safety

We plan and operate with environmental, social, and governance ("ESG") stewardship in mind, in addition to the financial aspects of the company’s operations. We recognize all decisions have financial, as well as non-financial impacts on our customers, employees, shareholders, communities and the environment.

We intentionally include ESG action items across four priorities: grow financial strength, improve the core business, enhance the brand, and keep employees safe and engaged. In addition, we view our commitment to ESG as furthering the company’s short-, medium-, and long-term business strategies to safely provide our customers with reliable, affordable, clean energy while promoting an inclusive workplace where all employees are valued and respected. We believe this commitment will also enhance long-term owner value and promote environmental and community stewardship.

Some of Idaho Power's environmental initiatives include conducting cloud-seeding operations, implementing a wildfire mitigation plan, enhancing grid resiliency and reliability, and continuing to further Snake River shading and in-stream river enhancement projects. We also plan for the social and economic impacts of climate change by furthering our carbon emissions intensity reduction goals, continuing efforts to achieve our path away from coal generation, increasing the integration of renewable energy, and enhancing outage communication efforts. We have actively engaged in voluntary carbon emissions intensity reduction over the past decade with multiple short-term goals, and in 2019, we set our "Clean Today, Cleaner Tomorrow.®" goal to provide Idaho Power's customers with 100-percent clean energy by 2045.

We are also committed to the safety of our employees, customers, and the communities we serve. Idaho Power consistently ranks in the top 30 percent of all United States utilities in safety performance. Reflective of Idaho Power's focus on safety, the company’s Occupational Health and Safety Administration ("OSHA") recordable injury rate was below the industry average rate from 2018 through 2021, and its safety metrics in 2021 were the strongest in the company’s history. In 2022, Idaho Power saw increases in its OSHA recordable injury rate, severity rate, and lost-time injury rate, which returned those rates closer to Idaho Power's 10-year average for each respective rate. In response to the increase, Idaho Power held a series of contractor and leader safety summits in 2022 to align on expectations and ensure safety continues to be at the forefront of all its work. In recognition of our safety culture and the dedication of our employees, the Edison Electric Institute presented the inaugural Thomas F. Farrell, II Safety Leadership and Innovation Award in the Member Company Project category to Idaho Power in January 2022.

IDACORP, Inc. 2023 PROXY STATEMENT iv

Governance Highlights and Investor Engagement

We seek to adopt and implement corporate governance practices that we believe are in the interests of our shareholders and that reflect best practices. Some of our governance practices include the following:

Corporate Governance Highlights

- Annual election of all directors
- Independent chairman
- 10 of our 11 current directors, and 11 of our 12 director nominees, are independent
- Regular board and committee executive sessions by non-management and independent directors
- Mandatory director retirement age of 72
- Stock ownership requirement for directors and officers
- Prohibition on hedging and pledging of securities for directors and officers
- Annual self-evaluations of the board and committees
- Board oversight of our cultural values of safety, integrity, and respect
- Majority vote resignation policy for directors in uncontested elections
- Compensation clawback policy
- Stock retention requirement for officers
- Mandatory continuing education requirements for our directors
- No shareholder rights plan
- Independent audit, compensation, and corporate governance and nominating committees
- Robust codes of conduct and ethics, reviewed by our directors
- Significant participation by the board in succession planning

Our relationship with our shareholders and the investment community is of great importance to our company. To that end, shareholder engagement is a consideration in the performance evaluation of members of our executive team. Aside from our normal corporate communications, we engage with shareholders, the investment community, and interest groups through our participation in various utility and investment conferences, mini road shows, and one-on-one meetings and telephone discussions with investors. During those meetings, we solicit input on topics such as corporate governance, executive leadership, dividends, disclosure and corporate communications, transparency, and sustainability. In 2022, management and the chair of our compensation and human resources committee met with shareholders holding over 44 percent of IDACORP's outstanding shares. The shareholders we engaged with in 2022 remained supportive of our strategy and financial performance and our executive compensation program. Shareholder support is further evidenced by our 2022 say-on-pay advisory vote, which received a 94.2 percent positive vote from our shareholders.

Summary of Our Compensation Policies

We seek to establish performance metrics for incentive compensation that reward our executive officers for achieving objectives that align with our shareholders’ interests, and we use both operational and financial metrics for our incentive compensation. Our long-term incentive metrics are measures of the creation of shareholder value, rewarding appreciation in stock price and total shareholder return ("TSR"). Short-term incentive is paid in cash and long-term incentive is paid in IDACORP restricted stock units. Because of the diversity of our performance metrics, our executive officers’ annual compensation can vary considerably depending on our actual performance in any period. For 2022, we used the following metrics:
IDACORP, Inc. 2023 PROXY STATEMENT v

*Please see Part 4 – “Executive Compensation” in this proxy statement for more information on the calculation of this measure.

We have a number of compensation policies and practices that we use to help align the interests of management with our shareholders, including the following:

✓    We use a number of financial and operational performance metrics for executive compensation and have a policy that a significant percentage of our executives’ target compensation be at-risk;
✓ We have solely independent directors on our compensation and human resources committee;
✓    Our compensation and human resources committee retains an independent compensation consultant;
✓    We impose minimum stock ownership and retention obligations for executive officers;
✓    We have adopted a clawback policy;
✓    We impose maximum limits on incentive compensation;
✓    We do not provide employment agreements;
✓    We do not permit hedging or pledging of our stock by executive officers;
✓    We provide only limited perquisites;
✓    We do not provide stock options;
✓    We have a low burn rate on equity for incentive awards;
✓    We analyze peer groups and market data; and,
✓    We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive.

In 2022, we received 94.2 percent of votes cast in favor of our executive compensation programs. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and our shareholder engagement efforts.

IDACORP, Inc. 2023 PROXY STATEMENT vi

PROXY STATEMENT IDACORP, Inc. – 1221 W. Idaho Street – Boise, Idaho 83702-5627 PART 1 – INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

General Information

This proxy statement contains information about the 2023 Annual Meeting of Shareholders (“Annual Meeting”) of IDACORP, Inc. (“IDACORP”). The Annual Meeting will be held on Thursday, May 18, 2023 at 10:00 a.m. (Mountain Time). We have adopted a virtual-only format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to May 17, 2023 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

References in this proxy statement to the “company,” “we,” “us,” or “our” refer to IDACORP. We also refer to Idaho Power Company (“Idaho Power”) in this proxy statement. Idaho Power is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and is our principal operating subsidiary.

This proxy statement is being furnished to you by our board of directors to solicit your proxy to vote your shares at the Annual Meeting and any adjournment of the Annual Meeting. All returned proxies that are not revoked will be voted in accordance with your instructions.

You are entitled to participate in the Annual Meeting only if you are an IDACORP shareholder as of the close of business on March 29, 2023, the record date, or hold a valid proxy for the meeting. In order to be admitted to the online Annual Meeting, you must have the control number included on your proxy card and Notice of Internet Availability.

We make our proxy materials and our annual report to shareholders available on the Internet as our primary distribution method. Most shareholders will only be mailed a Notice of Internet Availability. The scheduled mailing date of the Notice of Internet Availability is on or about April 4, 2023. The Notice of Internet Availability specifies how to access proxy materials on the Internet, how to submit your proxy vote, and how to request a hard copy of the proxy materials. On or about April 4, 2023, we also began mailing printed copies of our proxy materials to our shareholders who had previously requested paper copies of our proxy materials.

Note About Forward-Looking Statements: Statements in this proxy statement that relate to future plans, objectives, expectations, performance, events, and the like, including statements regarding future financial and operational performance (whether associated with compensation arrangements or otherwise), may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “expects,” “targets” “should,” and similar expressions. Shareholders are cautioned that any such forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. We assume no obligation to update any such forward-looking statement, except as required by applicable law. Shareholders should review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission ("SEC"), including the risks described therein, which contain factors that may cause results to differ materially from those contained in any forward-looking statement.

IDACORP, Inc. 2023 PROXY STATEMENT 1

PART 2 – CORPORATE GOVERNANCE AT IDACORP

Overview of Our Corporate Governance Practices

The goals of our corporate governance principles and practices are to promote the long-term interests of our shareholders, as well as to maintain appropriate checks and balances and compliance systems, to strengthen management accountability, engender public trust, and facilitate prudent decision making. We evaluate our corporate governance principles and practices and modify existing, or develop new, policies and standards when appropriate. Some of our notable corporate governance practices include the following:

✓	Annual election of all directors	✓	Majority vote resignation policy for directors in uncontested elections
✓	Independent chairperson	✓	Compensation clawback policy
✓	10 of our 11 current directors, and 11 of our 12 director nominees, are independent	✓	Stock retention requirement for officers
✓	Regular board and committee executive sessions by non-management and independent directors	✓	Mandatory continuing education requirements for our directors
✓	Mandatory director retirement age of 72	✓	No shareholder rights plan
✓	Stock ownership requirement for directors and officers	✓	Independent audit, compensation and human resources, and corporate governance and nominating committees
✓	Prohibition on hedging and pledging of securities for directors and officers	✓	Robust codes of conduct and ethics, reviewed by our board
✓	Annual self-evaluations of the board and committees	✓	Significant participation by the board in succession planning
✓	Board oversight of our cultural values of safety, integrity, and respect	✓	Consideration of diversity in our board member selection
IDACORP, Inc. 2023 PROXY STATEMENT 2

Our Strategy and Environmental, Social, and Governance Initiatives

We are committed to our focus on competitive total returns and generating long-term value for shareholders. Our business strategy emphasizes Idaho Power as our core business, as Idaho Power's regulated utility operations are the primary driver of our operating results. Our board of directors regularly reviews our long-term strategy, which for 2023 is focused on the following objectives:

IDAHO POWER®

2023 Objectives

CRITICAL SUCCESS FACTORS

KEEP EMPLOYEES SAFE AND ENGAGED

Our People Are the Safest in the Business*

Our people are the safest in the industry; they focus, assess, make the safe choice, and speak up, every moment of every day. We will have our safest year ever ensuring that our team members go home to their families each night.

Attract and Keep Great Employees

Our employees make our success. We will attract, retain, and develop talented and engaged employees by maintaining a competitive total rewards package and fostering our commitment to each other and our core values.

GROW FINANCIAL STRENGTH

Generate Results that Keep Us Independent

Our financial health is key to our ability to execute on our long-term plans and remain independent. To achieve our goals, we will generate a positive financial and operational outcome in a general rate case proceeding.

Fund Our Growth

To meet growing customer needs and ensure reliability, our capital spending is increasing. We will execute on financing and owner outreach approaches that provide a favorable result on financing transactions needed to fund our business.

Tackle Supply Chain Challenges

The supply chain in our industry is constrained. We will optimize our sourcing to mitigate the impacts of inflation and ensure adequate resources to timely meet our customers' needs.

IMPROVE THE CORE BUSINESS

Creating Clean Energy Highways*

Our 500-kV projects will allow us to move reliable, low cost, clean energy around the western U.S., where we need it, when we need it. We will complete the B2H and Gateway West projects within the timeframes shown in the Integrated Resource Plan.

We Make Your Clean Energy*

We will meet customer clean energy needs and eliminate resource deficits in the summers of 2023 through 2026 with capacity resources to ensure system reliability and our financial health.

Spend Wisely for Our Future

Fiscal discipline is important to our customers and shareholders. Our expenditures will be at or below budgeted amounts to ensure effective use of customer dollars, help us achieve our tax credit preservation targets, and meet employee incentive targets.

ENHANCE THE BRAND

I Matter to Idaho Power*

Our customers interact in two primary ways — paying their bill and reacting to outages. We are focused on two-way outage communication and increasing adoption of our mobile application. We will increase J.D. Power's "keeping you informed about outage" score to be in the top 50% of all utilities and double the amount of mobile app users.

Idaho Power Rocks*

We want our customers to brag about us. At least 80% of our residential customers will recommend Idaho Power to their friends and neighbors.

In executing on the objectives above, we seek to balance the interests of shareholders, Idaho Power customers and employees, and other stakeholders. Idaho Power is working to continue to provide safe, affordable, reliable service to its customers from diversified generation resources, with a continued commitment to strong, sustainable financial results and strong credit ratings.

ESG Initiatives

Our corporate governance and nominating committee, with considerable focus from our board of directors, is primarily responsible for the oversight of our ESG initiatives. These initiatives are identified by management as material to the company's business and the board of directors is informed at least quarterly by members of the company's ESG steering committee (comprised of officers and business area experts) of the goals, measures, and results of our ESG and sustainability programs. We publicly release annual ESG reports and the most current ESG report is located on Idaho Power’s website, together with other information on ESG issues relevant to Idaho Power. Our 2022 ESG Report incorporates elements of the Task Force on Climate-Related Financial Disclosures ("TCFD") guidelines and the Sustainability Accounting Standards Board ("SASB") reporting framework, as well as the Edison Electric Institute ("EEI") ESG reporting template. Additionally, Idaho Power responded to the Climate Disclosure Project ("CDP") annual questionnaire, providing emissions data and management plans to address risks associated with climate change. The ESG reports, CDP filing, and related website content are not incorporated by reference into this proxy statement.

IDACORP, Inc. 2023 PROXY STATEMENT 3

Our ESG initiatives include:

•establishing responsible management goals and strategies related to our impact on the environment, such as:
◦Idaho Power's "Clean Today, Cleaner Tomorrow.®" goal to provide Idaho Power's customers with 100-percent clean energy by 2045, and its short- and medium-term carbon dioxide ("CO2") emission reduction targets described below in this proxy statement under "Carbon Emission Reduction;"
◦the sustainability benefits from the Boardman-to-Hemingway and Gateway West transmission projects, which include integrating renewable energy generation and deferring or eliminating the need for development of additional fossil-fueled resources;
◦integrating renewable resources into Idaho Power's generation mix and identifying and investigating new generation and storage technologies;
◦continuing various environmental stewardship programs along the Snake River, including fish habitat preservation, water temperature reduction, and fish and plant restoration;
◦wildfire mitigation planning and actions; and,
◦wildlife habitat, archaeological and cultural resource, and raptor protection stewardship programs;
•operational excellence in providing reliable, affordable, and clean energy, including enhanced grid resiliency and reliability;
•engaging and empowering Idaho Power’s workforce (including succession planning at all levels, employee development, leadership education, retirement planning education, and providing competitive compensation and benefits, including post-retirement benefits);
•promoting a culture of safety, security, and inclusiveness for all employees; and,
•building strong community partnerships for healthy, sustainable economic development in Idaho Power’s service area.

Carbon Emission Reduction

Carbon emissions intensity is a measure of the pounds of CO2 emitted per MWh of energy generated. Idaho Power tracks carbon emissions intensity to measure the impact of its efforts to reduce carbon emissions relative to growing power demand in its service area. We have actively engaged in voluntary carbon emissions intensity reduction over the past decade with an original short-term goal to reduce emissions 10-15 percent from the baseline year of 2005 levels. We increased the short-term goal to reduce carbon emission intensity by at least 15-20 percent for the period from 2010 to 2020, and we exceeded this goal with an estimated average reduction of 29 percent over that period compared
IDACORP, Inc. 2023 PROXY STATEMENT 4

with 2005. In May 2020, our board of directors approved an increased short-term goal to reduce carbon emission intensity by 35 percent for the period from 2021-2025 compared with 2005.

In January 2022, Idaho Power posted its emissions reduction report on its website that established short-, medium-, and long-term targets for further CO2 reductions. This report also includes projections of annual power generation levels and associated CO2 emissions and emissions intensity for the 2021-2040 period. The emissions reduction report is not incorporated in this proxy statement. Idaho Power has significantly reduced its CO2 emissions since the 2005 baseline year, primarily by decreasing its coal generation levels, including terminating coal generation at the North Valmy Unit 1 in 2019 and at the Boardman plant in 2020, and also by upgrading its hydropower facilities, and through its energy efficiency, demand-side management and cloud-seeding programs. Idaho Power plans to continue to reduce CO2 emissions intensity in future years, including a medium-term goal with a targeted 86 percent reduction in annual CO2 emissions intensity by 2030, compared with the 2005 baseline year. In 2019, we announced our long-term goal to provide 100 percent clean energy by 2045.

We monitor environmental requirements and assess whether environmental control measures are or remain economically appropriate. Our 2021 Integrated Resource Plan ("IRP") identified the following schedule to cease Idaho Power's participation in coal-fired operations in its remaining co-owned coal-fired plants.*

*Idaho Power's planned conversion or shut down, and timing, of the above units is subject to a number of assumptions and uncertainties described in the 2021 IRP and is subject to regulatory approval and change.
IDACORP, Inc. 2023 PROXY STATEMENT 5

Climate Change Adaptation

We believe our practice of in-depth planning and prudent preparation helps us adapt to and address the risks of climate change. For more than 100 years, Idaho Power has adapted to changes in temperatures, water conditions, economic impacts, and regulatory requirements. In recent years, we have proactively addressed risks associated with climate change through preventative measures. To address the physical impacts of climate change, Idaho Power conducts cloud-seeding operations, implements a wildfire mitigation plan, enhances grid resiliency and reliability, and continues to further Snake River shading and in-stream river enhancement projects. We also plan for the social and economic impacts of climate change by furthering our carbon emissions intensity reduction goals, continuing efforts to achieve our path away from coal generation, increasing the integration of renewable energy, and enhancing customer and stakeholder outage communication. Additionally, to plan for the potential regulatory impacts of climate change, we consider climate-related impacts in planning efforts, plan and advocate for additional transmission capacity to integrate additional renewable energy onto our system, identify and investigate new technologies, including battery storage, hydrogen generation, and modular nuclear reactor technology, and evaluate modifications to our pricing structure we believe will help ensure fair pricing for all customers.

Board and Board Committee Oversight of Human Capital Management

Our board of directors provides oversight for the company's human capital management. Management updates the full board of directors and its committees regularly on safety metrics, total rewards for employees, benefit and pension programs, succession planning and training programs, and diversity, equity, and inclusion initiatives, among other things. Each committee of the board of directors is delegated and takes on specific roles in this oversight. The compensation and human resources committee is responsible for overseeing employee compensation and benefit plans and general labor issues, as well as diversity, equity, and inclusion matters. The audit committee is responsible for overseeing risk management, including compliance with the code of business conduct and physical and cyber security risks. The corporate governance and nominating committee is responsible for overseeing risks associated with governance and social issues associated with employees as part of its ESG risk oversight function.

Safety

We are committed to the safety of our employees, customers, and the communities we serve. We believe that safe, engaged, and effective employees are critical to the company’s success and that the company’s record of safety helps keep our service to customers reliable and affordable. Idaho Power consistently ranks in the top 30 percent of all United States utilities in safety performance. Reflective of our focus on safety, Idaho Power's OSHA recordable injury rate was below the industry average rate from 2018 through 2021, and its safety metrics in 2021 were the strongest in the company’s history. In 2022, we saw increases in our OSHA recordable injury rate, severity rate, and lost-time injury rate, which returned those rates closer to Idaho Power's 10-year average for each respective rate. In response to the increase, we held a series of contractor and leader safety summits in 2022 to align on expectations and ensure safety continues to be at the forefront of all our work.

In recognition of our safety culture and the dedication of our employees, the EEI presented the inaugural Thomas F. Farrell, II Safety Leadership and Innovation Award in the Member Company Project category to Idaho Power in January 2022. Idaho Power was selected for its approach of combining psychological safety and behavioral safety with practical application of human performance principles. The award recognizes the contributions of leadership and innovation to the advancement of safety in the energy industry. Recipients of the award are selected by a panel consisting of leadership from the labor, contractor, and academic communities; regulatory agencies; and EEI senior leadership.

Diversity, Equity, and Inclusion ("DEI") Efforts

One of our core values as a company is “respect for all.” Our Code of Business Conduct, available publicly on our website, states our position that employees deserve a workplace where they are treated in a professional and respectful manner, and each of our employees has the responsibility to create and maintain such an environment. In furtherance of this core value, we post our "Our Commitment to Each Other" initiative on our website, which promotes an inclusive company environment as follows:

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At Idaho Power, we are committed to an inclusive environment where we are all valued, respected and given equal consideration for our contributions. We believe that to be successful as a company we must be able to innovate and adapt, which only happens when we seek out and value diverse backgrounds, opinions and perspectives. Our collaborative environment thrives when we are engaged, feel we belong and are empowered to do our best work. We are a stronger company when we stand together and embrace our differences.

Our talent acquisition and talent development teams within our Human Resources department partner closely with senior management to ensure alignment of the company's human capital management with our corporate values with respect to DEI. We strive to recruit and retain diverse talent from all backgrounds, instill an inclusive culture and strengthen programs that provide advancement opportunities for all. We have programs in place to encourage science, technology, engineering, and mathematics ("STEM") participation, training to minimize bias and ensure a respectful and inclusive workplace, community outreach to underserved communities, and partnerships with multiple diversity-focused organizations. We also have a DEI steering committee consisting of officers, senior managers, and other employees to help the company with its DEI initiative and efforts. We consider DEI to be an important component of our overall ESG program, and certain of our officers regularly provide information on those and other ESG efforts to our board of directors and board committees.

As of December 31, 2022, 44 percent of our senior management were women, 21 percent of our officers were women, 36 percent of our board of directors were women, three members of our board of directors (27 percent) were racially or ethnically diverse, one committee chair was ethnically diverse, and, in total 6 of our 11 directors (54 percent) had diverse identities. The board of director nominees for the 2023 Annual Meeting consist of 42 percent women, three members (25 percent) who are racially or ethnically diverse, one committee chair nominee is ethnically diverse, and in total, 7 of our 12 director nominees (58 percent) have diverse identities.

Employee Satisfaction

Our human capital programs are designed to attract, retain, and develop the highest quality employees. We consistently experience a relatively low voluntary attrition rate of less than 3 percent that we attribute to maintaining a good relationship with our employees due to a strong safety culture, respectful and inclusive environment, opportunities for development, and competitive compensation and benefits. We regularly conduct employee engagement surveys to seek feedback from our employees on a variety of topics, including safety reporting, support for personal development, understanding of the company’s initiatives, communication, and being treated with respect and feeling valued. We share the survey results with employees, and senior management incorporates the results of the surveys in their action plans in order to respond to the feedback and improve employee relations. We achieved an 80 percent participation rate in the 2022 employee engagement survey with an overall 81 percent positive employee satisfaction score.

Total Rewards

We provide our employees with competitive pay and benefits, based in large part on salary studies and market data. We use a structured compensation schedule and regularly conduct compensation analyses that helps mitigate the potential for gender, race, or ethnicity-based disparities in compensation. Beyond base salaries and incentive compensation, benefits for all full-time employees include a 401(k) plan with company matching contributions, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, parental leave, employee assistance programs, and tuition assistance. Currently after five years of employment, a full-time employee vests in Idaho Power’s defined benefit pension plan. We also tie annual employee incentive compensation to metrics based on the categories of earnings, power system reliability, and customer satisfaction reflective of broad stakeholder interests and the value of each employee's contribution.

We deliver a variety of training opportunities and provide rotational assignment and continuous learning and development opportunities to our employees. Our talent development programs, overseen by a talent development team in the Human Resources department, are designed to help employees achieve their career goals, build management skills, and lead their organizations.

We also encourage and enable our employees to support many charitable causes. This includes volunteer program engagement promoted by the company or employees. We also have an employee-led organization called the “Employee Community Funds,” which administers charitable contributions from employees; Idaho Power matches a portion of employee donations, which supplements the company’s separate charitable contributions.

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Additional ESG Information

To learn more about our corporate responsibility and ESG efforts, see our most recent ESG Report on our website at www.idacorpinc.com/about-us/sustainability. The information in that report is not incorporated by reference into this proxy statement.

Codes of Business Conduct

We have a Code of Business Conduct that applies to all of our officers and employees. We also have a separate Code of Business Conduct and Ethics for directors. These are posted on our website at www.idacorpinc.com/governance/governance-documents. We will also post on that website any amendments to, or waivers of, our Codes of Business Conduct, as required by SEC rules or New York Stock Exchange listing standards.

Board Leadership Structure

The board of directors separated the positions of chair of the board of directors and chief executive officer ("CEO") in 1999. Our CEO is responsible for leadership, overall management of our business strategy, and day-to-day operations, while our chair presides over meetings of our board of directors and provides guidance to our CEO regarding policies and procedures approved by our board of directors. Separating these two positions allows our CEO to focus on our day-to-day business and operations, while allowing the chair of the board of directors to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the CEO is required to devote to his or her position, as well as the increasing commitment required of the chair position, particularly as the board of directors’ oversight responsibilities continue to grow.

While our bylaws and Corporate Governance Guidelines do not mandate that our chair and CEO positions be separate, the board of directors believes for the reasons outlined above that having separate positions and having an independent director serve as chair is the appropriate leadership structure for the company at this time. The board of directors believes that this issue is part of the succession planning process and that it is in the best interests of the company for the board of directors to make a determination as to the advisability of continuing to have separate positions when it appoints a new CEO.

Risk Oversight and Succession Planning

Our management team is responsible for the day-to-day management of risks the company faces. Our senior vice president and chief financial officer, our vice president and general counsel, and our director of compliance, risk, and security, together with our director of audit services, are responsible for overseeing and coordinating risk assessment processes and mitigation efforts on an enterprise-wide basis. These leaders administer processes intended to identify key business risks, assist in appropriately assessing and managing these risks within stated limits, enforce policies and procedures designed to mitigate risk, and report on these items to other members of senior management and the board of directors. These leaders report regularly to the board of directors and appropriate board committees regarding risks the company faces and how the company is managing those risks.
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While our senior vice president and chief financial officer, our vice president and general counsel, our director of compliance, risk and security, and our director of audit services, together with other members of our senior leadership team, are responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within our company, for setting the right “tone at the top,” and assisting management in addressing specific risks that our company faces. The board of directors has the responsibility to oversee the risk management processes designed and implemented by management and confirm the processes are adequate and functioning as designed.

While the full board of directors is ultimately responsible for high-level risk oversight at our company, it is assisted by the executive committee, the audit committee, the compensation and human resources committee, and the corporate governance and nominating committee in fulfilling its oversight responsibilities in certain areas of risk. The executive committee assists the board of directors in fulfilling its oversight responsibilities with respect to the company’s risk management processes generally. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to major financial risk exposures and our energy risk management practices (including hedging transactions and collateral requirements) and discusses policies with respect to risk assessment and risk management. Representatives from our independent registered public accounting firm attend audit committee meetings, regularly make presentations to the audit committee, comment on management presentations, and engage in private sessions with the audit committee, without members of management present, to raise any concerns they may have with our risk management practices. The audit committee and the executive committee also assist the board of directors in monitoring management’s risk management framework for cyber security and physical security on a regular basis. The compensation and human resources committee assists the board of directors in fulfilling its oversight responsibilities with respect to risks arising from our compensation policies and practices. The corporate governance and nominating committee undertakes periodic reviews of processes for management of risks associated with our company’s organizational structure, governing instruments, and ESG issues. In fulfilling their respective responsibilities, the committees meet regularly with our officers and members of senior management, as well as our internal and external auditors. Each committee has full access to management, as well as the ability to engage and compensate its own independent advisors.

The board of directors receives regular reports from the executive committee, audit committee, compensation and human resources committee, and corporate governance and nominating committee relating to the oversight of risks in their areas of responsibility. Based on this and information provided by management, the board of directors evaluates our risk management processes and oversight and considers whether any changes should be made to those processes or the board of directors’ risk oversight function. We believe that this division of risk oversight ensures that oversight of each type of risk the company faces is allocated, at least initially, to the particular directors most qualified to oversee it. It also promotes board efficiency because the committees are able to select the most timely or important risk-related issues for the full board of directors to consider.

Another area where our board of directors is actively involved is in monitoring our succession planning. The board of directors reviews the succession plans developed by members of senior management at least annually, with a focus on ensuring a talent pipeline at the officer level and for specific critical roles. We seek to ensure that our directors are exposed to a variety of members of our leadership team, and not just the senior-most officers, on a regular basis, through formal presentations and informal events. Our board of directors is also informed of general workforce trends, expected retirement levels or turnover, and recruiting and development programs, which is of particular importance given Idaho Power’s specialized workforce and recent high rate of employee retirements.

Board Meetings and Director Attendance

The members of our board of directors are expected to attend board meetings and the meetings of board committees on which they serve, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The board of directors held five meetings in 2022, with all of our directors attending 100 percent of those meetings. Each director also attended over 75 percent of the meetings of the committees on which he or she was a member in 2022. Ms. Bolano and Dr. Peters each attended 83 percent of the audit committee meetings in 2022, and all other directors attended 100 percent of the meetings of the committees. Our Corporate Governance Guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chair of the board of directors, to answer any questions shareholders may have. All then-serving members of the board of directors attended our 2022 annual meeting of shareholders.

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Board Committee Charters

Our standing committees of the board of directors are the executive committee, the audit committee, the compensation and human resources committee, and the corporate governance and nominating committee. We have:

•    charters for the audit committee, compensation and human resources committee, and corporate governance and nominating committee; and
•     Corporate Governance Guidelines, which address issues including the responsibilities, qualifications, and compensation of the board of directors, as well as board leadership, board committees, director resignation, and board self-evaluation.

Our committee charters and our Corporate Governance Guidelines may be accessed on our website at http://www.idacorpinc.com/governance/governance-documents. Information on our committees of the board of directors is included in Part 3 – “Board of Directors – Committees of the Board of Directors.”

Director Independence and Executive Sessions

Our board of directors has adopted a policy, contained in our Corporate Governance Guidelines (available at www.idacorpinc.com/governance/governance-documents), that the board of directors will be composed of a majority of independent directors. The board of directors reviews annually the relationships that each director has with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). Following the annual review, only those directors who the board of directors affirmatively determines have no material relationship with the company and can exercise independent judgment will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange and under applicable laws.

All members of our board of directors are non-employees, except Lisa A. Grow, who is our president and CEO. The board of directors has determined that all members of our board of directors, other than Ms. Grow, are independent, and that our new director nominees will be independent if elected, based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and our Corporate Governance Guidelines.

Our directors meet in executive session at each regular meeting of the board of directors. Additionally, our independent directors meet separately in executive session periodically, and not less frequently than annually. The independent chair of the board of directors presides at board meetings and at executive sessions of independent and non-management directors.

Board Membership Criteria and Consideration of Diversity

We believe that directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We also consider a nexus to Idaho Power’s service area a desirable trait. We endeavor to have a diverse board with a variety of attributes and experience at policy-making levels in areas that are relevant to our business activities, in addition to diversity with respect to gender, race, and ethnicity, among other characteristics. We believe our director nominees bring a strong diversity of attributes and experiences to the board of directors as leaders in business, finance, accounting, regulation, and the utility industry as shown in the chart below.

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Under the oversight of the corporate governance and nominating committee, the board of directors conducts an annual self-evaluation of its performance and utilizes the results to assess and determine the characteristics and critical skills required of directors. Each of our audit, compensation, and corporate governance and nominating committees also performs an annual self-assessment. The board of directors and committees self-assessment surveys are completed anonymously by each board member and committee member and provide for a full assessment of board of directors and committee performance, including recommendations for improvement. The board of directors and committees review the compiled results from the respective self-assessment surveys and discuss responsive actions to the survey results. Each board member also completes a confidential questionnaire related to compliance with independence standards and director qualifications annually. The responses are provided to our general counsel and corporate secretary who compile a report for the corporate governance and nominating committee. This report is also presented for review by the full board of directors. In addition, our Corporate Governance Guidelines and the corporate governance and nominating committee charter provide that the corporate governance and nominating committee will annually review board committee assignments and consider the rotation of the chair and members of the committees with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors. The corporate governance and nominating committee recommendations are then provided to the board of directors for review and approval.

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In addition, we require that:

•at least one member of our audit committee be an “audit committee financial expert;”
•the audit, compensation and human resources, and corporate governance and nominating committees are comprised solely of independent directors;
•our directors automatically retire immediately prior to the first annual meeting of shareholders after they reach age 72; and
•a majority of board members be independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards.

Director Resignation Policy

We have a policy that provides that if any director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director nominee must tender his or her resignation to the board of directors promptly after the voting results are certified. The corporate governance and nominating committee, comprised entirely of independent directors and which will specifically exclude any director who is required to tender his or her own resignation, will consider the tendered resignation and make a recommendation to the board of directors, taking into account all factors deemed relevant. These factors include, without limitation, the underlying reasons why shareholders withheld votes from the director (if ascertainable) and whether the underlying reasons are curable, the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to our company, whether by accepting the resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of our company and our shareholders. Our board of directors will act upon the corporate governance and nominating committee’s recommendation within 90 days following certification of the shareholder vote and will consider the factors considered by the corporate governance and nominating committee and any additional information and factors as the board of directors believes to be relevant. We will publicly disclose the board of directors’ decision and rationale with regard to any resignation offered under the director resignation policy.

Process for Determining Director Nominees

In determining the composition of our board of directors, we seek a balanced mix of local experience, which we believe is specifically relevant for a utility, and national or public company experience, among other factors of experience and diversity. As a utility company with operations predominantly in Idaho and Oregon, we believe it is important for our company and our local directors to be involved in and otherwise support local community and charitable organizations.

Our corporate governance and nominating committee is responsible for selecting and recommending to the board of directors candidates for election as directors. Our Corporate Governance Guidelines contain procedures for the committee to identify and evaluate new director nominees, including candidates our shareholders recommend in compliance with our Corporate Governance Guidelines. The corporate governance and nominating committee begins the process of identifying and evaluating potential nominees for director positions by taking into consideration the results of the annual director questionnaires and self-evaluation process described above while keeping the full board of directors informed of the nominating process. The corporate governance and nominating committee reviews candidates recommended by shareholders and may hire a search firm to identify other candidates.

The corporate governance and nominating committee gathers additional information on the candidates to determine if they qualify to be members of our board of directors. The corporate governance and nominating committee examines whether the candidates are independent, whether their election would violate any federal or state laws, rules, or regulations that apply to us, and whether they meet all requirements under our Corporate Governance Guidelines, committee charters, bylaws, codes of business conduct and ethics, and any other applicable corporate document or policy. The corporate governance and nominating committee also considers whether the nominees will have potential conflicts of interest, and whether they will represent a single or special interest, before finalizing a list of candidates for the full board of directors to consider for nomination.

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Process for Shareholders to Recommend Candidates for Director

Our Corporate Governance Guidelines set forth the requirements that you must follow if you wish to recommend director candidates to our corporate governance and nominating committee. If you recommend a candidate for director, you must provide the following information:

•     the candidate’s name, age, business address, residence address, telephone number, principal occupation, the class and number of shares of our voting stock the candidate owns beneficially and of record, a statement as to how long the candidate has held such stock, a description of the candidate’s qualifications to be a director, whether the candidate would be an independent director, and any other information you deem relevant with respect to the recommendation; and
•     your name and address as they appear on our stock records, the class and number of shares of voting stock you own beneficially and of record, and a statement as to how long you have held the stock.

Recommendations must be sent to our corporate secretary at the address provided below. Our corporate secretary will review all written recommendations and send those conforming to the requirements described above to the corporate governance and nominating committee for review and consideration. The corporate governance and nominating committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors.

Shareholders who wish to nominate persons for election to the board of directors, rather than recommend candidates for consideration by the corporate governance and nominating committee and board of directors, must follow the procedures set forth in our bylaws, and must comply with the requirements of Rule 14a-19(b) under the Exchange Act. Copies of our bylaws may be obtained by writing to our corporate secretary at IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, or by calling our corporate secretary at (208) 388-2200. See also the section entitled 2023 Annual Meeting of Shareholders in Part 6 - “Other Matters” in this proxy statement.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors by:

•     calling (866) 384-4277 if they have a concern to bring to the attention of the board of directors, our chair of the board of directors, or our non-employee directors as a group; or
•    logging on to http://secure.ethicspoint.com/domain/media/en/gui/62899/index.html and following the instructions to file a report if the concern is of an ethical nature.

Our general counsel receives all such communications. These communications are distributed to the board of directors, or to the chair or specific directors as appropriate, depending on the facts and circumstances of the communication. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues, and accounting or audit matters. If a report concerns questionable accounting practices, internal accounting controls, or auditing matters, our general counsel will also forward your report to the chair of the audit committee. The acceptance and forwarding of communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Political Advocacy and Lobbying Activities

We routinely engage in federal, state, and local public policy discussions ranging from issues that specifically impact the generation, transmission, and distribution of electricity to more general topics related to regulation, taxation, business, and labor. Our political advocacy objectives focus on a variety of interests, including costs to customers and owners, safety, reliability of service and our responsibility to the environment, employees, stakeholders, and communities. To that end, we are also active in a number of state, regional, and national trade associations that may engage in political activity on these issues.

Our voluntary, non-partisan employee political action committee ("IDA-PAC") participates in the political process through contributions to candidate campaigns, other political action committees, and ballot measure campaigns in compliance with applicable laws. Those contributions are made in furtherance of the company’s interests and without regard to the personal political preferences of our directors, executives, or employees. In 2015, the board of directors voluntarily adopted a policy in response to the 2010 U.S. Supreme Court decision in Citizens United v. Federal Election
IDACORP, Inc. 2023 PROXY STATEMENT 13

Commission, that we will not provide direct corporate funding for independent advertisements that support or oppose political candidates for election to federal office.

Further, our senior vice president of public affairs who monitors and approves all such activities, is required to report lobbying expenditures; contributions to candidates, ballot measures and initiatives, trade and industry associations, and certain other organizations that may engage in activities involving legislative measures; and contributions to elections to the corporate governance and nominating committee for their review on a biennial, election-cycle basis. The corporate governance and nominating committee reviews our political contributions (including contributions to IDA-PAC) and our lobbying efforts and updates the full board of directors on such activities.

Corporate political contributions and lobbying activities are subject to regulation by the states in which we operate and the federal government, including requirements to provide disclosures of federal and state lobbying expenses, which are made publicly available by the various government authorities to which we report. For the 2021-2022 election cycle, we contributed approximately $106,500 to political action committees at all levels of government. Of that amount, $26,000 was contributed by IDA-PAC to federal candidates. We also contributed $127,000 to candidates for Idaho and Oregon state elections. Contributions to candidates were made to both primary political parties. We also spent approximately $991,410 on lobbying expenditures, including compensation for our employees engaged in lobbying efforts and membership dues for trade associations. We made no contributions to 527 groups, 501(c)(4)s organizations associated with public officials, or to ballot measures in the 2021-2022 election cycle.

Anti-Hedging and Anti-Pledging Policy

Our compensation policy and corporate governance guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our corporate governance guidelines provide that our directors, officers, and senior managers of our company are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations. The guidelines and policy do not generally apply to all employees.

Certain Relationships and Related Transactions

Our related person transactions policy defines a “related person transaction” as a transaction between a related person and our company in which the amount exceeds $120,000. The related person transactions policy defines a “related person” as any:

•     officer, director, or director nominee of IDACORP or any subsidiary;
•     person known to be a greater than 5 percent beneficial owner of IDACORP voting securities;
•     immediate family member of the foregoing persons, or person (other than a tenant or employee) sharing the household of the foregoing persons; or
•     firm, corporation, or other entity in which any person named above is a partner, principal, executive officer, or greater than 5 percent beneficial owner, or where such person otherwise has a direct or indirect material interest.

The following types of transactions are excluded from the related person transactions policy:

•     transactions available to all employees generally;
•     the purchase or sale of electric energy at rates fixed in conformity with law or governmental authority;
•    transactions involving compensation, employment agreements, or special supplemental benefits for directors or officers that are reviewed and approved by the compensation and human resources committee; and
•     transactions between or among companies within the IDACORP family.

The corporate governance and nominating committee administers the policy, which includes procedures to review related person transactions, approve or disapprove related person transactions, and ratify unapproved transactions. The policy, which is in writing, also specifically requires prior corporate governance and nominating committee approval of proposed charitable contributions or pledges of charitable contributions in excess of $120,000 in any calendar year to a charitable or not-for-profit organization identified as a related person, except those nondiscretionary contributions made pursuant to our matching contribution program. The board of directors may approve a proposed related person
IDACORP, Inc. 2023 PROXY STATEMENT 14

transaction after reviewing the information considered by the corporate governance and nominating committee and any additional information it deems necessary or desirable:

•     if it determines in good faith that the transaction is in, or is not inconsistent with, the best interests of our company and the shareholders; and
•     if the transaction is on terms comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party.

Jeff C. Kinneeveauk joined the board of directors in February 2022 and is a director of Arctic Slope Regional Corporation ("ASRC"). Petrochem Insulation, Inc. is a wholly-owned subsidiary of ASRC and Idaho Power has engaged Petroleum Insulation, Inc. for construction services for over 10 years. Idaho Power's relationship with Petrochem Insulation, Inc. began prior to Mr. Kinneeveauk's membership on the companies' board of directors. Idaho Power paid Petrochem Insulation, Inc. approximately $895,000 in 2022 for construction services and this work was performed under the supervision of Idaho Power’s procurement and construction project management departments. The compensation arrangements were comparable to other similar entities providing construction services to Idaho Power. Mr. Kinneeveauk does not participate in decisions with respect to whether we hire Petrochem Insulation, Inc. and the corporate governance committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Petrochem Insulation, Inc.

Jeffrey L. Malmen, our senior vice president of public affairs, is married to Erika Eaton Malmen, who is a partner at the law firm of Perkins Coie LLP, and Idaho Power has engaged Perkins Coie LLP for legal services for over 40 years. Mr. Malmen is one of Idaho Power’s “named executive officers” for 2022, and thus his compensation for 2022 is described in Part 4 - “Executive Compensation” in this proxy statement. Idaho Power’s relationship with Perkins Coie, LLP began prior to Mr. Malmen’s employment with the companies and Ms. Malmen’s partnership at the law firm. In 2022, Perkins Coie LLP was paid approximately $530,000 for legal services provided to IDACORP and Idaho Power. This work was performed under the supervision of Idaho Power’s general counsel and the compensation arrangements were comparable to other national law firms providing legal services to Idaho Power. Ms. Malmen was not among the lawyers at Perkins Coie LLP who provided legal services in 2022, and Mr. Malmen does not participate in decisions with respect to whether we hire Perkins Coie, LLP as outside counsel. In February 2023, the corporate governance committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Perkins Coie LLP.

Lisa A. Grow's (our president and CEO) son-in-law, Connor Saxe, is an Idaho Power employee who received a combined base salary and incentive compensation from Idaho Power in excess of $120,000 in 2022. Connor Saxe is not an officer of Idaho Power and his base salary and incentive compensation were consistent with amounts paid to Idaho Power employees in similar roles, and the compensation and human resources committee and full board of directors approved the design and metrics of the incentive programs in which he participated in 2022. In February 2023, the corporate governance and nomination committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Connor Saxe.

Bo Hanchey's (our vice president of customer operations and chief safety officer) sister, Daisi Pohanka, is an Idaho Power employee who received combined base salary and incentive compensation from Idaho Power in excess of $120,000 in 2022. Daisi Pohanka is not an officer of Idaho Power and her base salary and incentive compensation were consistent with amounts paid to Idaho Power employees in similar roles, and the compensation and human resources committee and full board of directors approved the design and metrics of the incentive programs in which she participated in 2022. In February 2023, the corporate governance and nomination committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Daisi Pohanka.

Patrick A. Harrington’s (our vice president, general counsel, and corporate secretary for part of 2022) brother, Jamie Harrington, is an Idaho Power employee who received a combined base salary and incentive compensation from Idaho Power in excess of $120,000 in 2022. Jamie Harrington is not an officer of Idaho Power and his base salary and incentive compensation were consistent with amounts paid to Idaho Power employees in similar roles, and the compensation and human resources committee and full board of directors approved the design and metrics of the incentive programs in which he participated in 2022. In February 2023, the corporate governance and nomination committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Jamie Harrington.

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Security Ownership of Directors, Executive Officers, and Five-Percent Shareholders

The table below sets forth the number of shares of our common stock beneficially owned on March 17, 2023, by our directors and nominees, by our named executive officers listed in the 2022 Summary Compensation Table included in Part 4 – “Executive Compensation” of this proxy statement, and by our directors and executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, including shares they own through the Idaho Power Company Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan, except as to the interests of spouses or as otherwise indicated.

		Amount and
		Nature of
		Beneficial	Percent
Name of Beneficial Owner	Title of Class	Ownership[1]	of Class
Non-Employee Directors
Odette C. Bolano	Common Stock	4,047	*
Thomas E. Carlile[2]	Common Stock	13,862	*
Richard J. Dahl	Common Stock	11,009	*
Annette G. Elg[3]	Common Stock	5,797	*
Ronald W. Jibson	Common Stock	8,293	*
Judith A. Johansen[4]	Common Stock	24,296	*
Dennis L. Johnson[5]	Common Stock	13,022	*
Nate R. Jorgensen	Common Stock	0	*
Jeff C. Kinneeveauk[6]	Common Stock	2,347	*
Susan D. Morris	Common Stock	0	*
Richard J. Navarro	Common Stock	12,448	*
Dr. Mark T. Peters	Common Stock	3,589	*
Named Executive Officers
Lisa A. Grow	Common Stock	35,743	*
Steven R. Keen	Common Stock	24,392	*
Adam J. Richins	Common Stock	8,915	*
Brian R. Buckham	Common Stock	14,275	*
Jeffrey L. Malmen	Common Stock	17,197	*
Ken W. Petersen	Common Stock	16,665	*
All directors and executive officers as a group (23 persons)[7]	Common Stock	235,939	0.4671%

*    Less than 1%.
1    Share numbers exclude fractional shares. There were no stock options for IDACORP common stock outstanding as of March 17, 2023.
2    Includes 4,746 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
3     Includes 2,347 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
4    Includes 24,296 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
5    Includes 10,741 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
6    Includes 2,347 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
7    Includes 20,042 shares owned by five persons not listed in the table who are executive officers of Idaho Power or IDACORP.

IDACORP, Inc. 2023 PROXY STATEMENT 16

The table below sets forth information with respect to each person known to us to be the beneficial owner of more than five percent of our outstanding common stock as of March 17, 2023. We have based percentage ownership of our outstanding common stock on 50,607,611 shares of our common stock outstanding as of March 17, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.	6,264,363[1]	12.4%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	6,211,344[2]	12.3%
55 East 52nd Street
New York, NY 10055
T. Rowe Price Investment Management, Inc.	3,031,531[3]	6.0%
100 E. Pratt Street
Baltimore, MD 21202

1Based on a Schedule 13G/A filed on February 9, 2023, by The Vanguard Group, Inc. The Vanguard Group, Inc. reported sole voting power as to 0 shares, shared voting power as to 46,633, sole dispositive power as to 6,172,287 shares, and shared dispositive power as to 92,076 shares. The Vanguard Group, Inc.'s address is 100 Vanguard Boulevard, Malvern, PA 19355.
2Based on a Schedule 13G/A filed on January 26, 2023, by BlackRock, Inc. BlackRock, Inc. reported sole voting power as to 6,108,774 shares, shared voting power as to 0 shares, sole dispositive power as to 6,211,344 shares, and shared dispositive power as to 0 shares as the parent holding company or control person of BlackRock Life Limited; BlackRock International Limited; Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors (beneficially owns 5% or greater of the outstanding shares reported); BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; and BlackRock (Singapore) Limited. BlackRock, Inc.'s address is 55 East 52nd Street, New York, NY 10055.
3Based on a Schedule 13G filed on February 14, 2023, by T. Rowe Price Investment Management, Inc. T. Rowe Price Investment Management, Inc. reported sole voting power as to 1,025,662 shares, shared voting power as to 0 shares, sole dispositive power as to 3,031,531 shares, and shared dispositive power as to 0 shares. T. Rowe Price Associates, Inc.'s address is 100 E. Pratt Street, Baltimore, MD 21202.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10 percent of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on our review of copies of the reports filed with the SEC and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers, and holders of more than 10 percent of our common stock were complied with for 2022; except for the following transactions: Ms. Grow and Mr. Richins each filed a Form 4 one day late on January 5, 2022, to report the vesting and settlement of time-based restricted stock units on January 1, 2022. The late filings were due primarily to technical difficulties the SEC was experiencing with its electronic filing system on the due date for the filings.
IDACORP, Inc. 2023 PROXY STATEMENT 17

PART 3 – BOARD OF DIRECTORS

PROPOSAL NO. 1: Election of Directors

Our first proposal pertains to the election of our directors. One current member of our board of directors, Thomas E. Carlile, is scheduled to retire immediately prior to the Annual Meeting based on the board's mandatory retirement age of 72 for all directors, and has therefore not been renominated for election by the board of directors. After the Annual Meeting, the board of directors will consist of 12 members. Upon the recommendation of our corporate governance and nominating committee, our board of directors has nominated the 12 individuals listed below to serve as directors. Each of Nate R. Jorgensen and Susan D. Morris have been nominated as new directors for election at this Annual Meeting. The other ten nominees served as members of our board of directors during 2022. The nominees consist of eleven independent directors, as defined by the rules of the New York Stock Exchange, and Lisa A. Grow, our current president and CEO.

Each director’s term runs from the date of his or her election until our next annual meeting of shareholders or until his or her successor (if any) is elected or appointed. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable or unwilling to do so, the individuals named as proxies may vote for a substitute nominee chosen by the present board of directors to fill the vacancy. Alternatively, the board of directors could decide to reduce the size of the board, or the proxies could be voted for the remaining nominees, leaving a vacancy on the board.

Under the resignation policy adopted by the board of directors and included in our Corporate Governance Guidelines, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender his or her resignation to the board of directors. The board of directors will then decide whether to accept the tendered resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). In accordance with our policy, we will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

There are no family relationships between any director, director nominee, or executive officer.

The composition of our board of directors is identical to the composition of Idaho Power’s board of directors.

IDACORP, Inc. 2023 PROXY STATEMENT 18

Nominees for Election

Odette C. Bolano

Board Member

Age: 63

Director Since: 2020

Committees:

Audit

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Ms. Bolano has served as President and CEO of the Saint Alphonsus Regional Medical Center (St. Alphonsus) since August 2018 and as President of St. Alphonsus since December 2015. Before joining St. Alphonsus, Ms. Bolano served as the Senior Vice President and Area Manager, Kaiser Permanente in East Bay in Oakland, California, from July 2014 to December 2015, where she oversaw two hospitals.

Qualifications & Expertise

Ms. Bolano brings her community ties and strong senior executive leadership experience and financial and operational expertise to our board of directors as well as expertise in the highly regulated healthcare sector. Her service as a board member for several local organizations, including the Idaho Hospital Association, Boise Metro Chamber of Commerce, Boise Valley Economic Partnership, Idaho Business for Education, Boise State University Foundation Board, and Boise State University College of Health Sciences Board of Ambassadors, enables her to provide valuable experience and connections to our community and to our board of directors and audit committee.

Richard J. Dahl

Board Member

Age: 71

Director Since: 2008

Committees:

Corporate Governance & Nominating
Executive

Current Public Company Directorships:

Dine Brands Global, Inc.
Hawaiian Electric Industries, Inc.
Idaho Power Company

Former Public Company Directorships:

Hawaiian Electric Company

Professional Experience

Mr. Dahl served as the Chair of the Board of James Campbell Company, LLC, a privately held national real estate investment and development company, from 2010 to 2018 and served as a director until May 2019. He also served as the President and CEO from 2010 to 2016. From March 2017 to September 2017, Mr. Dahl was interim CEO of Dine Brands Global, Inc. ("Dine"), which franchises and operates restaurants under the Applebee's Grill & Bar and IHOP brands. He has served as a director of Dine since 2004, and currently serves as Chair of the Board. He was also formerly the Chair of the Board of International Rectifier Corp., a power management semi-conductor company, from 2008 through its sale in 2015. Mr. Dahl also previously served in a number of executive officer roles and as a director at Dole Food Company, Inc. and Bank of Hawaii Corp.

Qualifications & Expertise

Mr. Dahl's financial, operational, and executive experience make him an outstanding asset to our board of directors. Mr. Dahl acquired his extensive financial background through his former positions at major public and private corporations, as well as with the Ernst & Young accounting firm. His service on other public company boards, including as former Chair of the Board of International Rectifier Corp. and as Chair and an audit committee member of Dine's board, as well as an audit committee member of Hawaiian Electric Industries, Inc., enables him to provide valuable experience to our board of directors. Mr. Dahl has significant connections to the state of Idaho and served as a member of the board of the University of Idaho Foundation, Inc until October 2019.

IDACORP, Inc. 2023 PROXY STATEMENT 19

Annette G. Elg

Board Member

Professional Experience

Ms. Elg served as the Senior Vice President and CFO for the J.R. Simplot Company (Simplot), a privately-held food and agribusiness company, from 2002 to 2016. During her 27-year career with Simplot, Ms. Elg held various positions, including Vice President and Corporate Controller and Vice President and Controller for the food group.

Age: 66

Director Since: 2017

Committees:

Audit

Compensation & Human Resources

Qualifications & Expertise

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

Cascade Bancorp

A considerable number of Idaho Power's large customers are in the agricultural and food processing industries, and Ms. Elg brings extensive financial and operational experience in the agribusiness industry to our board of directors. Ms. Elg acquired her extensive financial experience through several officer positions at Simplot, and by serving as a director for Cascade Bancorp. Prior to joining Simplot, Ms. Elg spent 10 years with the accounting firm Arthur Andersen, LLP, where she served clients in a variety of industries. An Idaho native, she contributes to our board of directors and knowledge of agriculture as it lends itself to commercial principles, customer satisfaction, and advanced technology.

Lisa A. Grow

Board Member

Age: 57

Director Since: 2020

Committees:

Executive

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Ms. Grow has been the President and CEO of IDACORP and Idaho Power since June 2020 and was President of Idaho Power from October 2019 to June 2020. She was previously the Senior Vice President and COO of Idaho Power from April 2016 to October 2019; Senior Vice President of operations from January 2016 to March 2016; and Senior Vice President of Power Supply from October 2009 to December 2015. Ms. Grow has also been employed in several other officer and management roles with Idaho Power since 1998 and joined the company in 1987.

Qualifications & Expertise

As Idaho Power's President and CEO, Ms. Grow provides the board of directors with real-time information and insight as it relates Idaho Power and the electric utility industry. Through her long tenure at Idaho Power, she has developed strong industry knowledge, an understanding of the company's operations, and the regulatory environment. Ms. Grow also serves as a member of the board of directors of St. Luke's Health System, a not-for-profit organization, and on the Federal Reserve Board Bank of San Francisco, Salt Lake City Branch.

IDACORP, Inc. 2023 PROXY STATEMENT 20

Ronald W. Jibson

Board Member

Age: 70

Director Since: 2013

Committees:

Compensation & Human Resources

Current Public Company Directorships:

Idaho Power Company
Dominion Energy, Inc.

Former Public Company Directorships:

Questar Corporation
National Fuel Gas Co.

Professional Experience

Mr. Jibson was formerly the President and CEO of Questar Corporation, a natural gas-focused energy company, from 2010 to 2016, and Chair of the Board from 2012 to 2016. He also served as Chair of the Board of Questar Pipeline Company from 2012 to 2016; President and CEO of Wexpro Company from 2010 to 2016; and President and CEO of Questar Gas Company from 2008 to 2016.

Qualifications & Expertise

Mr. Jibson has extensive experience in the regulated utility and natural gas industries and was formerly the Chair of the Board of the American Gas Association and the Western Energy Institute.
Through his industry and executive experience, Mr. Jibson provides our board of directors with valuable industry insight and strong working knowledge of rate regulation, as well as strong leadership skills and an understanding of finance and accounting. Mr. Jibson also has prior experience with hydrology and water rights issues, which is valuable given Idaho Power's hydroelectric generation assets in the Snake River Basin.

Judith A. Johansen

Board Member

Age: 64

Director Since: 2007

Committees:

Corporate Governance & Nominating
Compensation & Human Resources
Executive

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

Pacific Continental Corporation
Cascade Bancorp
Schnitzer Steel Industries, Inc.

Professional Experience

Ms. Johansen was the President of Marylhurst University, Oregon, a private Catholic university, from 2008 to 2013. She was also the President and CEO from 2001 to 2006, and Executive Vice President from 2000 to 2001, of PacifiCorp, and has held executive officer positions at the Bonneville Power Administration and Avista Energy. Prior to that, she was a partner in the law firm Gordon Thomas Honeywell.

Qualifications & Expertise

Ms. Johansen brings a wealth of electric utility industry knowledge and experience to our board of directors. Based on her prior service as President and CEO of PacifiCorp, as CEO and Administrator of the Bonneville Power Administration, and as Vice President of Avista Energy, Ms. Johansen provides valuable industry insight and guidance regarding our regulated utility business as well as financial reporting and risk management as it relates to utilities companies. She also brings to our board of directors her experience from service on the boards of two other unaffiliated public companies and several diverse unaffiliated private companies, including Hood River Distillers, Inc.; Roseburg Forest Products; Kaiser Permanente; Hydrostor; and Gridstor.

IDACORP, Inc. 2023 PROXY STATEMENT 21

Dennis L. Johnson

Board Member

Age: 68

Director Since: 2013

Committees:

Executive

Corporate Governance & Nominating

Current Public Company Directorships:

First Interstate Bankcorp

Idaho Power Company

Former Public Company Directorships:

Cascade Bancorp

Professional Experience

Mr. Johnson was the President and CEO of United Heritage Mutual Holding Company from 2001 to 2020. He was a director of United Heritage Mutual Holding Company from 2001, and of United Heritage Financial Group and United Heritage Life Insurance Company from 1999 through December 2020. Mr. Johnson also held a number of other executive officer positions, including General Counsel, with United Heritage Life Insurance Company from 1983 to 2020.

Qualifications & Expertise

Mr. Johnson brings financial, risk management, and legal experience to our board of directors. Mr. Johnson acquired his extensive experience through his former positions at the insurance holding company at which he was the President and CEO, and from his former position as the life insurance company's General Counsel. He also brings to the board of directors his knowledge of economics and finance and experience with employee benefits and auditing matters. Mr. Johnson's long-standing ties to Idaho also provide an important connection to Idaho Power's service area and allow him to offer insight into local, state, and regional issues where Idaho Power conducts business.

Nate Jorgensen

Board Member

Age: 55

Director Since: NA

Committees:

NA

Current Public Company Directorships:

Boise Cascade

Former Public Company Directorships:

None

Professional Experience

Mr. Jorgensen was promoted to CEO of Boise Cascade in 2020. Prior to being named CEO, he was promoted to senior vice president in 2017 to lead the EWP sales and marketing organization and was named chief operating officer (COO) in January 2019, responsible for overseeing the Wood Products and Building Materials Distribution divisions. Nate joined Boise Cascade in 2015. He earned a bachelor's degree in civil and environmental engineering degree from the University of Wisconsin and also attended the Tuck School of Business Executive Education Program at Dartmouth University. Mr. Jorgensen recently joined the board of directors for the American Wood Council.

Qualifications & Expertise

Mr. Jorgensen brings significant corporate leadership and operational experience to our board of directors. Based on his service as COO and CEO of a major public company headquartered in Idaho, Mr. Jorgensen offers extensive business and operational insight relevant to Idaho Power's service territory. He also serves as a board member on the American Wood Council, a non-profit organization advocating sustainability

IDACORP, Inc. 2023 PROXY STATEMENT 22

Jeff C. Kinneeveauk

Board Member

Age: 49

Director Since: 2022

Committees:
Audit

Professional Experience

Mr. Kinneeveauk has served on the board of directors of Arctic Slope Regional Corporation (ASRC) since 2016. Prior to being elected to serve on the board of directors of ASRC, Mr. Kinneeveauk served as President and CEO of one of ASRC's largest business units, ASRC Energy Services, from 2010 to 2016. He worked for ASRC for over twenty years where he held various executive management positions for more than ten years.

Current Public Company Directorships:
Arctic Slope Regional Corporation

Former Public Company Directorships:
None

Qualifications & Expertise

Mr. Kinneeveauk's executive, financial, and operational experience make him an outstanding asset to our board of directors. His executive leadership experience, combined with his expertise in the energy utility industry, accounting, and construction allow him to contribute significantly to Idaho Power's finance, audit, risk management, and operational matters. Mr. Kinneeveauk also has significant connections to the state of Idaho and served as a member of the board of trustees of the Northwest Nazarene University and its Athletic Advisory Council. He earned a bachelor's degree in physics with an emphasis in engineering from Northwest Nazarene College.

Susan D. Morris

Board Member

Age: 51

Director Since: NA

Committees:

NA

Current Public Company Directorships:

None

Former Public Company Directorships:

None

Professional Experience

Ms. Morris has served as Executive Vice President and Chief Operations Officer of Albertsons Companies, Inc. since January 2018. In this role, she leads the company's retail operations, a $70 billion company employing over 290,000 employees.

Susan has more than 38 years' experience in the retail grocery industry and has held a variety of leadership roles across the company. Her experience includes serving as Executive Vice President of Regional Operations; Division President in two markets; and various other roles across merchandising and operations. Susan began her retail career in high school as a customer service clerk at Albertsons in Denver, Colorado.

Qualifications & Expertise

Ms. Morris brings her community ties and extensive operational and senior executive leadership experience to our board of directors. Her background with a public corporation in the retail grocery industry enables her to bring valuable operational and consumer insight to our board of directors. Ms. Morris will also provide our board of directors with strong management and customer relations experience and offer insight into local, state, and regional issues where Idaho Power conducts business.

IDACORP, Inc. 2023 PROXY STATEMENT 23

Richard J. Navarro

Board Member

Age: 70

Director Since: 2015

Committees:

Audit

Executive

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

Home Federal Bancorp, Inc.

Professional Experience

Mr. Navarro was the Chief Administrative Officer of Albertson's, LLC, and AB Management Services Corp., a food and drug retailer, from 2014 to 2015; and the CFO of Albertson's LLC from 2006 to 2014. Mr. Navarro was also a director of Home Federal Bancorp, Inc. from 2005 to 2014.

Qualifications & Expertise

Mr. Navarro joined our board of directors in 2015 with a strong business and financial background and significant business experience within our service area. His experience from serving as the former CFO of Albertson's, as well as his prior service on the board of a financial institution, gives him extensive background and insight into financial matters, allowing him to contribute significantly to finance, accounting, risk management, and capital markets matters.

Dr. Mark T. Peters

Board Member

Age: 58

Director Since: 2021

Committees:

Audit

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Dr. Peters has been the Executive Vice President for Laboratory Operations of Battelle Memorial Institute since January 2021. From 2015 through December 2020, Dr. Peters served as director of the U.S. Department of Energy's Idaho National Laboratory (INL) and President of Battelle Energy Alliance, LLC (Battelle). Dr. Peters currently serves as Chair of the Board of INL and Batelle. Prior to INL and Battelle, he held multiple leadership positions with the Argonne National Laboratory from 2004 through 2015.

Qualifications & Expertise

Dr. Peters joined our board of directors in 2021 and brings an exceptional science and technology background and extensive financial, and energy and security expertise, including in the areas of both physical and cyber security. Idaho Power's business is increasingly driven by technology, and Dr. Peters provides our board of directors a lens into that technology and the future of our industry, including in new areas such as grid security technology and generation systems like small modular nuclear reactors.

Board of Directors' Recommendation

The board of directors unanimously recommends a vote "FOR" the election of each nominee.
IDACORP, Inc. 2023 PROXY STATEMENT 24

Committees of the Board of Directors

Overview and Composition

Our standing committees of the board of directors are the audit committee, the compensation and human resources committee, the corporate governance and nominating committee, and the executive committee. The committee memberships as of the date of this proxy statement are set forth below. We also describe our board committees and their principal responsibilities following the table.

				Committee Memberships
Director	Director Since	Age	Independent[1]	Audit	Compensation & Human Resources	Corp. Gov. and Nomin.	Executive
Odette C. Bolano	2020	63	✓	✓
Thomas E. Carlile[2]	2014	71	✓			✓
Richard J. DahlBC	2008	71	✓			✓	✓
Annette G. Elg	2017	66	✓	✓	✓
Lisa A. Grow	2020	57					©
Ronald W. Jibson	2013	70	✓		✓
Judith A. Johansen	2007	64	✓		©	✓	✓
Dennis L. Johnson	2013	68	✓			©	✓
Jeff C. Kinneeveauk	2022	49	✓	✓
Richard J. Navarro	2015	70	✓	©			✓
Dr. Mark T. Peters	2021	58	✓	✓
(BC) — Board Chair
© — Committee Chair
1 Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines
2 Mr. Carlile will conclude his service on the corporate governance and nominating committee effective May 1, 2023.

Audit Committee

The audit committee is a separately designated standing committee. The audit committee has numerous responsibilities, including:

•     assists the board of directors in the oversight of the integrity of our financial statements; compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm and our internal audit department; and our major financial, regulatory, and physical and cyber security risk exposures, including oversight of management’s information security activities, which include briefing the audit committee and the board on information security matters several times a year, conducting an annual robust information security training program, and arranging for external audits or certifications by top information security standards with partial scope;
•discusses with our independent registered public accounting firm and our internal auditors the audit of, and opinion on, the company’s financial statements and our internal control over financial reporting, including the overall scope and plans for audits, critical audit matters, and any other matters deemed appropriate;
•is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, helping to ensure that the selection of the firm and its lead audit partner is in the best interests of the company and our shareholders;
•     prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders; and,
•     other responsibilities of the audit committee specified in its charter, available at http://www.idacorpinc.com/governance/governance-documents.

As of the date of this proxy statement, the members of the audit committee are Ms. Bolano, Ms. Elg, Mr. Kinneeveauk, Mr. Navarro, and Dr. Peters. All members of the audit committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards, including the SEC’s audit committee member independence standards. The board of directors has determined that all of the members of the audit committee are
IDACORP, Inc. 2023 PROXY STATEMENT 25

“audit committee financial experts” as defined by the rules of the SEC. During 2022, the audit committee met eight times.

Compensation and Human Resources Committee

The compensation and human resources committee has direct responsibility to:

•review and approve corporate goals and objectives relevant to our CEO’s compensation;
•evaluate our CEO’s performance in light of those goals and objectives;
•either as a committee or together with the other independent directors, as directed by the board of directors, determine and approve our CEO’s compensation based on this evaluation;
•make recommendations to the board of directors with respect to executive officer compensation, incentive compensation plans, and equity-based plans that are subject to board of director approval;
•review and discuss with management the compensation discussion and analysis, and based on such review and discussion determine whether to recommend to the board of directors that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders;
•oversee our compensation and employee benefit plans and practices;
•oversee our practices that pertain to human capital management;
•assist the board of directors in the oversight of risks arising from our compensation and human resources policies and practices; and,
•other responsibilities of the compensation and human resources committee specified in its charter, available at http://www.idacorpinc.com/governance/governance-documents.

The compensation and human resources committee and the board of directors have sole responsibility to determine executive officer compensation, which responsibility may not be delegated. The compensation and human resources committee has sole authority to retain and terminate any consulting firm to assist the compensation and human resources committee in carrying out its responsibilities, including sole authority to approve the consulting firm’s fees and other retention terms. In 2022, the compensation and human resources committee retained Pay Governance for advice regarding executive officer compensation, primarily to provide the compensation and human resources committee with general compensation market information and trends, to review the structure of our compensation programs, and to provide insight and analysis to the compensation and human resources committee at committee meetings. Management and the compensation and human resources committee also reviewed data provided by Pay Governance in evaluating our compensation and benefit plans.

In retaining compensation consultants, the compensation and human resources committee’s charter provides that the committee is required to consider factors bearing on the independence from management of the compensation consultant and whether the work performed by the compensation consultant will raise any conflicts of interest. Although management may request services, the compensation and human resources committee must pre-approve the engagement of the consulting firm for any services to be provided to management. These services may not interfere with the consulting firm’s advice to the compensation and human resources committee. The chair may pre-approve services between regularly scheduled meetings of the compensation and human resources committee. Pre-approval of services by the chair must be reported to the compensation and human resources committee at its next meeting.

In addition, the compensation and human resources committee has responsibility for reviewing and making recommendations with respect to director compensation to the board of directors. For information on director compensation, refer to the section entitled “Director Compensation” in this proxy statement.

Each member of the compensation and human resources committee is independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards. During 2022, the compensation and human resources committee met four times.

Compensation and Human Resources Committee Interlocks and Insider Participation

No person who served as a member of the compensation and human resources committee during 2022 (a) has served as one of our officers or employees or (b) has any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. None of our executive officers serve as a member of the board of directors or compensation and human resources committee of any other company that has an executive officer serving as a member of our board of directors or our compensation and human resources committee.

IDACORP, Inc. 2023 PROXY STATEMENT 26

Corporate Governance and Nominating Committee

The corporate governance and nominating committee’s responsibilities include:

•    identifying individuals qualified to become directors, consistent with criteria approved by the board of directors;
•     selecting, or recommending that the board of directors select, the candidates for all directorships to be filled by the board of directors or by the shareholders;
•     developing and recommending to the board of directors our Corporate Governance Guidelines;
•     overseeing the evaluation of the board of directors and management; and
•     overseeing the company's practices as they pertain to ESG risk oversight;
•taking a leadership role in shaping our corporate governance; and,
•other responsibilities of the corporate governance and nominating committee specified in its charter, available at http://www.idacorpinc.com/governance/governance-documents.

Each member of the corporate governance and nominating committee is independent under our Corporate Governance Guidelines and the applicable New York Stock Exchange listing standards. During 2022, the corporate governance and nominating committee met four times.

Executive Committee

The executive committee acts on behalf of the board of directors when the board of directors is not in session, except on those matters that require action of the full board of directors. The executive committee also assists the board of directors in overseeing risk management and providing approval of financing transactions. The executive committee is composed of our CEO and the chair of each of our other standing committees. During 2022, the executive committee met two times.

Director Compensation

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of our directors with the interests of our shareholders. The compensation and human resources committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant (Pay Governance). The compensation and human resources committee then makes recommendations to the board of directors on compensation for our non-employee directors, including their board and committee retainers and annual equity awards. For 2022, the directors' base retainer compensation increased from $80,000 to $85,000 for 2022, the base retainer compensation for the compensation and human resources committee members increased from $7,000 to $8,500, the base retainer compensation for the corporate governance and nominating committee members increased from $6,000 to $7,500, the additional chair annual retainer compensation for the audit committee chair increased from $14,000 to $15,000, the additional chair annual retainer compensation for the compensation and human resources committee chair increased from $12,000 to $12,500, and the annual stock awards increased from $110,000 to $120,000.

The table that follows describes the compensation earned during 2022 by each individual who served as a director during 2022.
IDACORP, Inc. 2023 PROXY STATEMENT 27

Name (a)	Fees Earned or Paid in Cash ($) (b)[1]		Stock Awards ($) (c)[2]	Option Awards ($) (d)[3]	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)[4]	Total ($) (h)
Darrel T. Anderson[5]	35,417		50,000	—	—	—	—	85,417
Odette C. Bolano	97,000		119,958	—	—	—	—	216,958
Thomas Carlile	92,500		119,958	—	—	—	—	212,458
Richard J. Dahl	195,500		119,958	—	—	—	—	315,458
Lisa A. Grow[6]	—		—	—	—	—	—	—
Annette G. Elg	105,500		119,958	—	—	—	—	225,458
Ronald Jibson	93,500		119,958	—	—	—	—	213,458
Judith A. Johansen	116,500	[7]	119,958	—	—	—	—	236,458
Dennis L. Johnson	110,500		119,958	—	—	—	—	230,458
Jeff Kinneeveauk	85,917		119,958	—	—	—	—	205,875
Richard J. Navarro	115,000		119,958	—	—	—	1,000	235,958
Mark T. Peters	97,000		119,958	—	—	—	—	216,958

1    Directors are paid cash fees on a monthly basis during their service on the board of directors.
2    This column reflects the grant date fair value of IDACORP common stock awarded to our non-employee directors measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (“FASB ASC Topic 718”). The grant date fair value is based on the closing price of IDACORP common stock on the business day before the grant date. The grant date fair value for the awards included in this column for all non-employee directors is based on the closing price of IDACORP common stock on February 28, 2022, which was $103.95.
3    No options were awarded to directors in 2022. As of December 31, 2022, no member of the board of directors owned any stock options.
4    Represents a charitable match contribution for Mr. Navarro.
5 Mr. Anderson served on the board of directors until May 19, 2022. The amount received by Mr. Anderson in 2022 was prorated based on 5 months of service during 2022.
6 Employee directors do not receive fees or awards for service as a member of our board of directors. Ms. Grow's compensation as an executive officer is discussed in Part 4 – “Executive Compensation” in this proxy statement.
7    Excludes $9,000 earned in 2021 but paid to Ms. Johansen in January 2022 due to an administrative error. The amount received during 2022 by Ms. Johansen was $125,500.

The table that follows lists the forms and amounts of compensation payable to our non-employee directors for 2022. All directors of IDACORP also serve as directors of Idaho Power. The fees and other compensation shown in the table and discussed below are for service on both boards as well as for service on any subsidiary board. Employee directors receive no compensation for service on the boards.

Annual Director Compensation Amounts for 2022
Base Retainer	$85,000
Base Committee Annual Retainers:
Audit committee	$12,000
Compensation and human resources committee	$8,500
Corp. gov. and nom. committee	$7,500
Executive committee	$3,000
Additional Chair Annual Retainers:
Chair of the board	$100,000
Chair of audit committee	$15,000
Chair of compensation and human resources committee	$12,500
Chair of corp. gov. and nom. committee	$10,000
Annual Stock Awards	$120,000

IDACORP, Inc. 2023 PROXY STATEMENT 28

Deferral Arrangements

Directors may defer all or a portion of their annual IDACORP and Idaho Power cash retainers and receive payment of all amounts deferred with interest in a lump sum or in a series of up to ten equal annual payments after they separate from service with IDACORP and Idaho Power. All cash fees that were deferred for service as a member of the board of directors in 2022 were credited with interest at the Moody’s Rate. Interest is calculated on a pro-rated basis each month using a 360-day year and the average Moody’s Rate for the preceding month.

Directors may also defer their annual stock awards, which are then held as deferred stock units with dividend equivalents reinvested in additional deferred stock units. Upon separation from service with IDACORP and Idaho Power, directors will receive either a lump-sum distribution or a series of up to ten equal annual installments. Upon a change in control, the directors’ deferral accounts will be distributed to each participating director in a lump sum. The distributions will be in shares of our common stock, with each deferred stock unit equal to one share of our common stock and any fractional shares paid in cash.

Stock Ownership Guidelines for Directors

Our stock ownership guidelines for non-employee directors require that each non-employee director own IDACORP common stock equal in value to five times his or her current base annual retainer fee (e.g. $85,000 x 5 = $425,000). A director is allowed five years from the date of the director’s initial appointment or election to meet these requirements. As of December 30, 2022, all of our directors were in compliance with the guidelines. Once a director reaches the stock ownership target under the guidelines, based on the then-current stock price, the director will remain in compliance with the guidelines, despite future changes in stock price, as long as the director continues to own the minimum number of shares that brought the director into compliance with the stock ownership target. If the base annual retainer fee for directors increases, directors who have already met their stock ownership targets will need to meet the stock ownership guidelines only for the amount of increase in the base annual retainer fee.

Anti-Hedging and Anti-Pledging Policy for Directors

The same prohibitions on hedging ownership of our common stock and the pledging of our securities as collateral that apply to our executive officers, which are described in Part 4 – “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Practices” of this proxy statement, apply equally to members of our board of directors.

IDACORP, Inc. 2023 PROXY STATEMENT 29

PART 4 - EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") contains statements regarding future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution readers not to apply these statements to other contexts.

Executive Summary

This part of the proxy statement focuses on our 2022 performance, our strategy, our shareholder engagement process, and the compensation we provide to our named executive officers, or “NEOs,” including our 2022 executive compensation programs and decisions. For 2022, our NEOs were as follows (with their current titles as of the date of this proxy statement):

✓	Lisa A. Grow	President and CEO of IDACORP and Idaho Power
✓	Brian R. Buckham	Senior vice president and chief financial officer of IDACORP and Idaho Power (as of March 1, 2022)
✓	Steven R. Keen*	Former senior vice president and chief financial officer of IDACORP and Idaho Power (as of March 1, 2022) and former senior vice president of IDACORP and Idaho Power (as of October 1, 2022)
✓	Adam J. Richins	Senior vice president and chief operating officer of Idaho Power
✓	Jeffrey L. Malmen	Senior vice president of public affairs of IDACORP and Idaho Power
✓	Ken W. Petersen	Vice president, chief accounting officer, and treasurer of IDACORP and Idaho Power
* Mr. Keen retired as an officer of IDACORP and Idaho Power, effective as of October 1, 2022.

IDACORP and Idaho Power had another successful year in 2022. We achieved our 15th consecutive year of earnings per share growth, increased our quarterly dividend, and continued to provide reliable, affordable electric service to our customers despite challenging operating conditions and continued customer growth and demand.

*Dividends as of February 2023

Base Salaries. As a result of these strong financial and operational results and in an effort to bring base salaries closer to the median of our peers, our NEOs in 2022 received increases in base salaries ranging between 4 percent and 10.2 percent compared against their salaries as of year-end 2021.

Incentive Compensation. For 2022, the award opportunities as a percentage of base salary under our short-term incentive plan remained unchanged for our NEOs. The 2022 performance results for all three annual performance goals under our short-term incentive plan resulted in a payout of approximately 174.69 percent of target, reflective primarily of record earnings per share and strong service reliability performance. The 2022 target long-term incentive award opportunities as a percentage of base salary increased from 220 percent to 250 percent for Ms. Grow and from 60 percent to 65 percent for Mr. Petersen, as compared to their target levels for 2021. The performance-based restricted stock units granted in February 2020 under the long-term incentive plan for the 2020-2022 performance period were earned at an overall 154.3 percent of target, based on strong cumulative earnings per share from three years of record earnings along with our relative total shareholder return ("TSR") slightly above target at the 58th percentile.

IDACORP, Inc. 2023 PROXY STATEMENT 30

For 2022, based on our conversations with our owners and discussions with our compensation committee and its compensation consultant, the plan design for our short-term incentive and long-term incentive programs was generally unchanged.

Compensation Policy Highlights

We aim to attract and retain the highest caliber of executive management who can operate in the specialized electric utility field and balance the interests of our owners, customers, regulators, and other stakeholders. Each year, the compensation and human resources committee carefully evaluates the incentive plan structure, metrics, and performance goals for our short-term and long-term incentive plans.

For our two short-term incentive operational goals of customer satisfaction and service reliability, we have either maintained or increased the target performance levels each year since the operational goals were first adopted in 2006. For 2022, the compensation and human resources committee increased the customer satisfaction goals at all levels of achievement and maintained all of the service reliability goals at 2021 levels. Our short-term incentive financial goal based on adjusted consolidated net income attributable to IDACORP is calculated as consolidated net income minus additional accumulated deferred investment tax credits recorded for the year, if we used any, as more fully described below under "Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations." We typically set our target adjusted consolidated net income goal higher than the company's budget forecast to provide a "stretch goal" for management. This aligns with our overall objective of setting new goals each year that will be realistic enough to be achievable yet difficult enough to incentivize a commitment to outstanding performance by management. For 2022, the compensation and human resources committee set the target for this goal above our actual 2021 adjusted consolidated net income. In 2021, the compensation committee reviewed potential benefits and detriments to earnings in 2022 in establishing that target, as well as the threshold and maximum performance levels, and that analysis included the potential impact of regulatory proceedings at the Idaho Public Utilities Commission pertaining to accelerated depreciation of the Jim Bridger power plant.

Our long-term incentive goals are based on cumulative earnings per share ("CEPS") and TSR, with TSR being a relative goal based on our percentile ranking within our TSR comparison group, the EEI Utilities Index. We have consistently set our long-term incentive goals at or above prior year goals, which has been effective in producing significant performance increases over time. For the awards granted in 2022, the compensation and human resources committee notably increased the CEPS goals at all levels of achievement and maintained all of the relative TSR goals at 2021 levels (55th percentile of the peer group).

At-Risk Compensation

We seek to incentivize strong performance by making a majority of our NEO’s pay “at-risk,” meaning we tie a majority of our NEOs’ compensation to our financial and operational performance. In 2022, between 50 percent and 76 percent of each NEO's total target direct compensation was at-risk. In order for this at-risk compensation to be earned, our company must achieve strong performance results over one- and three-year performance periods. We believe that this structure provides the appropriate balance between at-risk compensation tied to executive and corporate performance and base salary to promote executive retention. We also apply a policy that the more senior the executive officer's position, the greater the emphasis on long-term results and, therefore, on equity-based compensation. Accordingly, our CEO's compensation is typically weighted more heavily toward long-term incentive compensation in the form of equity. In “Elements and Design Considerations for 2022” below, we have included tables to help illustrate the degree to which our NEOs’ compensation is performance-based and thus at-risk.

2022 Performance Highlights

In 2022, we achieved solid financial performance, made progress on our long-term projects, and continued to implement our strategic plans. The following are some of our specific accomplishments and highlights for the year:

•IDACORP achieved net income growth for a fifteenth consecutive year;
•IDACORP increased its quarterly common stock dividend to $0.79 per share from $0.75 per share, as a part of a 163 percent increase in quarterly dividends approved over the last 11 years;
•Idaho Power reliably served its growing customer base, with customer growth of 2.4 percent in 2022;
•In 2022, Idaho Power sold 15,822 MWh of power to retail customers, the highest in its history;
IDACORP, Inc. 2023 PROXY STATEMENT 31

•Idaho Power set a new winter system peak demand of 2,574 megawatts (MW) on December 19, 2022, and again on December 22, 2022, with 2,604 MW of demand, exceeding the previous winter high of 2,527 MW set on January 6, 2017;
•Amid unprecedented retail customer usage and demand in 2022, Idaho Power’s reliability metrics were among the best in company history, and Idaho Power provided uninterrupted service to its retail customers 99.97 percent of the time;
•In 2022, Idaho Power ranked 6th highest in customer satisfaction among 92 investor-owned utilities, as rated by an independent third party customer satisfaction study;
•As part of its “Clean Today. Cleaner Tomorrow.®” goal and in alignment with its 2021 IRP, Idaho Power obtained regulatory approval to accelerate depreciation for its co-owned Jim Bridger plant, reflecting Idaho Power’s plan to cease its participation in all coal-fired generation by 2028; and,
•To reliably serve growing customer demand, Idaho Power has undertaken a substantial capital program for new capacity and energy resources, and in 2022 began constructing multiple sizeable utility-scale battery storage facilities while conducting RFPs for additional resources.

Our Business and Strategic Objectives

We strive to deliver competitive returns and long-term shareowner value through capital appreciation and cash dividends. We focus on targeted capital allocation, growing revenue, a constructive regulatory strategy, and prudent cost management. We embrace innovation to achieve excellent results and we communicate our plans with integrity and transparency to instill investor confidence. We believe this focus leads to financial strength and quality credit ratings, helping us to reliably and successfully serve our customers and communities, fairly reward employees, meet the expectations of our regulators, and deliver competitive returns to our owners. Our board of directors regularly reviews our long-term strategy, which as of the date of this proxy statement, is focused on the following areas and priorities:

IDACORP, Inc. 2023 PROXY STATEMENT 32

Shareholder Engagement and Say-on-Pay Results
We are committed to engaging with our shareholders and soliciting their perspectives on key performance, compensation, and governance issues. The compensation and human resources committee and management are focused on ensuring the appropriate alignment between our programs and our shareholders' preferences. We regularly engage in shareholder outreach. In 2022, management and the chair of our compensation and human resources committee met with shareholders holding over 44 percent of IDACORP's outstanding shares. The shareholders we engaged with in 2022 remained supportive of our strategy and financial performance and our executive compensation program. Shareholder support is further evidenced by our 2022 say-on-pay advisory vote, which received a 94.2 percent positive vote from our shareholders.
Our Pay Practices
We have a number of compensation policies and practices intended to align the interests of management with those of our shareholders. The table that follows lists certain practices we use, and certain practices we have chosen to avoid.

	Practices We Use		Practices We Avoid
✓	We tie our executives’ compensation to corporate performance, and over 50 percent of each of our NEOs’ 2022 target compensation was at-risk	✗	We do not provide employment agreements to our executives
✓	Our compensation and human resources committee reviews and adjusts performance metrics annually	✗	We do not permit the hedging or pledging of our securities by executives
✓	The compensation and human resources committee consists solely of independent directors and retains an independent compensation consultant	✗	We restrict the purchase and sale of securities under an insider trading policy
✓	We require our officers to own specified minimum amounts of our stock	✗	We discourage excessive or inappropriate risk-taking through our compensation program design
✓	We impose officer stock retention obligations	✗	We provide only limited perquisites
✓	We have a clawback policy that provides for the recovery of incentive compensation under certain circumstances	✗	We do not pay cash dividends on performance-based compensation awards unless and until they are vested
✓	We impose caps on the amount of incentive compensation that may be paid	✗	We do not award stock options
✓	We assess compensation and target incentive that is at-risk on an annual basis
✓	We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive
✓	We have a low burn rate on equity for incentive awards
How We Make Compensation Decisions

Our Compensation Philosophy and Policy

Compensation decisions for our executive officers, including our NEOs, are made in the context of our overall compensation philosophy. Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to ensure that we can attract and retain high-quality executive officers, and to motivate our executive officers to achieve performance goals that will benefit our shareholders and customers and contribute to the long-term success and stability of our business without excessive risk-taking. Our board of directors has adopted a written executive compensation policy, and the compensation and human resources committee reviews the policy annually. The policy includes the following compensation-related objectives:

•Manage officer compensation as an investment with the expectation that officers will contribute to our overall success;
•Recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value;
IDACORP, Inc. 2023 PROXY STATEMENT 33

•Be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success;
•Be fair from an internal pay equity perspective;
•Ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, management succession planning, and management development; and,
•Balance total compensation with our ability to pay.

Market Compensation Data and Analysis

We believe that market compensation information is important because it provides an indication of the levels of compensation that need to be paid to enable us to remain competitive with other companies in attracting and retaining executive officers. In determining the composition of our peer groups, we consider the following factors:

•Breadth - include companies that are philosophically relevant;
•Nature and complexity of the business - take into account each company’s portfolio and markets, and seek companies that derive a significant portion of revenues from regulated operations;
•Scope - reflect an appropriate range of revenues and market capitalization;
•Ease of administration - ensure availability of valid and reliable data (e.g., SEC filings); and,
•Size - include a sufficient number of companies to provide robust data and mitigate volatility.

We use the market compensation analysis to determine a market compensation range for each of our executive officers for base salary, short-term incentive compensation, and long-term incentive compensation, and for combinations of these three elements, based on compensation provided to officers in similar positions at our designated groups of companies. For setting 2022 compensation, as in prior years, the compensation and human resources committee reviewed survey data for three separate sets of companies, described below, for each executive officer (where data was available). It then reviewed whether each element of compensation, and the total target direct compensation, for each of our executive officers was within the targeted range (85 percent to 115 percent of the median of each data set).

The two sources of market compensation data used to prepare the market compensation analysis for our 2022 executive officer compensation were:

1.Private Survey Data Sources: Willis Towers Watson’s 2021 annual private survey of corporate executive compensation, with the following three subsets of companies:

Peer Group	Comprised of comparable utilities, as determined by the compensation and human resources committee; these are the same companies we use for the public survey data source, listed below
IOU Survey Data	Comprised of all participating investor-owned utilities, regressed to $1.84 billion in annual revenues*
General Industry Survey Data	Comprised of all participating general industry companies, regressed to $1.84 billion in annual revenues*
* The names of the companies included in these surveys are listed in Appendix A to this proxy statement.

Our annual revenues were $1.64 billion in 2022. We used the $1.84 billion annual revenue figure for our peer compensation comparisons to adjust for the fact that Idaho Power’s relatively low customer rates understate our annual revenues compared to electric utilities of similar scope that charge higher rates. The $1.84 billion annual revenue figure is intended to reflect what Idaho Power’s annual revenues would be if Idaho Power charged average customer electricity rates. In May 2021, our analysis showed that average U.S. retail electricity rates over the 2018-2020 period were 36 percent higher than Idaho Power’s average retail electricity rates over the same period. We added the same 36 percent differential to our average annual revenues over the 2018-2020 period and this increased Idaho Power’s average annual revenues from approximately $1.35 billion to approximately $1.84 billion. To determine average U.S. electricity rates, we used the “EEI Typical Bills and Average Rates Report - Select American Cities.”

2.Public Data Source. 2021 public proxy statement compensation data from a designated peer group of companies, listed below (the same companies included in the Peer Group).
IDACORP, Inc. 2023 PROXY STATEMENT 34

Our management, compensation and human resources committee, and compensation consultant worked together in developing and approving the Peer Group. The companies in the Peer Group and used for our survey and public proxy data for purposes of establishing 2022 compensation consisted of the following*:

Allete Inc.	Hawaiian Electric Company	Pinnacle West Capital Corp.
Alliant Energy Corporation	Northwestern Corporation	PNM Resources, Inc.
Atmos Energy Corporation	Northwest Natural Holding Co.	Portland General Electric Co.
Avista Corp.	OGE Energy Corp.	Spire Inc.
Black Hills Corporation	ONE Gas Inc.
*The change to the Peer Group, compared to the prior year, was the removal of El Paso Electric Co. due to a merger with another company.

Because the public proxy compensation data is not as broad or detailed as the private survey data, the compensation and human resources committee used the public proxy compensation data as a secondary data source to provide general confirmation of the compensation levels for our NEOs. For purposes of compiling the market compensation information, each NEO’s role is matched to a comparable position at the peer companies, as applicable.

An individual executive officer’s compensation may be positioned above or below the market level for his or her position, depending on his or her level of experience, responsibility, and performance, and based on the degree of comparability between our executive officer’s role and the roles of persons with similar positions at the peer companies, along with internal equity considerations. The compensation and human resources committee uses its judgment and our CEO’s feedback on executive officer performance in assessing these factors in determining how an executive officer's compensation should align relative to the market level.

Review of Total Compensation Structure and Internal Pay Ratios

Each year, the compensation and human resources committee reviews the total compensation structure for each NEO, including the elements and mix of compensation, levels of historic compensation, potential termination and retirement benefits, internal equity, and IDACORP stock ownership, to determine whether it should adjust an executive officer’s total target direct compensation. The internal pay equity analysis presented by our management showed the ratios below for internal pay equity based on proposed (as of the date of the review) 2022 total target direct compensation amounts, based on Ms. Grow's total target direct compensation for 2021.

Officer Comparison Set	Internal Pay Ratio - 2022 Total Target Direct Compensation
CEO to senior vice presidents	2.72x
CEO to pay grade S-3 senior managers	11.94x
CEO to all senior managers	13.96x

Based on these reviews, the compensation and human resources committee determined that no changes to the general structure of our compensation programs or to the forms of compensation payable to our executive officers for 2022 were necessary, though it did make some adjustments to individual compensation amounts, as described above. In making this determination, the compensation and human resources committee relied on its subjective judgment.

Individual Executive Officer Performance Goals and Evaluation

An important aspect of the compensation and human resources committee’s process is its review of each executive officer's level of experience and time in the role, responsibility, and individual performance to determine where the executive officer's base salary and target incentive compensation should be relative to the compensation of peers.

For 2022 compensation determinations, the evaluation of Ms. Grow covered strategic capability (vision, strategy and implementation) and performance in various categories (financial, relationships, leadership, operational, succession planning and internal controls/ethical compliance).

For purposes of establishing 2022 compensation, the evaluation of all our NEOs covered a number of competencies, such as courage, driving innovation, energizing the organization, establishing strategic direction, executive presence and safety leadership. Each executive officer must also accomplish specific performance goals for each year, which the compensation and human resources committee reviews and evaluates in connection with its compensation decisions.
IDACORP, Inc. 2023 PROXY STATEMENT 35

In connection with the review of Ms. Grow's performance, the compensation and human resources committee received input from the full board of directors.

The compensation and human resources committee also evaluates the NEOs on several ESG-related factors. Social factors include our ongoing focus on safety, employee engagement, and fostering a culture where all employees feel they belong and are valued for their unique contributions and perspectives, as stated in “Our Commitment to Each Other.” Environmental factors include ongoing environmental stewardship at our hydroelectric facilities and pursuing our carbon emissions reduction goals, such as achieving Idaho Power’s goal of 100 percent clean energy by 2045. The compensation and human resources committee regularly reviews the actions our NEOs have taken on those items, and the results they have generated, including through performance reviews completed by the NEOs. Additionally, as discussed above, the compensation and human resources committee has retained customer satisfaction and service reliability as the two operational goals in our employee and executive short-term incentive plans, as we consider the affordability and reliability of our service to be important ESG-related factors.
IDACORP, Inc. 2023 PROXY STATEMENT 36

2022 NAMED EXECUTIVE OFFICER COMPENSATION

Elements and Design Considerations of Compensation for 2022

Our executive compensation for 2022 included the following elements:

•Base salary;
•Annual cash incentive awards;
•Long-term (three year) equity incentive awards; and,
•Other benefits, such as health and welfare, retirement and 401(k) plans, and limited perquisites.

The overall design of our 2022 executive compensation program remained largely unchanged from 2021. Members of our management team and our compensation and human resources committee continued to engage with our shareholders in 2022 to ensure our compensation plans, targets, and structure are well communicated, appropriate, and reflect shareholder feedback. Our 2022 executive compensation program provided for fixed compensation (base salary) to provide competitive income, and at-risk compensation (short- and long-term incentive compensation) to help ensure our management team’s focus on our operational and financial performance. Our short-term incentive compensation is paid in cash, if earned, based on single-year performance. Our long-term incentive compensation is paid in IDACORP common stock, if earned, based on performance over a three-year period. The allocation of the total target direct compensation mix for each of our NEOs for 2022, effective as of January 1, 2022, is illustrated in the table that follows and reflects that the at-risk component ranges between 50 percent and 76 percent of each NEO's total target direct compensation.

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Grow
Buckam
Keen
Richins
Malmen
Petersen
Base Salary
Short-Term Incentive
Long-Term Incentive

In connection with its annual review of executive compensation, our compensation and human resources committee reviews the correlation between our executives’ historical compensation and our historical performance. Please see Part 4 – “Pay Versus Performance” in this proxy statement for a more detailed discussion of the relationship between our executive compensation and our financial performance.
Base Salary

Base salary consists of fixed cash payments. We pay base salaries in order to provide our executive officers with competitive regular pay that is sufficient to secure officers with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities. Base salary is established based on factors such as competitiveness of the salary compared to similar positions at the company’s peers, the officer's specific responsibilities and experience, and individual and company performance.

IDACORP, Inc. 2023 PROXY STATEMENT 37

For purposes of determining each NEO’s base salary for 2022, the compensation and human resources committee reviewed the base salary market data from the market compensation analysis. This included a comparison of each NEO's current base salary with the median from each of the three data sets for that position (where data was available). As a component of determining appropriate 2022 base salaries (as well as other elements of compensation), the compensation and human resources committee also reviewed the 2021 performance evaluations for each NEO, internal pay equity among the NEOs, and the company’s overall performance during 2021. Based on its review and analysis of this information, in February 2022 the compensation and human resources committee recommended, and the board of directors approved, the NEO base salaries for 2022, effective January 1, 2022, shown in the table that follows:

Executive	2022 Base Salary	% Increase from 2021 Base Salary[1]
Lisa A. Grow	$850,000	9.7%
Brian R. Buckham	$462,000	10.0%
Steven R. Keen	$517,000	4.0%
Adam J. Richins	$485,000	10.2%
Jeffrey L. Malmen	$372,000	6.3%
Ken W. Petersen	$325,500	5.0%
1 Represents the increase relative to the amount of annual base salary in effect as of year-end 2022.

The base salary increases for 2022 for the NEOs reflected, in large part, strong individual and company performance in 2021. The base salary increases were also intended to further our efforts to achieve compensation amounts more closely aligned with the median of our peers, particularly for Ms. Grow's and Mr. Richins' base salaries, which were well below the median for peer groups in 2021, as well as to more closely align Mr. Buckham's base salary with his new position as chief financial officer.

Short-Term Incentive Compensation

Short-term incentive compensation under our Executive Incentive Plan is determined by performance relative to annual performance goals and is intended to encourage and reward annual financial and operational results. We provide participants in the Executive Incentive Plan the opportunity to earn cash-based short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational, and customer service goals.

The compensation and human resources committee regularly assesses the best metrics to be used in the incentive programs. For 2022, the compensation and human resources committee retained the same historical short-term incentive goal structure, as follows:

•Customer Satisfaction - The customer satisfaction goal focuses on our relationship with and service to our customers. We measure customer satisfaction through quarterly surveys conducted by an independent survey firm. The survey data covered five specific performance qualities: overall satisfaction, quality, value, advocacy, and loyalty;
•Service Reliability - The service reliability goal is intended to focus executive officers on Idaho Power’s system reliability and its impact on the company’s relationship with its customers. We measure this goal by the number of interruptions greater than five minutes in duration experienced by Idaho Power’s metered general customers over the course of the year; and,
•Adjusted Consolidated Net Income - Our compensation and human resources committee believes that the IDACORP adjusted consolidated net income goal provides the most important overall measure of our financial performance, and thus the compensation and human resources committee gave it the greatest weighting. This goal aligns management and shareholder interests by motivating our executive officers to increase earnings for the benefit of shareholders.

The table below shows the specific 2022 threshold, target, and maximum performance targets for each short-term incentive performance goal and the qualifying payout multiplier for each target. We use linear interpolation for achievement within the performance levels specified. The table also shows the actual 2022 performance results for all three performance goals, resulting in a payout of approximately 174.69 percent of target. We have not reached the maximum level payout under the Executive Incentive Plan in over 16 years. The Executive Incentive Plan under which the short-term awards are made to executives does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan (which uses the same metrics and performance levels, with different weightings) or
IDACORP, Inc. 2023 PROXY STATEMENT 38

if IDACORP does not have net income sufficient to pay dividends on its common stock. Neither of these restrictions applied for 2022.

	IDACORP Short-Term Incentive Metrics
Performance Goal	Performance Levels		Qualifying Multiplier	2022 Actual Results
Customer Satisfaction - Customer Relations Index Score	Threshold:	83.5%	7.5%
	Target:	85.5%	15%	83.95%
	Maximum:	87.5%	30%
Service Reliability - Number of Outage Incidents	Threshold:	≤1.60	7.5%
	Target:	≤1.30	15%	1.16
	Maximum:	≤1.10	30%
2022 Adjusted Net Income Attributable to IDACORP (in	Threshold:	$222	35%
millions)[1]	Target:	$246	70%	$259
	Maximum:	$253	140%
1 See “Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations” below in this Compensation Discussion and Analysis for a discussion of the methodology to determine adjusted consolidated net income attributable to IDACORP for short-term incentive purposes.
The table that follows shows the 2022 short-term incentive award opportunities for the NEOs recommended by the compensation and human resources committee and approved by the board of directors, as well as the 2022 short-term incentive awards earned by our NEOs based on actual performance results for 2022. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. The amounts earned are based on actual base salary paid in 2022. For 2022, consistent with prior years, the compensation and human resources committee evaluated our financial forecast and budgets, and established a target for adjusted consolidated net income. For 2022, that included, among other things, the committee's assessment of the potential outcomes of our regulatory request associated with the Jim Bridger plant accelerated depreciation, which had a material impact on financial results for 2022.

		IDACORP Short-Term Incentive Award Opportunity Levels
Executive[1]		Threshold[2]	Target[2]	Maximum[2]	2022 Award Earned
Lisa A. Grow	% of Base Salary:	50%	100%	200%
	Dollar Amount:	$425,000	$850,000	$1,700,000	$1,484,865
Brian R. Buckham	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$138,600	$277,200	$554,400	$484,241
Steven R. Keen	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$155,100	$310,200	$620,400	$416,838
Adam J. Richins	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$145,500	$291,000	$582,000	$508,348
Jeffrey L. Malmen	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$111,600	$223,200	$446,400	$389,908
Ken W. Petersen	% of Base Salary:	20%	40%	80%
	Dollar Amount:	$65,100	$130,200	$260,400	$227,446
1 Mr. Keen's award was prorated as of his retirement, effective October 1, 2022.
2 The percentage shown represents the percent of base salary to be awarded, assuming achievement of the relevant performance level.

Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations — In May 2018, the IPUC issued an order approving an indefinite extension (with modifications) of the terms of October 2018 and December 2011 Idaho settlement stipulations (“Idaho Settlements”). Under the terms of the Idaho Settlements, if Idaho Power's annual return on year-end equity in the Idaho jurisdiction (“Idaho ROE”) is less than 9.4 percent, then Idaho Power may amortize up to $25 million of additional accumulated deferred investment tax credits ("ADITCs" or "Tax Credits") to help achieve a 9.4 percent Idaho ROE for that year, and may amortize up to a total of $45 million of additional ADITCs. The more specific terms and conditions of the Idaho Settlements are described in Note 3 — "Regulatory Matters" to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022.

IDACORP, Inc. 2023 PROXY STATEMENT 39

The Idaho Settlements have the potential to increase Idaho Power’s, and thus IDACORP’s, net income if Idaho Power’s Idaho ROE is below 9.4 percent, by permitting Idaho Power to amortize additional tax credits. While the Idaho Settlements were not contemplated at the time the Executive Incentive Plan was originally approved, the compensation and human resources committee has authority under the plan to use its discretion to modify performance goals. The compensation and human resources committee determined that it would remove the effect of the Idaho Settlements so that the short-term incentive metric of IDACORP consolidated net income is focused on financial performance without regard to Idaho Power’s use of additional ADITC amortization. Accordingly, for 2022 the short-term incentive metrics for IDACORP consolidated earnings per share were to be determined based on net income attributable to IDACORP, adjusted to subtract the amount of additional ADITC amortization recorded for the year at Idaho Power under the Idaho Settlement, if any. This adjusted amount is referred to as “adjusted consolidated net income” in this proxy statement. The compensation and human resources committee used adjusted consolidated net income for purposes of determining the 2022 net income metric threshold, target, and maximum for short-term incentive and intended to use it for purposes of determining the level of achievement of the net income target for short-term incentive.

Long-Term Incentive Compensation

Long-term incentive compensation is intended to encourage and reward long-term performance and provide a multi-year retention mechanism. We grant executive officers the opportunity to earn stock-based long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to recognize future performance, to promote retention, and to maximize shareholder value by aligning our executive officers’ interests with shareholder interests. Our 2022 long-term incentive awards were allocated as follows:

•time-vesting restricted stock units, vesting in January 2025, representing one-third of the awards; and,
•performance-based restricted stock units with a three-year performance period of 2022-2024, representing two-thirds of the awards at target.

Consistent with our historical practice, the compensation and human resources committee recommended, and the board of directors approved, the 2022 long-term incentive grants at their February 2022 meetings, which occurred after we released our 2021 full-year earnings. Following is a more detailed description of the time-vesting restricted stock units and performance-based restricted stock units that comprise the long-term incentive grants.

Time-Vesting Restricted Stock Units:

The time-vesting restricted stock unit awards made to our NEOs in 2022 will vest in January 2025, as long as the NEO remains employed by us throughout the restriction period. Earned awards are settled in shares. The NEOs receive dividend equivalents on the units during the restriction period, since the officer is assured of vesting in the units as long as he or she remains employed by the company. We believe that the restricted stock units and dividend equivalent payments provide a strong incentive for the officer to continue working for us for the entire three-year restriction period. Because the restricted stock units are intended to serve as a retention tool, the compensation and human resources committee decided to use cliff vesting, rather than ratable vesting. However, if the NEO's employment terminates before the vesting date, subject to board of director approval, the officer may receive a pro-rated payout, depending on the reason for or circumstances surrounding the termination, such as for retirement at age 55 or older.

Performance-Based Restricted Stock Units:

Performance-based restricted stock units are based entirely on our financial performance over a three-year performance period and may be earned up to 200 percent of target but will not be earned if our minimum financial performance goals are not met at the end of the performance period. Earned awards are settled in shares. Dividend equivalents on the performance-based restricted stock units are not paid to our NEOs during the performance period. Instead, they are paid at the end of the performance period only on performance-based restricted stock units that are actually earned, if any.

The performance-based restricted stock units granted in February 2022 may be earned by the NEOs based on performance against two financial measures over the 2022-2024 performance period. The two equally weighted performance measures are CEPS and TSR. The CEPS levels are indicative of management performance, as this goal relates to revenue enhancement and cost containment. Relative TSR is determined by our common stock price change and dividends paid over a three-year performance period compared to that achieved by a comparison group of companies over the same three-year period. As in prior years, for 2022 grants, we used the EEI Utilities Index as the TSR comparison group. We compare our TSR with these companies' TSRs on a percentile basis.
IDACORP, Inc. 2023 PROXY STATEMENT 40

The CEPS performance levels for the 2022-2024 performance period are as follows:

-Threshold:	$13.50
-Target:	$14.35
-Maximum:	$15.00

The TSR performance levels for the 2022-2024 performance period are as follows:

-Threshold:	30th percentile
-Target:	55th percentile
-Maximum:	90th percentile

The table that follows shows the long-term incentive award opportunities recommended by the compensation and human resources committee and approved by our board of directors for 2022 for each NEO. We use linear interpolation for achievement within the levels specified.

	IDACORP Long-Term Incentive Compensation Component
Executive	Number of Time-Vesting Restricted Stock Units (Percent of 2022 Base Salary)		Number of Performance-Based Units (Percent of 2022 Base Salary)			Approximate Total Long-Term Incentive Award (Based on 2022 Base Salary)
Lisa A. Grow	6,890	(83.3)%	Threshold:	6,202	(75.0)%	Threshold:	$1,345,833
			Target:	13,780	(166.7)%	Target:	$2,125,000
			Maximum:	27,560	(333.3)%	Maximum:	$3,541,667
Brian R. Buckham	1,799	(40.0)%	Threshold:	1,618	(36.0)%	Threshold:	$351,120
			Target:	3,594	(80.0)%	Target:	$554,400
			Maximum:	7,188	(160.0)%	Maximum:	$924,000
Steven R. Keen	2,013	(40.0)%	Threshold:	1,810	(36.0)%	Threshold:	$392,920
			Target:	4,022	(80.0)%	Target:	$620,400
			Maximum:	8,044	(160.0)%	Maximum:	$1,034,000
Adam J. Richins	1,887	(40.0)%	Threshold:	1,698	(36.0)%	Threshold:	$368,600
			Target:	3,774	(80.0)%	Target:	$582,000
			Maximum:	7,548	(160.0)%	Maximum:	$970,000
Jeffrey L. Malmen	1,448	(40.0)%	Threshold:	1,302	(36.0)%	Threshold:	$282,720
			Target:	2,894	(80.0)%	Target:	$446,400
			Maximum:	5,788	(160.0)%	Maximum:	$744,000
Ken W. Petersen	686	(21.7)%	Threshold:	618	(19.5)%	Threshold:	$133,998
			Target:	1,372	(43.3)%	Target:	$211,575
			Maximum:	2,744	(86.7)%	Maximum:	$352,625

As with base salary and short-term incentive opportunities, the compensation and human resources committee established the 2022 long-term incentive opportunities based on its review of the market compensation analysis and individual executive officer experience and tenure and both individual and company performance. Following its review, the compensation and human resources committee increased the 2022 target long-term incentive award opportunities as a percentage of base salary for Ms. Grow (from 220 percent to 250 percent) and Mr. Petersen (from 60 percent to 65 percent) compared to the target levels for 2021. In making its decisions, the compensation and human resources committee considered each individuals’ accomplishments as reflected in their annual performance evaluations, market compensation levels, as well as Mr. Petersen's broad responsibilities and contributions.

Payment of Performance-Based Restricted Stock Units for 2020-2022 Performance Period

The performance-based restricted stock units granted in February 2020 for the 2020-2022 performance period were earned at an overall 154 percent of target, consisting of 200 percent of target based on our CEPS of $14.65 and 109 percent of target based on our relative TSR at the 58th percentile. The table that follows lists (1) the target performance-based restricted stock unit awards granted in 2020, (2) the shares actually earned, and (3) the dividend equivalent payments earned.
IDACORP, Inc. 2023 PROXY STATEMENT 41

Executive	Target Performance Based Restricted Stock Units Granted in February 2020 (#)	Shares Earned in February 2023 (#)	Dividend Equivalents ($)
Lisa A. Grow	8,044	12,411	$117,036
Brian R. Buckham	2,860	4,413	$41,615
Steven R. Keen	3,432	4,854	$45,773
Adam J. Richins	2,860	4,413	$41,615
Jeffrey L. Malmen	1,796	2,771	$26,131
Ken W. Petersen	1,018	1,571	$14,815

Other Benefits

We make available general employee benefits for medical, dental, and vision insurance, and disability coverage to employees, including our NEOs. Other benefits include the availability of an executive deferred compensation plan and limited perquisites. We believe these other benefits, though limited, contribute to a competitive executive compensation program.
Role of Our Compensation and Human Resources Committee, Management, and Compensation Consultant
The compensation and human resources committee is responsible for overseeing executive compensation and making recommendations to the board of directors for establishing appropriate salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with company and business unit performance, business strategies and initiatives, and drivers for growth in shareholder value. The compensation and human resources committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the compensation and human resources committee evaluates information provided by its independent compensation consultant and our management team, as discussed below. During 2022, the compensation and human resources committee engaged the services of Pay Governance LLC (“Pay Governance”) as the compensation and human resources committee’s independent compensation consultant. The compensation and human resources committee reviews the mix and level of compensation by each component individually and in the aggregate. The compensation and human resources committee also reviews all elements of officer remuneration, including accumulated pension benefits and change-in-control agreements.
The compensation and human resources committee and board of directors are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in compensation and human resources committee meetings during an executive session and is presented to the independent members of our board of directors for review and approval. Annually, the compensation and human resources committee also reviews the goals and targets of executive incentive compensation programs with a focus on setting challenging, but realistic, targets to drive performance and to improve shareholder value over the long term.
The CEO, with guidance from our Human Resources department, typically makes recommendations to the compensation and human resources committee with respect to the compensation of the other NEOs and the other company officers and senior managers. The CEO possesses insight regarding individual performance, experience, future promotion potential, and intentions in retaining particular senior executives. The CEO presents his or her recommendations to the compensation and human resources committee for review. However, the compensation and human resources committee may modify or disregard the CEO’s recommendations. Pay Governance, as discussed below, regularly provides market-level commentary and observations regarding compensation adjustments to the compensation and human resources committee. Management and the compensation and human resources committee also monitor succession plans as described below under "Executive Succession Planning."
The compensation and human resources committee also engaged Pay Governance to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The compensation and human resources committee relied on Pay Governance’s expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In addition, the compensation and human resources committee regularly requested advice from Pay Governance concerning the design, communication, and implementation of our incentive compensation plans and other programs. In 2022, the compensation and human resources committee elected to meet with Pay Governance without management (including the CEO) present in an executive session after some of the regularly scheduled compensation and human resources committee meetings.
IDACORP, Inc. 2023 PROXY STATEMENT 42

The services provided by Pay Governance to the compensation and human resources committee in 2022 included:

•Review of our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;
•Review of our peer groups used for compensation benchmarking purposes for executives and directors;
•Independent assessment and review of the rigor of incentive compensation performance goals and the goal setting process, including:
◦Evaluating historical, recent, and projected performance; and,
◦Analyzing historical and projected peer data;
•Analysis of competitive compensation practices for executives and directors within our peer groups;
•Review of the description of our executive compensation practices in our annual proxy statement and apprising the compensation and human resources committee of its recommendations and necessary changes;
•Review of share ownership guidelines;
•Review of all aspects of our short-term and long-term incentive plan designs, including measures, weightings, leverage, and equity mix;
•Review of change-in-control benefits to help ensure alignment with our compensation philosophy and competitive practice;
•Regularly informing the compensation and human resources committee of legislative and regulatory changes, proxy advisor updates, market trends and current issues with respect to executive compensation and educating members on our processes, plans, and programs; and,
•Preparation for and attendance at all compensation and human resources committee meetings, including executive sessions, if applicable and as requested.
The compensation and human resources committee has considered the independence of Pay Governance, as required by Securities and Exchange Commission and New York Stock Exchange rules and requirements. The compensation and human resources committee obtained and considered representations from Pay Governance that they were an independent consultant and that there were no conflicts of interest. The compensation and human resources committee also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to Pay Governance and their work. Based on this review, the compensation and human resources committee is not aware of any conflict of interest that has been raised by the work performed Pay Governance.

Post-Termination Compensation Programs

Idaho Power Company Retirement Plan

The Idaho Power Company Retirement Plan is a defined-benefit pension plan available to our employees. We discuss the material terms of the plan later in this proxy statement in the narrative following the Pension Benefits for 2022 table. Because benefits under the plan increase with an employee's continued service and earnings, the compensation and human resources committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plans for Senior Management Employees

We have two nonqualified defined benefit plans that provide supplemental retirement benefits for certain key employees beyond our retirement plan benefits - the Security Plan for Senior Management Employees I, or Security Plan I, and the Security Plan for Senior Management Employees II, or Security Plan II. We have two separate plans to take advantage of grandfathering rules under Section 409A of the Internal Revenue Code. The compensation and human resources committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives. Benefits under the security plans continue to accrue for up to 25 years of continuous service at an executive officer level. Because benefits under the security plans increase with period of service and earnings, the compensation and human resources committee believes that providing a supplemental pension under these plans serves as an additional retention tool that encourages our executives to make long-term commitments to the company. The security plans provide income security for our executives and are balanced with the at-risk compensation represented by our incentive plans. We discuss the other material terms of the security plans later in this proxy statement in the narrative following the Pension Benefits for 2022 table.

IDACORP, Inc. 2023 PROXY STATEMENT 43

Executive Deferred Compensation Plan

Our executive officers are eligible to participate in the Executive Deferred Compensation Plan, which is a nonqualified supplemental deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits in the tax-qualified 401(k) plan. Participants may defer up to 50 percent of their base salary and up to 50 percent of any short-term incentive compensation. The compensation and human resources committee views the plan as a supplemental benefit to attract and retain qualified executive officers. None of the NEOs participate in the plan.

Change in Control Agreements

We have change in control agreements with all of our executive officers. The compensation and human resources committee believes that change in control agreements are an important benefit to promote officer retention during periods of uncertainty around acquisitions and to motivate officers to weigh acquisition proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

In November 2009, the compensation and human resources committee adopted a policy regarding stand-alone change in control agreements and approved a form of change in control agreement consistent with that policy in March 2010. As provided in the policy, change in control agreements executed after March 17, 2010, do not include any 13th-month trigger (a provision permitting an officer to terminate employment for any reason during the first month following the one-year anniversary of the change in control and receive a reduced payout) or tax gross-up provisions. The compensation and human resources committee made these changes based on the growing trend away from single-trigger and modified single-trigger provisions and tax gross-up provisions in executive change in control agreements. Existing change in control agreements were not affected by the new policy. Ms. Grow and Mr. Malmen, and previously Mr. Keen, are parties to change in control agreements executed prior to March 17, 2010, and their change in control agreements do not include tax gross-up rights. In light of his retirement in October 2022, Mr. Keen's change in control agreement is no longer effective.

The agreements we have with our NEOs are "double-trigger" agreements in the sense that two events must occur in order for full cash severance payments to be made: a change in control and a termination of employment in connection with the change in control. However, if a change in control occurs and the officer is not terminated, the agreements (other than the agreements with Mr. Buckham, Mr. Richins, and Mr. Petersen, which were executed after March 17, 2010) permit a NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. In this event, the NEO would receive a lesser severance payout. This provision was historically included because the first year after a change in control is a critical transition period, and the 13th-month trigger serves as an important tool to encourage our executive officers to remain with the company or our successor for at least that transition period.

We discuss the other material terms of our change in control agreements later in this proxy statement in the section entitled "Potential Payments Upon Termination or Change in Control."

Other Compensation Practices

Clawback Policy

Under our current clawback policy, if our board of directors determines that a current or former executive officer has engaged in fraud, willful misconduct, gross negligence, or a violation of one of our policies that caused or otherwise contributed to the need for a material restatement of our financial results, the compensation and human resources committee will review all performance-based compensation earned by that executive officer during fiscal periods materially affected by the restatement. If, in the view of the compensation and human resources committee, the performance-based compensation would have been materially lower if it had been based on the restated results, the compensation and human resources committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any portion of such performance-based compensation as it deems appropriate under the circumstances. The compensation and human resources committee has sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct under law or a company policy. The clawback policy applies to all short-term cash incentive awards and performance-based equity incentive awards made after the adoption of the policy.

IDACORP, Inc. 2023 PROXY STATEMENT 44

Prohibitions on Hedging Transactions and Pledges of Our Securities

Our compensation policy and corporate governance guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our corporate governance guidelines provide that our directors, officers, and senior managers of our company are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations.

Stock Ownership and Stock Retention Guidelines

We have had minimum stock ownership guidelines for our officers since 2007. Company stock ownership enhances our officers’ commitment to our future and further aligns our officers' interests with those of our shareholders. Since 2015, the guidelines require ownership of IDACORP common stock valued at a multiple of each officer's annual base salary, as follows:

•chief executive officer and presidents - 5x annual base salary;
•senior vice presidents - 3x annual base salary; and
•vice presidents - 1x annual base salary.

Our executives are allowed five years from the effective date of appointment to his or her position to meet these requirements. As of the date of this proxy statement, all executive officers are in compliance with the stock ownership requirements.

Our graduated stock ownership requirements reflect the fact that compensation is weighted more heavily toward equity compensation for our most senior positions. In circumstances where the stock ownership guidelines would result in a severe financial hardship, the officer may request an extension of time from the corporate governance and nominating committee to meet the guidelines.

We also have minimum stock retention guidelines for our officers to further align our officers' interests with shareholder interests. The guidelines state that until the officer has achieved the minimum stock ownership requirements described above, the officer must retain at least 50 percent of the net shares he or she receives from the vesting of restricted and performance-based share or unit awards, as applicable. For restricted and performance-based shares or unit awards, "net shares" means the number of shares acquired upon vesting, less the number of shares or units withheld or sold to pay withholding taxes.

Executive Succession Planning

Our board of directors is actively engaged in our succession planning for executive officers, with the goal of developing and retaining executive talent who can execute on the company's short- and long-term strategy and initiatives. As part of our succession planning efforts, management identifies high-potential executive successors, which includes a commitment to identifying and developing high-performing, diverse leaders. The company’s talent philosophy is that all leaders, regardless of level, must demonstrate the ability to motivate future performance, be accountable for their behaviors and results, perform well on our executive competencies, and enable employees to do their best every day. The executive team and the compensation and human resources committee periodically review executive succession matters and talent development. The full board of directors reviews executive succession plans at least on an annual basis. We also maintain an emergency succession plan for our CEO, as approved by our board of directors.

Impact of Tax and Accounting Treatment on Compensation Decisions

Section 409A of the Internal Revenue Code imposes additional income taxes for certain types of deferred compensation if the deferral does not comply with Section 409A. We administer our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

IDACORP, Inc. 2023 PROXY STATEMENT 45

Compensation & Human Resources Committee Report

The compensation and human resources committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and these discussions, the compensation and human resources committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

THE COMPENSATION & HUMAN RESOURCES COMMITTEE
Judith A. Johansen, Chair
Annette G. Elg
Ronald W. Jibson

IDACORP, Inc. 2023 PROXY STATEMENT 46

Our Compensation Policies and Practices as They Relate to Risk Management

We annually review our compensation policies and practices for all employees to determine whether any risks arising from these policies and practices may be reasonably likely to have a material adverse effect on our company. This discussion involves a review and consideration of several of the factors set forth in Item 402(s) of Regulation S-K under the Securities Act of 1933, as amended, and other items. Each November, the compensation and human resources committee members discuss, together with management and its compensation consultant, the factors in Item 402(s) and consider the following additional factors relating to compensation practice risks:

◦the vast majority of IDACORP’s income from continuing operations is contributed by Idaho Power, which is a regulated electric utility, and management believes its regulated operations do not lend themselves to or incentivize significant risk-taking by employees;
◦our employees and executives are limited from taking operational risks by the extensive regulation of our operations by multiple agencies, including the Federal Energy Regulatory Commission and state public utility commissions;
◦we use a compensation structure based on both financial and operational goals, use time-vesting shares as a portion of the long-term incentive awards, cap the maximum incentive payouts and provide a base salary to prevent undue emphasis on incentive compensation;
◦we do not pay our executives a short-term incentive award if no short-term incentive payment is made to our employees;
◦we benchmark compensation annually to be consistent with industry practice;
◦we impose stock retention obligations, we have a compensation clawback policy, and the board of directors and compensation and human resources committee retain discretion to adjust awards as they deem necessary;
◦we have internal controls and standards of business conduct that support our compensation goals and mitigate risk, and we use internal and external auditing processes on a regular basis to ensure compliance with these controls and standards; and,
◦the compensation and human resources committee, the members of which are independent, oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, and it considers potential risks when evaluating executive compensation policies and practices.
.
The compensation and human resources committee also believes that the company has an extensive enterprise risk management framework and that the company’s compensation practices are not a significant factor in the overall risk profile of the company’s business. As part of its review, the compensation and human resources committee considers whether a balance between prudent business risk and resulting reward is maintained. Following its review in November 2022, the compensation and human resources committee determined that our compensation practices do not increase the company’s risk exposure.

IDACORP, Inc. 2023 PROXY STATEMENT 47

Compensation Tables

The following tables set forth information about the compensation paid to or accrued by our NEOs for services in all capacities to IDACORP and its subsidiaries. The amounts set forth as compensation in the tables are calculated and presented pursuant to applicable SEC and accounting rules and may not represent amounts actually realized by the NEOs for the periods presented.

2022 Summary Compensation Table

Name and Principal Position (a)*	Year (b)	Salary ($) (c)[1]	Bonus ($) (d)	Stock Awards ($) (e)[2]	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[3]	All Other Compensation ($) (i)[4]	Total ($) (j)	Total Without Change in Pension Value ($)[5]
Lisa A. Grow President and CEO	2022	850,000	—	2,092,631	—	1,484,865	—	13,549	4,441,045	4,441,045
	2021	775,000	—	1,714,845	—	1,381,438	1,760,278	13,964	5,645,525	3,885,247
	2020	697,692	—	1,371,935	—	1,108,633	2,711,412	13,675	5,903,347	3,191,935
Brian R. Buckham SVP and CFO	2022	462,000	—	545,990	—	484,241	—	13,650	1,505,881	1,505,881
	2021	420,000	—	506,932	—	449,190	505,036	12,485	1,893,643	1,388,607
	2020	414,808	—	487,856	—	395,478	693,567	11,400	2,003,109	1,309,542
Steven R. Keen Former SVP and CFO	2022	519,601	—	610,987	—	416,838	—	13,240	1,560,666	1,560,666
	2021	497,000	—	599,876	—	531,542	880,535	11,653	2,520,606	1,640,071
	2020	497,808	—	585,405	—	474,610	1,770,278	12,449	3,340,550	1,570,272
Adam J. Richins SVP and COO	2022	485,000	—	573,119	—	508,348	—	12,200	1,578,667	1,578,667
	2021	440,000	—	531,055	—	470,580	560,799	11,600	2,014,034	1,453,235
	2020	413,462	—	487,856	—	394,194	708,542	11,400	2,015,454	1,306,912
Jeffrey L. Malmen SVP of Public Affairs	2022	372,000	—	439,586	—	389,908	—	12,650	1,214,144	1,214,144
	2021	350,000	—	422,415	—	374,325	323,469	12,055	1,482,264	1,158,795
	2020	347,308	—	306,402	—	275,936	1,106,380	11,825	2,047,851	941,471
Ken W. Petersen VP, CAO & Treasurer	2022	325,500	—	208,352	—	227,446	—	12,252	773,550	773,550
*On March 1, 2022, Mr. Buckham succeeded Mr. Keen as senior vice president and chief financial officer, and Mr. Keen served as senior vice president of IDACORP and Idaho Power until his retirement, effective October 1, 2022.

1    The amount reported for Mr. Keen includes a payout in cash of unused vacation benefits in the amount of $121,908 as a result of his retirement.
2    Amounts in this column represent the aggregate grant date fair value of the time-vesting restricted stock units and the performance-based restricted stock units (at target) granted in each of the years shown and calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 – Stock Compensation. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component of the performance-based restricted stock units for the entire three-year performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model. The column was prepared assuming none of the awards will be forfeited. Additional information on the assumptions used to determine the fair value of the awards is contained in Note 7 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, on file with the SEC.

The table below shows the grant date fair values of the CEPS component of the performance-based restricted stock unit awards granted in 2022, assuming that the highest level of performance conditions are achieved for the awards. The grant date fair value for the market-related TSR component is not subject to probable or maximum outcome assumptions and, is therefore, based on target award value.
IDACORP, Inc. 2023 PROXY STATEMENT 48

Name	Grant Date Fair Value of CEPS Component
Lisa A. Grow	$1,412,312
Brian R. Buckham	$368,349
Steven R. Keen	$412,215
Adam J. Richins	$386,797
Jeffrey L. Malmen	$296,606
Ken W. Petersen	$140,616

3    Values shown represent the change in actuarial present value of the accumulated benefit under the pension plan and the Senior Management Security Plans. Assumptions included a discount rate of 2.80% for 2020, 3.05% for 2021, and 5.45% for 2022; and use of the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 projection scale adjusted with an ultimate improvement rate of 0.75% and retirement age at 62. There were no above market earnings on deferred compensation. In 2022, the change in pension value was negative due to an increase in discount rates. Negative changes in pension values were excluded from this column for the NEOs as follows:

Name	Negative change in pension value for 2022
Lisa A. Grow	-$1,603,938
Brian R. Buckham	-$550,039
Steven R. Keen	-$2,049,181
Adam J. Richins	-$506,947
Jeffrey L. Malmen	-$1,160,182
Ken W. Petersen	-$832,000

4 For 2022, represents our contribution to the Idaho Power Company Employee Savings Plan, which is our 401(k) plan, and a charitable match contribution for each of Ms. Grow, Mr. Keen, Mr. Buckham, Mr. Malmen, and Mr. Petersen.
5    Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column h). The amounts set forth in the Total Without Change in Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the compensation and human resources committee views the annual compensation elements for the NEOs. While the compensation and human resources committee does review the table in its totality, we note that the change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to our performance and are outside of the control of the compensation and human resources committee.

IDACORP, Inc. 2023 PROXY STATEMENT 49

Grants of Plan-Based Awards in 2022

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Units and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Lisa A. Grow
Short-Term Incentive[1]	2/18/2022	425,000	850,000	1,700,000
Restricted Stock Units – Time[2]	2/18/2022							6,890	708,361
Restricted Stock Units – Perf.[3]	2/18/2022				6,202	13,780	27,560		1,384,270
Brian R. Buckham
Short-Term Incentive[1]	2/18/2022	138,600	277,200	554,400
Restricted Stock Units – Time[2]	2/18/2022							1,799	184,955
Restricted Stock Units – Perf.[3]	2/18/2022				1,618	3,594	7,188		361,035
Steven R. Keen
Short-Term Incentive[1]	2/18/2022	155,100	310,200	620,400
Restricted Stock Units – Time[2]	2/18/2022							2,013	206,957
Restricted Stock Units – Perf.[3]	2/18/2022				1,810	4,022	8,044		404,030
Adam J. Richins
Short-Term Incentive[1]	2/18/2022	145,500	291,000	582,000
Restricted Stock Units – Time[2]	2/18/2022							1,887	194,002
Restricted Stock Units – Perf.[3]	2/18/2022				1,698	3,774	7,548		379,117
Jeffrey L. Malmen
Short-Term Incentive[1]	2/18/2022	111,600	223,200	446,400
Restricted Stock Units – Time[2]	2/18/2022							1,448	148,869
Restricted Stock Units – Perf.[3]	2/18/2022				1,302	2,894	5,788		290,717
Ken W. Petersen
Short-Term Incentive1	2/18/2022	65,100	130,200	260,400
Restricted Stock Units – Time[2]	2/18/2022							686	70,528
Restricted Stock Units – Perf.[3]	2/18/2022				618	1,372	2,744		137,824

1    Represents short-term incentive cash compensation for 2022 awarded pursuant to the IDACORP Executive Incentive Plan. Actual short-term incentive payouts during 2022 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table.
2    Represents time-vesting restricted stock units awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.
3    Represents performance-based restricted stock units for the 2022-2024 performance period awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

2022 Short-Term Incentive Awards

The short-term cash incentive award opportunities are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. We discuss the short-term incentive award opportunities and results in more detail in the Compensation Discussion and Analysis.

IDACORP, Inc. 2023 PROXY STATEMENT 50

2022 Long-Term Incentive Awards

In February 2022, the compensation and human resources committee approved long-term incentive awards with the following two components:

•Time-vesting restricted stock units: Each NEO received an award of time-vesting restricted units equal to a percentage of her or his base salary in 2022. These units vest and are settled in shares in January 2025 if the NEO remains continuously employed with the company during the entire restricted period. Dividend equivalents are paid on the shares during the restricted period and are not subject to forfeiture; and

•Performance-based restricted stock units: Each NEO received an award of performance-based restricted stock units at the target level equal to a percentage of her or his base salary in 2022. The units will vest at the end of the three-year performance period to the extent we achieve our performance goals (CEPS and TSR, weighted equally) and the NEO remains employed by the company during the entire performance period, with certain exceptions. Dividend equivalents will accrue during the performance period and will be paid in cash based on the number of shares that are earned. Performance-based restricted stock units are settled in shares and paid out in accordance with the payout percentages set forth in the Compensation Discussion and Analysis.

We discuss in further detail the long-term incentive award opportunities and results in the Compensation Discussion and Analysis.

Salary and Bonus in Proportion to Total Compensation

The following table shows the proportion of salary and bonus to total compensation for 2022:

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
Lisa A. Grow	$850,000	$0	$4,441,045	19.1%
Brian R. Buckham	$462,000	$0	$1,505,881	30.7%
Steven R. Keen	$519,601	$0	$1,560,666	33.3%
Adam J. Richins	$485,000	$0	$1,578,667	30.7%
Jeffrey L. Malmen	$372,000	$0	$1,214,144	30.6%
Ken W. Petersen	$325,500	$0	$773,550	42.1%

IDACORP, Inc. 2023 PROXY STATEMENT 51

Outstanding Equity Awards at Fiscal Year-End 2022

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[2]
Lisa A. Grow
Restricted Stock Units - Time-Vesting	17,359	1,872,168
Restricted Stock Units - Performance			28,090	3,029,507
Brian R. Buckham
Restricted Stock Units - Time-Vesting	5,136	553,918
Restricted Stock Units - Performance			9,052	976,258
Steven R. Keen
Restricted Stock Units - Time-Vesting	0	0
Restricted Stock Units - Performance			7,926	854,819
Adam J. Richins
Restricted Stock Units - Time-Vesting	5,314	573,115
Restricted Stock Units - Performance			9,214	993,730
Jeffrey L. Malmen
Restricted Stock Units - Time-Vesting	3,934	424,282
Restricted Stock Units - Performance			6,324	682,043
Ken W. Petersen
Restricted Stock Units - Time-Vesting	1,867	201,356
Restricted Stock Units - Performance			3,256	351,160

IDACORP, Inc. 2023 PROXY STATEMENT 52

1 The number of shares underlying the awards of time-vesting restricted stock units and the applicable vesting dates are as follows (Mr. Keen did not have any time-based restricted stock units outstanding as of December 31, 2022 due to his retirement on October 1, 2022):

NEO	Award	Shares Underlying Restricted Stock Units	Vesting Date
Lisa A. Grow	2020	4,023	1/1/2023
	2021	6,446	1/1/2024
	2022	6,890	1/1/2025
Brian R. Buckham	2020	1,431	1/1/2023
	2021	1,906	1/1/2024
	2022	1,799	1/1/2025
Steven R. Keen	2020	0	1/1/2023
	2021	0	1/1/2024
	2022	0	1/1/2025
Adam J. Richins	2020	1,431	1/1/2023
	2021	1,996	1/1/2024
	2022	1,887	1/1/2025
Jeffrey L. Malmen	2020	899	1/1/2023
	2021	1,587	1/1/2024
	2022	1,448	1/1/2025
Ken W. Petersen	2020	511	1/1/2023
	2021	670	1/1/2024
	2022	686	1/1/2025

2        Restricted stock units that have not vested are valued at $107.85 per share, the closing stock price of IDACORP common stock on December 30, 2022.
3     The number of shares underlying the performance-based restricted stock units and the applicable performance periods are as follows:

NEO	Award	Shares Underlying Restricted Stock Units	End of Performance Period
Lisa A. Grow	2020	16,088	12/31/2022
	2021	5,800	12/31/2023
	2022	6,202	12/31/2024
Brian R. Buckham	2020	5,720	12/31/2022
	2021	1,714	12/31/2023
	2022	1,618	12/31/2024
Steven R. Keen	2020	6,292	12/31/2022
	2021	1,182	12/31/2023
	2022	452	12/31/2024
Adam J. Richins	2020	5,720	12/31/2022
	2021	1,796	12/31/2023
	2022	1,698	12/31/2024
Jeffrey L. Malmen	2020	3,592	12/31/2022
	2021	1,430	12/31/2023
	2022	1,302	12/31/2024
Ken W. Petersen	2020	2,036	12/31/2022
	2021	602	12/31/2023
	2022	618	12/31/2024

Shares for the 2020 performance-based award are shown at the maximum level based on results for the 2020-2022 performance period, above target but below maximum. Shares for the 2021 performance-based award are shown at the threshold level based on results for the first two years of the 2021-2023 performance period at threshold. Shares for the 2022 performance-based awards are shown at the threshold level based on results for the first year of the 2022-2024 performance period at threshold. The compensation and human resources committee and the board of directors determine if and at what level the performance goals have been met, which generally occurs in February following the end of the performance period. Mr. Keen's shares have been prorated based on his retirement date, and a portion of the restricted stock units were forfeited based on the portion of the performance period completed as of the date of his retirement as described below in Potential Payments Upon Termination or Change in Control.

IDACORP, Inc. 2023 PROXY STATEMENT 53

Option Exercises and Stock Vested During 2022

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)[1]
Lisa A. Grow	—	—	8,477	891,271
Brian R. Buckham	—	—	5,524	580,788
Steven R. Keen	—	—	10,639	1,097,785
Adam J. Richins	—	—	2,785	292,813
Jeffrey L. Malmen	—	—	2,922	307,224
Ken W. Petersen	—	—	2,152	226,266
1    Based on the closing price of IDACORP common stock on the vesting date.

Pension Benefits for 2022

Name (a)	Plan Name (b)[1,2]	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)[3]	Payments During Last Fiscal Year ($) (e)
Lisa A. Grow	Retirement Plan	35	1,563,016
	SMSP I	3	—
	SMSP II	18	7,217,256
Brian R. Buckham	Retirement Plan	13	269,217
	SMSP II	7	1,030,490
Steven R. Keen	Retirement Plan	40	1,952,652	33,586
	SMSP I	9	—
	SMSP II	18	6,068,762
Adam J. Richins	Retirement Plan	12	269,327
	SMSP II	9	1,266,415
Jeffrey L. Malmen	Retirement Plan	15	579,455
	SMSP II	15	3,099,271
Ken W. Petersen	Retirement Plan	24	1,141,125
	SMSP I	1	—
	SMSP II	18	2,325,335
1    Security Plan for Senior Management Employees I, which has grandfathered benefits under Section 409A of the Internal Revenue Code.
2    Security Plan for Senior Management Employees II, which does not have grandfathered benefits under Section 409A of the Internal Revenue Code.
3    Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2022, calculated using the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, plus MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75 percent.

Idaho Power Company Retirement Plan

Description

The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for employees of Idaho Power, Idaho Power’s subsidiaries, and some of its affiliate companies. The plan was established in 1943 to help employees meet the important long-term goal of building for financial security at retirement. Idaho Power makes all contributions to the plan. The dollar amount of the contribution is determined each year based on an actuarial valuation.

IDACORP, Inc. 2023 PROXY STATEMENT 54

Eligibility Standards and Vesting

Employees who are 18 years of age or older are eligible to participate once they complete 12 months of employment. Participation begins the first day of the month after meeting this requirement, with credit for purposes of vesting and term of service for the initial 12 months of employment. Employees become vested and eligible for benefits under the plan after completing 60 months of employment.

Retirement Age

Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when:
•     they reach the age of 55 and have 10 years of credited service; or
•     they have 30 years of credited service.

Employees electing to retire before reaching age 62 receive a reduced benefit as follows:

Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension	Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension
61	96%	54	62%
60	92%	53	57%
59	87%	52	52%
58	82%	51	47%
57	77%	50	42%
56	72%	49	38%
55	67%	48	34%

Benefits Formula

For employees hired before January 1, 2011, plan benefits for employees age 62 or older at the time of retirement are calculated based on 1.5 percent of their final average earnings multiplied by their years of credited service. Final average earnings is based on the employee’s average total wages – base pay plus short-term incentive compensation plus overtime – during the highest 60 consecutive months in the final 120 months of service. For employees hired on or after January 1, 2011, plan benefits are calculated based on 1.2 percent of their final average earnings multiplied by their years of credited service. Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based on this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

Employees who have a spouse at retirement have a survivor option at an amount equal to 50 percent, 75 percent, or 100 percent of the employee’s benefit, or they may choose a single life benefit. Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives. The reduction factor is determined by the age difference between the employee and spouse. Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

The spouse is protected if the employee dies after being vested in the plan but before retirement. The spouse will receive a lifetime benefit payment equal to 50 percent of the benefit payment the employee had earned at the date of death. This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse. Payment commences on the date the employee could have retired had he or she survived. If the employee has 10 or more years of service at the time of death, payments would begin at age 55. With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

We have not granted any extra years of credited service under the plan and do not have a policy on granting extra years of credited service under the plan.
IDACORP, Inc. 2023 PROXY STATEMENT 55

Idaho Power Company Security Plans for Senior Management Employees

Description

The Idaho Power Company Security Plans for Senior Management Employees are non-qualified defined benefit plans. To meet the requirements of Section 409A of the Internal Revenue Code and to take advantage of grandfathering rules under that section, which exclude from Section 409A’s coverage certain deferrals made before January 1, 2005, we divided our original plan into two plans, which we refer to as Security Plan I and Security Plan II. Security Plan I governs grandfathered benefits and Security Plan II governs non-grandfathered benefits, which are subject to Section 409A. Benefits under Security Plan I are limited to the present value of the benefits that would have been paid under the plan if the participant had terminated employment on December 31, 2004. Benefits under Security Plan II are based on services through the date of termination and are reduced by benefits under Security Plan I. Two of the key differences between the plans are:

•     if required to comply with Section 409A of the Internal Revenue Code, payment of benefits under Security Plan II may be delayed for six months following termination of employment; and,
•     Security Plan I contains a 10 percent “haircut” provision, which allows participants to elect to receive their benefits early in exchange for a 10 percent reduction in their benefits and cessation of further benefit accruals.

The purpose of the plans is to provide supplemental retirement benefits for certain key employees. We intend the plans to aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. The terms of the plans have evolved over time based on our view of common practices with respect to such plans.

Eligibility Standards and Vesting

Security Plan II was amended in November 2009 to limit eligibility to participate in the plan after December 31, 2009 to Idaho Power officers and certain key employees. Key employees participating in Security Plan II as of December 31, 2009 may continue participating in the plan if they maintain a senior manager or officer pay grade during their continuous employment with Idaho Power. Before Security Plan II was amended, eligibility to participate in the plan was limited to those key employees who were designated by their employers and approved by the plan’s administrative committee. The plan’s administrative committee is made up of the CEO and a committee of individuals that is approved by the compensation and human resources committee. Participation in the plan by Section 16 officers is approved in advance by the compensation and human resources committee. Employees who were participants as of December 31, 2009 are 100 percent vested. New plan participants after December 31, 2009, become 100 percent vested in their benefits only after five years of participation, with no partial vesting before that time.

Retirement Age

Under the terms of the plans, normal retirement age, which is the earliest age at which a participant may retire without a reduction in benefits, is 62. Participants are eligible for early retirement when they have:

•     reached the age of 55; or,
•     completed 30 years of credited service under the Idaho Power Company Retirement Plan.

Benefits Commencement

If a participant terminates employment on or after attaining normal retirement age or after satisfying the early retirement conditions, benefits commence on the first day of the month following the termination date unless the participant is a “specified employee,” as that term is used in Section 409A of the Internal Revenue Code, in which case commencement of benefits under Security Plan II is delayed for six months or until the participant’s death, if earlier. Benefits provided to participants whose employment terminates, other than due to death, before attaining early retirement eligibility commence on the first day of the month following attainment of age 55, provided that if the participant is a specified employee, benefits under Security Plan II may not be paid within six months following termination of employment except in the event of death.

IDACORP, Inc. 2023 PROXY STATEMENT 56

Benefits Formula

Normal retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan. Normal retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. For participants in Security Plan II as of December 31, 2009, the target retirement percentage is 6 percent for each of the first 10 years of participation plus an additional 1 percent for each year in excess of 10 years, with a maximum target retirement percentage of 75 percent. For new plan participants after December 31, 2009, the target retirement percentage is equal to 5 percent for each of the first 10 years of participation plus an additional 1 percent for each year in excess of 10 years, with a maximum target retirement percentage of 65 percent. Effective January 1, 2018, the reduced target retirement percentages in the prior sentence apply to all participants in Security Plan II who are Idaho Power officers or certain specified key employees, regardless of when they commenced participation in the plan. However, if a participant has achieved a maximum target retirement percentage greater than 65 percent prior to January 1, 2018, that participant’s target retirement percentage will not be reduced to 65 percent, though the target retirement percentage will be fixed at that date. Final average monthly compensation is based on the participant’s base salary plus short-term incentive compensation, which may not exceed one times base salary for the year in which the short- term incentive compensation was paid, during the 60 consecutive months in the final 10 years of service in which the participant’s compensation was the highest, divided by 60. Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

Early retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s “early retirement factor” and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan. Early retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. The early retirement factors under Security Plan I based on applicable ages are as follows:

Age When Payments Begin	Early Retirement Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

Under Security Plan II, retirement benefits are reduced in the same manner as under Security Plan I if the termination qualifies as early retirement or if the termination occurs within a limited period following a change in control.

Plan benefits for participants who are not eligible for early retirement benefits and, under Security Plan II, who do not terminate within the limited period following a change in control, are further reduced, as the participant would be entitled to the amount otherwise payable multiplied by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Limit on Benefits Under Security Plan I

To comply with grandfathering rules under Section 409A of the Internal Revenue Code, a participant’s benefit under Security Plan I is determined based on the participant’s average monthly compensation, age, and years of participation as of December 31, 2004, and is limited to the present value of the amount to which the participant would have been entitled under the plan had termination occurred on December 31, 2004. For this purpose, it is assumed the benefits would have been paid at the earliest possible date allowed under the plan. Benefits under Security Plan I may not be increased by events occurring after December 31, 2004, such as a change in control or increases in age, compensation, or years of participation.

IDACORP, Inc. 2023 PROXY STATEMENT 57

Form of Payment

Under the plans, once benefits commence, payments are generally made in the form of a single life annuity for the lifetime of the participant. A participant may also elect to receive actuarial equivalent payments in the form of a joint and survivor annuity benefit. The two forms of joint and survivor annuity offered are a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the participant’s benefit and a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 75 percent of the participant’s benefit, in each case subject to an actuarial adjustment to the benefit amount. Under a single life annuity, no benefits will be payable to the spouse after the participant’s death.

Under Security Plan I, if a participant dies before retirement, the beneficiary (which must be the participant’s spouse if the participant is married on the date of death; otherwise, the beneficiary may be a non-spouse) is entitled to receive an amount equal to 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming death occurred at the later of age 62 or the date of death. Under Security Plan II, if the participant dies before retirement, the beneficiary (which may be a spouse or non-spouse) is entitled to receive an amount equal to the greater of (a) 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming retirement occurred at the later of age 62 or the date of death, or (b) if death occurs after eligibility for early retirement, a joint and survivor annuity benefit calculated under the early retirement benefit provisions of the plan.

Under the plans, if the participant dies after retirement but before commencement of benefits, the beneficiary is entitled to receive a payout equal to 66 2/3 percent of the retirement benefit payable to the participant. Security Plan I provides that if the participant is married on the date of death, the benefit will be paid to the spouse of the participant as an annuity for the life of the spouse. If the participant is not married on the date of death, Security Plan I provides that the benefit will be paid in the form of a lump sum. Under Security Plan II, the participant may elect the payment to be in the form of an annuity or lump sum to a spouse or other beneficiary.

Under the plans, if the beneficiary is a surviving spouse and the surviving spouse is 10 or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors to reflect the number of years over 10 that the spouse is younger than the participant. If the beneficiary is a person other than a surviving spouse, the survivor benefit payment amount will be calculated assuming the beneficiary is the same age as the participant.

Policy on Granting Extra Years of Credited Service

The plans are unfunded and nonqualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and are therefore exempt from the provisions of Parts 2, 3, and 4 of Title I, Subtitle B, of ERISA. As such, the company is permitted to provide extra years of credited service, which the plans refer to as years of participation, at its discretion, but has not done so.

Named Executive Officers Eligible for Early Retirement

The table below shows our NEOs' eligibility for early retirement, as of December 31, 2022, under the Idaho Power Company Retirement Plan, Security Plan I, and Security Plan II.

Eligibility for Early Retirement at December 31, 2022
Name	Retirement Plan	Security Plan I	Security Plan II
Lisa A. Grow	X	No present value[1]	X
Steven R. Keen	X	No present value[1]	X
Brian R. Buckham		N/A
Adam J. Richins		N/A
Jeffrey L. Malmen	X	N/A	X
Ken W. Petersen	X	No present value[1]	X
1 See the Pension Benefits for 2022 table.

IDACORP, Inc. 2023 PROXY STATEMENT 58

Potential Payments Upon Termination or Change in Control

The tables below show the payments and benefits our NEOs, other than Mr. Keen, would receive in connection with a variety of hypothetical employment termination scenarios and upon a change in control. For purposes of the calculations for those tables, we assumed the change in control or terminations occurred on December 30, 2022, and used the closing price of our common stock on that date, which was $107.85. Actual amounts payable can only be determined at the time of a change in control or termination. All of the payments and benefits described below would be provided by IDACORP or Idaho Power. For Mr. Keen, the information provided below describes actual payments and benefits received in connection with his retirement effective October 1, 2022.

The information presented below:

•Excludes base salary and short-term incentive awards, to the extent earned due to employment through December 30, 2022;
•Excludes compensation or benefits provided under plans or arrangements that do not discriminate in favor of the NEOs and that are generally available to all salaried employees. These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance, and disability benefits. The present value of the accumulated pension benefit for each NEO is set forth in the Pension Benefits for 2022 table; and,
•Includes only the incremental increase in the present value of the Security Plan I and Security Plan II benefit, as applicable, that would be payable upon the occurrence of the events listed (other than upon death or disability) over the amount shown as the present value of the accumulated benefit for Security Plan I and Security Plan II in the Pension Benefits for 2022 table.

Time-Vesting and Performance-Based Restricted Stock Units

The IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the related award agreements provide that, except for retirement with the approval of the compensation and human resources committee, death, disability, or change in control, all unvested restricted stock units, whether time-vesting or performance-based, are forfeited upon termination. In the event of retirement with the approval of the compensation and human resources committee, death, or disability, the NEO receives a prorated number of restricted stock units based on the number of full months employed during the restricted/performance period. For time-vesting restricted stock units, the prorated units vest at termination. In the case of performance-based restricted stock units, the performance goals must be met at some level before the units vest and vesting only occurs after completion of the performance period. For purposes of these tables, we have assumed target performance levels would be achieved. Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance-based restricted stock units that could vest. In the event of a change in control, the restrictions on the time-vesting restricted stock units are deemed to have expired and the payout opportunity on the performance-based restricted stock units is deemed to have been achieved at the target level. Dividend equivalents attributable to earned performance-based restricted stock units would also be paid. Dividend equivalents accrued through December 30, 2022 are included in the amounts shown in the tables.

As the compensation and human resources committee has discretion to determine whether a voluntary termination constitutes “retirement” for purposes of the vesting of time-based and performance-based restricted stock unit awards (for NEOs over the age of 55), we have assumed for purposes of the tables that voluntary termination would constitute a retirement with approval of the compensation and human resources committee for vesting purposes if the NEO was over the age of 55 as of December 30, 2022.

Executive Incentive Plan

Our Executive Incentive Plan provides for cash-based short-term incentives that are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal, subject to proration in the event of termination constituting retirement, or in the event of death or disability. Unlike the IDACORP 2000 Long-Term Incentive and Compensation Plan, the compensation and human resources committee is not required to approved proration for retirement under the Executive Incentive Plan, except for a general right to approve the annual payouts for all participants, including the right to decrease the payouts, even to zero if so elected by the board of directors.

IDACORP, Inc. 2023 PROXY STATEMENT 59

Summary of Change in Control Agreements

We have entered into change in control agreements with all our NEOs. The agreements become effective for a three-year period upon a change in control. If a change in control occurs, the agreements provide for severance benefits in the event of termination of the NEO’s employment by IDACORP or any subsidiary or successor company, other than for cause (and not due to death or disability), or by the NEO for constructive discharge.

In such event, the NEO would receive:

•     a lump-sum payment equal to 2.5 times his or her annual compensation, which is his or her base salary at the time of termination and his or her target short-term incentive compensation in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive compensation;
•     vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based shares, and performance units, with performance-based awards vesting at target levels;
•     outplacement services for 12 months, not to exceed $12,000; and,
•     continuation of welfare benefits for a period of 24 months or, if earlier, until eligible for comparable coverage with another employer, with the NEO paying the full cost of such coverage and receiving a monthly reimbursement payment.

We define a “change in control” as:

•     acquisition of 20 percent or more of our outstanding voting securities;
•     commencement of a tender or exchange offer for 20 percent or more of our outstanding voting securities;
• shareholder approval or consummation, if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets of IDACORP or Idaho Power unless our shareholders will hold more than 50 percent of the voting securities of the surviving entity, no person will own 20 percent or more of the voting securities of the surviving entity, and at least a majority of the board of directors will be composed of our directors;
•     shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power; or,
•     a change in a majority of the board of directors within a 24-month period without the approval of two-thirds of the members of the board.

Except with respect to agreements of Mr. Buckham, Mr. Richins, and Mr. Petersen, the agreements also permit an NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. We refer to this as the 13th-month trigger in the tables. In such event, the NEO would receive the same severance benefits except that the lump-sum payment equal to 2.5 times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

Under the agreements, “cause” means the NEO’s fraud or dishonesty that has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board of directors at which the NEO is provided an opportunity to be heard.

A NEO is considered constructively discharged under the provisions of his or her change in control agreement if, within 90 days after the occurrence of such event, but in no event later than 36 months following a change in control, the NEO gives written notice to IDACORP or any successor company specifying one of the following events relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice:

•     IDACORP or any successor company fails to comply with any provision of the agreement;
•     the NEO is required to be based at an office or location more than 50 miles from the location where the NEO was based on the day prior to the change in control;
•     a reduction that is more than de minimis in:
◦base salary or maximum short-term incentive award opportunity;
◦long-term incentive award opportunity;
◦the combined annual benefit accrual rate in our defined benefit plans, unless such reduction is effective for all executive officers; or,
◦long-term disability and life insurance coverage;
•     our failure to require a successor company to assume and agree to perform under the agreement; or,
IDACORP, Inc. 2023 PROXY STATEMENT 60

•     a reduction that is more than de minimis in the long-term disability and life insurance coverage provided to the NEO and in effect immediately prior to the change in control.

The agreements include a parachute tax provision. Section 280G of the Internal Revenue Code disallows a corporate tax deduction for any “excess parachute payments” and Section 4999 imposes a 20 percent excise tax payable by the NEO on any “excess parachute payments.” Generally stated, these sections apply if the change in control related payments and benefits equal or exceed 300 percent of the NEO’s prior five-year average Form W-2 income. In the event the 300 percent threshold is met or exceeded, the NEO’s “excess parachute payments” generally equal the amount by which the change in control related payments and benefits exceed 100 percent of the NEO’s prior five-year average Form W-2 income. The agreements provide that the NEO will receive the greater net benefit of (i) full severance benefits with such NEO paying any Section 280G excise tax, with no gross-up for the excise taxes, or (ii) severance benefits capped at the Section 280G excise tax limit, in which case for Ms. Grow and Mr. Malmen, the company may, in its discretion in the event that the Internal Revenue Service nonetheless requires the payment of an excise tax, provide a gross-up payment related to such excise tax imposed.

IDACORP, Inc. 2023 PROXY STATEMENT 61

Lisa A. Grow

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											2,125,000	1	—	2
Short-Term Incentive Plan											2,125,000	1	1,125,756	2
Long-Term Incentive Plan – Time-Vesting	1,145,043	3,4	—	5	—	5	1,145,043	4	1,872,168	6	1,872,168	6	1,872,168	6
Long-Term Incentive Plan – Performance Vesting	2,423,989	3,7	—	5	—	5	2,423,989	7	3,931,605	6	3,931,605	6	3,931,605	6
Benefits and Perquisites:
Security Plan I
Security Plan II	597,288	8	597,288	8	597,288	8	6,196,137	9			597,288	10	597,288	10
Welfare Benefits											30,629	11	23,057	12
Outplacement Services											12,000	13
280G Tax Gross-up											—	14	—	15
Total:	4,166,320		597,288		597,288		9,765,169		5,803,773		10,693,690		7,549,874
1    Ms. Grow’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times her base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the payment of two-thirds of her severance payment. Her base salary was reduced by $1,416,667 and her short-term incentive plan target was reduced by $290,911 to avoid excise tax. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.
3    As of the assumed voluntary termination date of December 30, 2022, Ms. Grow was over the age of 55. To illustrate potential termination-related benefits, we have assumed Ms. Grow’s voluntary termination would constitute retirement with approval of the compensation and human resources committee for purposes of her time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Ms. Grow would receive full vesting of her 2020 time-vesting restricted stock unit award and pro rata vesting of her 2021 (66.7%) and 2022 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $107.85.
5    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Ms. Grow’s time-vesting restricted stock units and performance-based restricted stock unit awards.
6     Ms. Grow would receive full vesting of her time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $107.85 and include the cash payment of dividend equivalents, as applicable.
7    Ms. Grow would receive full vesting of her 2020 award assuming the performance goals are met at the target level and pro rata vesting of her 2021 (66.7%) and 2022 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $107.85 and includes the cash payment of dividend equivalents.
8    The values shown represent the incremental increase in the Security Plan II benefit based on Ms. Grow's actual age and termination as of December 30, 2022, relative to the amount shown for Security Plan II in the Pension Benefits for 2022 table. We used a discount rate of 5.45% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%. Payments would begin in July 2023 under Security Plan II.
9     In the event of death, the value represents the present value of Security Plan II death benefits.
10     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2022 table and were determined as described in footnote 8.
11     Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12 The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13     Ms. Grow’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14     See footnote 15. As Ms. Grow’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
15    The company may make a 280G tax gross-up payment to Ms. Grow if (a) she receives a claim from the Internal Revenue Service that, if successful, would require her to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) her compensation had been reduced to avoid an excise tax. Because Ms. Grow’s compensation was reduced to avoid an excise tax in this instance (see footnote 2 above), under the terms of Ms. Grow's change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Ms. Grow for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Ms. Grow were to receive a claim from the Internal Revenue Service.
IDACORP, Inc. 2023 PROXY STATEMENT 62

Brian R. Buckham

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											1,155,000	1
Short-Term Incentive Plan											693,000	1
Long-Term Incentive Plan – Time-Vesting	—	2	—	3	—	3	356,121	4	553,918	5	553,918	5
Long-Term Incentive Plan – Performance Vesting	—	2	—	3	—	3	754,983	6	1,165,164	5	1,165,164	5
Benefits and Perquisites:
Security Plan II	—	7	—	7	—	7	4,964,369	8			72,851	9
Welfare Benefits											38,361	10
Outplacement Services											12,000	11
Total:	—		—		—		6,075,473		1,719,082		3,690,294

1    Mr. Buckham’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 30, 2022, Mr. Buckham was not over the age of 55. Thus, we have assumed Mr. Buckham’s voluntary termination would not constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Buckham’s time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Buckham would receive full vesting of his 2020 time-vesting restricted stock unit award and pro rata vesting of his 2021 (66.7%) and 2022 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $107.85.
5     Mr. Buckham would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $107.85 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Buckham would receive full vesting of his 2020 award assuming the performance goals are met at the target level and pro rata vesting of his 2021 (66.7%) and 2022 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $107.85 and includes the cash payment of dividend equivalents.
7    Mr. Buckham would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2022 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 5.45% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Mr. Buckham was 55 as of December 30, 2022.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2022 table and were determined as described in footnote 7. Payments would not commence until Mr. Buckham reaches age 55.
10     Mr. Buckham’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11     Mr. Buckham’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, Inc. 2023 PROXY STATEMENT 63

Steven R. Keen
Steven R. Keen retired as Senior Vice President of IDACORP and Idaho Power effective October 1, 2022. The compensation and human resources committee determined his voluntary retirement was a qualifying "retirement" for purposes of the vesting of time-based and performance-based restricted stock unit awards.

Pursuant to the terms of Mr. Keen's time-based restricted stock unit awards, he received the following:

•    Accelerated vesting, on a pro rata basis (91.67 percent) of his outstanding 2020 time-vesting restricted stock unit award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 1,573 shares.
•    Accelerated vesting, on a pro rata basis (58.3 percent) of his outstanding 2021 time-vesting restricted stock unit award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 1,316 shares.
•    Accelerated vesting, on a pro rata basis (25.0 percent) of his outstanding 2022 time-vesting restricted stock unit award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 503 shares.

Based on the closing price of IDACORP common stock of $99.01 on September 30, 2022, the 3,392 shares underlying the time-vesting restricted stock units vesting as of that date had an aggregate market value of $335,842.

Performance-based restricted stock units under the IDACORP 2000 Long-Term Incentive and Compensation Plan did not automatically vest in connection with Mr. Keen's retirement. Instead, pursuant to the terms of the award and upon completion of the 2020-2022 performance period, he received pro rata (91.7 percent) vesting equal to 4,854 shares together with payment of dividend equivalents in the amount of $45,773, based on the level of achievement of performance goals for the 2020 award. Also, pursuant to the terms of the awards, he is entitled to receive (i) pro rata (58.3 percent) vesting of his 2021 award (and payment of related dividend equivalents), based on the level of achievement of performance goals for the 2021-2023 performance period, and (ii) pro rata (25.0 percent) vesting of his 2022 award (and payment of related dividend equivalents), based on the level of achievement of performance goals for the 2022-2024 performance period. The shares for the 2021 and 2022 awards will not vest until the compensation and human resources committee and the board of directors determine that goals have been met. The number of shares underlying the 2021 and 2022 awards, on a pro-rated basis, assuming performance at target levels, is as follows:

Award	Number of Shares at Target Performance Level	End of Performance Period
2021	2,628	12/31/2023
2022	1,004	12/31/2024

Mr. Keen also received a pro rata short-term incentive cash payment for 2022 in the amount of $416,838 pursuant to the terms of the IDACORP Executive Incentive Plan. As shown in the Pension Benefits for 2022 table, Mr. Keen's retirement benefits under the Idaho Power Company Retirement Plan and Security Plan II commenced following his retirement.

IDACORP, Inc. 2023 PROXY STATEMENT 64

Adam J. Richins

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											1,212,500	1
Short-Term Incentive Plan											727,500	1
Long-Term Incentive Plan – Time-Vesting	—	2	—	3	—	3	365,719	4	573,115	5	573,115	5
Long-Term Incentive Plan – Performance Vesting	—	2	—	3	—	3	775,403	6	1,205,830	5	1,205,830	5
Benefits and Perquisites:
Security Plan II	—	7	—	7	—	7	4,388,021	8			89,953	9
Welfare Benefits											38,075	10
Outplacement Services											12,000	11
Total:	—		—		—		5,529,143		1,778,945		3,858,973

1    Mr. Richins’ change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 30, 2022, Mr. Richins was not over the age of 55. Thus, we have assumed Mr. Richins’ voluntary termination would not constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Richins’ time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Richins would receive full vesting of his 2020 time-vesting restricted stock unit award and pro rata vesting of his 2021 (66.7%) and 2022 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $107.85.
5     Mr. Richins would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $107.85 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Richins would receive full vesting of his 2020 award assuming the performance goals are met at the target level and pro rata vesting of his 2021 (66.7%) and 2022 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $107.85 and includes the cash payment of dividend equivalents.
7    Mr. Richins would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2022 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 5.45% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Mr. Richins was 55 as of December 30, 2022.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2022 table and were determined as described in footnote 7. Payments would not commence until Mr. Richins reaches age 55.
10     Mr. Richins’ change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11     Mr. Richins’ change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, Inc. 2023 PROXY STATEMENT 65

Jeffrey L. Malmen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											930,000	1	620,000	2
Short-Term Incentive Plan											558,000	1	372,000	2
Long-Term Incentive Plan – Time-Vesting	263,154	3,4	—	5	—	5	263,154	4	424,282	6	424,282	6	424,282	6
Long-Term Incentive Plan – Performance Vesting	557,076	3,7	—	5	—	5	557,076	7	891,465	6	891,465	6	891,465	6
Benefits and Perquisites:
Security Plan II	262,211	8	262,211	8	262,211	8	3,745,277	9			262,211	10	262,211	10
Welfare Benefits											53,096	11	39,938	12
Outplacement Services											12,000	13
280G Tax Gross-up											—	14	—	15
Total:	1,082,441		262,211		262,211		4,565,507		1,315,747		3,131,054		2,609,896

1    Mr. Malmen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the payment of two-thirds of his severance payment.
3    As of the assumed voluntary termination date of December 30, 2022, Mr. Malmen was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Malmen’s voluntary termination would constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Malmen would receive full vesting of his 2020 time-vesting restricted stock unit award and pro rata vesting of his 2021 (66.7%) and 2022 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $107.85.We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Malmen’s time-vesting restricted stock units and performance-based restricted stock unit awards.
5    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Malmen’s time-vesting restricted stock units and performance-based restricted stock unit awards.
6     Mr. Malmen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $107.85 and include the cash payment of dividend equivalents, as applicable.
7    Mr. Malmen would receive full vesting of his 2020 award assuming the performance goals are met at the target level and pro rata vesting of his 2021 (66.7%) and 2022 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $107.85 and includes the cash payment of dividend equivalents.
8    The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Malmen's actual age and termination as of December 30, 2022, relative to the amount shown for Security Plan II in the Pension Benefits for 2022 table. We used a discount rate of 5.45% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%. Payments would begin in July 2023 under Security Plan II.
9     In the event of death, the value represents the present value of Security Plan II death benefits.
10     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2022 table and were determined as described in footnote 8.
11     Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12     The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13     Mr. Malmen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14 The company may make a 280G tax gross-up payment to Mr. Malmen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) his compensation had been reduced to avoid an excise tax. Because Mr. Malmen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
15 See footnote 14. As Mr. Malmen's compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
IDACORP, Inc. 2023 PROXY STATEMENT 66

Ken W. Petersen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											813,750	1
Short-Term Incentive Plan											325,500	1
Long-Term Incentive Plan – Time-Vesting	128,018	2,3	—	4	—	4	128,018	3	201,356	5	201,356	5
Long-Term Incentive Plan – Performance Vesting	270,746	2	—	4	—	4	270,746	6	422,952	5	422,952	5
Benefits and Perquisites:
Security Plan I
Security Plan II	167,942	7	167,942	7	167,942	7	2,404,432	8			167,942	9
Welfare Benefits											16,662	10
Outplacement Services											12,000	11
Total:	566,706		167,942		167,942		2,803,196		624,308		1,960,162
1    Mr. Petersen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 30, 2022, Mr. Petersen was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Petersen’s voluntary termination would constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    Mr. Petersen would receive full vesting of his 2020 time-vesting restricted stock unit award and pro rata vesting of his 2021 (66.7%) and 2022 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $107.85.
4 We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Petersen’s time-vesting restricted stock units and performance-based restricted stock unit awards.
5    Mr. Petersen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $107.85 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Petersen would receive full vesting of his 2020 award assuming the performance goals are met at the target level and pro rata vesting of his 2021 (66.7%) and 2022 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $107.85 and includes the cash payment of dividend equivalents.
7    The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Petersen’s actual age and termination as of December 30, 2022, relative to the amount shown for Security Plan II in the Pension Benefits for 2022 table. We used a discount rate of 5.45% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%. Payments would begin in July 2023 under Security Plan II.
8     In the event of death, the value represents the present value of Security Plan II death benefits.
9     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown (which reflect only the incremental amount payable over the amount shown for Security Plan II in the Pension Benefits for 2022 table) were determined as described in footnote 7.
10     Mr. Petersen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11     Mr. Petersen's change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
IDACORP, Inc. 2023 PROXY STATEMENT 67

PROPOSAL NO. 2: Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Exchange Act, the board of directors is submitting a separate resolution to approve the compensation of our named executive officers on an advisory basis. This is an opportunity for our shareholders, through what is commonly referred to as a “say-on-pay” vote, to endorse or not endorse our executive compensation program. In 2022, over 94 percent of the votes cast by our shareholders were in favor of, and we consider the results of those votes as evidence of support for, our compensation program and decisions. Those voting results were a component of our rationale for maintaining a similar approach to executive compensation for 2022. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and shareholder engagement efforts.

As described in more detail in the Compensation Discussion and Analysis, the philosophy that underlies our executive compensation policy is to provide balanced and competitive compensation to our officers to (1) ensure that our company is able to attract and retain high-quality officers, and (2) motivate our officers to achieve performance goals that will benefit our shareholders and customers. This philosophy is implemented in tandem with our business strategy of growing financial strength, improving the core business, enhancing the brand, and keeping employees safe and engaged. At the core of this philosophy is our pay-for-performance model, which links competitive levels of compensation to achievements of our overall strategy and business goals and predetermined objectives.

We urge our shareholders to read the Compensation Discussion and Analysis in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage shareholders to review the 2022 Summary Compensation Table and other related compensation tables and narrative included in Part 4 – “Executive Compensation” of this proxy statement, which provide detailed information on the compensation of our named executive officers. We believe the policies and procedures articulated in that discussion are effective in helping to achieve our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our company’s success.

Accordingly, we are requesting that our shareholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of IDACORP, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables and related narrative in the proxy statement for the Company’s 2023 Annual Meeting of Shareholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the Securities and Exchange Commission's compensation disclosure rules. The shareholder vote will not be binding on the company or our board of directors, and it will not be construed as overruling any decision by the company or the board of directors or creating or implying any change to, or additional, fiduciary duties for our company or our board of directors. Although nonbinding, the board of directors and the compensation and human resources committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our shareholders approved a proposal by the board of directors at the May 18, 2017 annual meeting of shareholders to hold our advisory vote on executive compensation annually, and the board of directors has adopted a policy consistent with this determination. Unless the board of directors modifies this policy, including as a result of votes cast in connection with Proposal No. 3 in this proxy statement, the next say-on-pay vote will be held at our 2024 annual meeting of shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the advisory resolution on executive compensation.

IDACORP, Inc. 2023 PROXY STATEMENT 68

PROPOSAL NO. 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote, on an advisory basis, for their preference on the frequency of future advisory votes on the compensation of our named executive officers of the nature reflected in Proposal No. 2 above. Shareholders may indicate whether they prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Shareholders also may abstain from casting a vote on this proposal.

The board of directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy at this time, and thus recommends that shareholders vote for future advisory votes on executive compensation to continue to occur every year. While our executive compensation programs and pay-for-performance model are designed to promote a long-term focus, the board of directors recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures, and prevents a longer lag time between shareholder input and executive compensation decisions. We believe that an annual advisory vote on executive compensation is consistent with our practice of continuing to seek input and engage in dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies, and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is nonbinding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the board of directors' recommendation; shareholders may choose among the four choices presented. The option of one year, two years, or three years that receives the affirmative vote of the greatest number of the votes cast in person or by proxy at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders. Although nonbinding, the board of directors and the compensation committee will carefully review and consider the voting results.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote for “ONE YEAR” for conducting future advisory votes on executive compensation.

IDACORP, Inc. 2023 PROXY STATEMENT 69

CEO Pay Ratio

Our compensation and human resources committee annually reviews the relationship of the median of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. For 2022, our last completed fiscal year, the ratio of our CEO's annual total compensation, as reported above in the Summary Compensation Table, to the employee we identified with the median of the annual total compensation of all employees (other than the CEO), as described below, was 34:1.

For 2022, our median employee's annual base wage was $109,500, and our median employee's annual total compensation, which includes overtime, premium and supplemental pay, non-equity incentive plan compensation, change in present value of pension benefits, and 401k match, was $131,857. For 2022, the base wage of our CEO was $850,000, and the annual total compensation of our CEO, as reported above in the Summary Compensation Table, was $4,441,045.

The median employee that was used for purposes of calculating the 2022 pay ratio is the same employee that was identified for purposes of our 2020 disclosure, as permitted by SEC rules. We identified the median employee as of the last payroll period in 2020, on December 31, 2020, using two factors:

•Base salary and wages paid to all full-time and part-time employees employed as of this date, as the consistently applied compensation measure and as reported in our payroll records reported to the Internal Revenue Service on Form W-2 for 2020; and,
•Median years of service of employees with the same base wages, to reflect the median change in pension value for this group of employees.

As of December 31, 2020, our employee population consisted of approximately 2,000 individuals. Equity awards were excluded from our compensation measure in identifying the median employee because we do not widely distribute annual equity awards to our employees. Approximately 3 percent of our employees receive annual equity awards. In addition, we did not make any cost-of-living adjustments in identifying our median employee because all our employees are located in the United States.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies and apply various assumptions. The application of various methodologies may result in significant differences in the results reported by SEC reporting companies. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report above.

IDACORP, Inc. 2023 PROXY STATEMENT 70

Pay Versus Performance

We are providing the following information about the relationship between compensation actually paid, as computed in accordance with Item 402(v) of Regulation S-K, to our CEO (“PEO” in the table below) and our other NEOs as a group (“non-PEO NEOs” in the table below) and certain financial performance of the company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with company performance, please refer to “Compensation Discussion and Analysis” in this proxy statement.

Pay vs. Performance Table

	Summary Compensation Table Total for PEO(1) ($)		Compensation Actually Paid to PEO(1)(3) ($)		Average Summary Compensa- tion Table Total for non-PEO NEOs(2) ($)	Average Compensa- tion Actually Paid to non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income(7) ($) (,000s)	Company-Selected Measure(8) (per share)
Year							Total Shareholder Return(3)(4) ($)	Peer Group Total Shareholder Return(5) ($)
	Ms. Grow	Mr. Anderson	Ms. Grow	Mr. Anderson
(a)	(b)		(c)		(d)	(e	(f)	(g)	(h)	(i)
2022	4,441,045		4,725,667		1,326,582	1,435,286	110.06	117.09	259,560	$14.65
2021	5,645,525		5,564,659		1,977,637	2,297,255	112.38	115.76	245,872	$14.15
2020	5,903,347	6,318,341	3,114,307	20,653	2,351,741	1,473,753	92.53	98.84	237,968	$13.79
(1) Ms. Grow was appointed CEO in June 2020. Mr. Anderson retired as CEO in June 2020.

(2) Non-PEO NEOs included in the average calculation are listed below.

	2022	2021	2020
Steve Keen	x	x	x
Brian Buckham	x	x	x
Adam Richins	x	x	x
Jeff Malmen	x	x	x
Ken Petersen	x

IDACORP, Inc. 2023 PROXY STATEMENT 71

(3) The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. The following adjustments were made to total compensation from the Summary Compensation Table ("SCT") for each year to arrive at compensation actually paid, as computed in accordance with Item 402(v) of Regulation S-K (in dollars).

	2022		2021		2020
	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO Ms. Grow ($)	PEO Mr. Anderson ($)	Average non-PEO NEOs ($)
Less SCT total grant date fair value of equity awards	(2,092,631)	(475,607)	(1,714,845)	(515,070)	(1,371,935)	(2,268,182)	(466,880)
Less pension value	—	—	(1,760,278)	(567,460)	(2,711,412)	(2,613,893)	(1,069,692)
Fair value of awards grant during fiscal year that remain unvested at fiscal year end(7)	2,494,680	446,824	2,675,143	803,500	1,293,581	208,203	440,209
Increase by fair value of awards granted during applicable fiscal year that vested during fiscal year, determined at vesting date	—	9,960	—	—	—	86,365	—
+/- By Change In Fair Value Of Outstanding Unvested Prior FY Awards That Remain Unvested At FY End Compared To Fair Value As Of Prior FY End(7)	(79,170)	(17,802)	760,964	301,104	(32,091)	25,610	(17,817)
+/- For Awards Granted during Prior FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date(7)	(85,861)	(50,052)	(73,702)	(41,379)	12,945	(72,566)	7,678
Deduction of fair value of prior fiscal year awards as of prior fiscal year end that were forfeited during fiscal year	—	(73,652)	—	—	—	(1,687,333)	—
Increase by amount of dividends paid on unvested awards during fiscal year prior to vesting date	47,604	11,399	31,852	11,567	19,872	24,108	9,238
Increase by incremental fair value of options/SARS modified during fiscal year	—	—	—	—	—	—	—
Increase by service cost and prior service cost (if applicable) for pension plans during fiscal year	—	257,634	—	327,356	—	—	219,276
	284,622	108,704	(80,866)	319,618	(2,789,040)	(6,297,688)	(877,988)

(4)    TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (assuming dividend reinvestment) and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.
(5)    Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used is the EEI Utilities Index.
(6)    To calculate the fair value of our performance-based restricted stock unit awards, the probability of achievement in CEPS was re-evaluated annually. The valuation assumptions used to calculate fair values for the TSR component of the awards did not materially differ from those disclosed at the time of grant, except for consideration of historical performance-to-date as of the valuation date.
(7)    The dollar amounts reported represent the amount of net income reflected in the company's audited financial statement for the applicable year.
(8)    The company selected measure is CEPS. CEPS levels represent a key measure of performance for the benefit of shareholders aligning executive officers' management efforts to enhance revenue and contain costs with shareholders' performance objectives.

IDACORP, Inc. 2023 PROXY STATEMENT 72

Unranked List of Most Important Financial Performance Measures

As described in more detail under "Compensation Discussion and Analysis," the most important financial performance measures used by the Company to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the company's performance are as follows:

•CEPS;
•TSR; and,
•Adjusted consolidated net income.

Descriptions of the Information Presented in the Pay vs. Performance Table

We are providing the following graphics to illustrate the relationship between the compensation actually paid to our PEO and our non-PEOs as a group and company performance as set forth and described in and under the "Pay vs. erformance Table," including TSR, CEPS, and net income. In addition, we are providing a graphic to illustrate the relationship between the company's cumulative TSR and our peer group's cumulative TSR.

IDACORP, Inc. 2023 PROXY STATEMENT 73

IDACORP, Inc. 2023 PROXY STATEMENT 74

PART 5 – AUDIT COMMITTEE MATTERS

PROPOSAL NO. 4: Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for 2023. This firm has conducted our consolidated annual audits since 1998 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting. He or she will have an opportunity to make a statement and to respond to appropriate questions.

The audit committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The audit committee has adopted restrictions on hiring certain persons formerly associated with Deloitte into an accounting or financial reporting oversight role to help ensure Deloitte's continuing independence.

The audit committee meets annually in executive session without Deloitte present to evaluate the quality of Deloitte’s audit services and their performance, including Deloitte’s industry knowledge from an accounting and tax perspective, Deloitte’s continued independence and professional skepticism, the audit committee’s discussions with management about Deloitte’s performance, and information available from Public Company Accounting Oversight Board inspection reports. The audit committee annually considers whether the independent registered public accounting firm should be reappointed for another year. The lead engagement partner is required to rotate off the companies' audit every five years. The audit committee is involved in the selection of the lead engagement partner. In 2018, in connection with the mandated rotation of Deloitte’s lead engagement partner effective beginning with Deloitte’s audit of the companies' 2019 financial statements, we interviewed candidates who met professional, industry, and other criteria. The audit committee chair participated in interviews with the finalists and selected the lead engagement partner, in consultation with the audit committee. In 2023, we will conduct a similar rotation process for Deloitte's lead engagement partner.

If the selection of Deloitte is not ratified, the audit committee will consider the result a recommendation to consider selection of a different firm. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the company and our shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

IDACORP, Inc. 2023 PROXY STATEMENT 75

Independent Accountant Billings

The aggregate fees our principal independent registered public accounting firm, Deloitte & Touche LLP, billed or are expected to bill us for the years ended December 31, 2022 and 2021 are as follows:

Fees Billed	2022	2021
Audit Fees	$1,721,695	$1,550,000
Audit-Related Fees[1]	$116,477	$104,500
Tax Fees[2]	$27,000	$43,885
All Other Fees[3]	$8,294	$12,050
Total Fees	$1,873,466	$1,710,435
1    Includes accounting-related consultation services and attest services related to financial reporting that are not required by statute or regulation.
2    Includes fees for consultation related to tax planning and accounting.
3     Accounting research tool subscription and trainings.

IDACORP, Inc. 2023 PROXY STATEMENT 76

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

In accordance with the audit committee’s charter, the audit committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged by the company. The audit committee reviews the independent auditors’ engagement plan, including the audit plan, scope, and procedures. We and our audit committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, the audit committee has established a pre-approval standard for both audit and non-audit services.

In addition to the audits of our consolidated financial statements, the independent registered public accounting firm may be engaged to provide certain audit-related, tax, and other services. The audit committee must pre-approve all services performed by the independent registered public accounting firm to ensure that the provision of those services does not impair the independent registered public accounting firm’s independence. The services that the audit committee will consider include audit services such as attest services, changes in the scope of the audit of the financial statements, and the issuance of comfort letters and consents in connection with financings; audit-related services such as internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation, and accounting consultations and audits related to proposed transactions and new or proposed accounting rules, standards, and interpretations; and tax compliance and planning services.

Unless a type of service to be provided by the independent public accounting firm has received general pre-approval, it requires specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee. Under the pre-approval policy, the audit committee has delegated to the chair of the audit committee pre-approval authority for services. The chair must report any pre-approval decisions to the audit committee at its next scheduled meeting. Any request to engage the independent registered public accounting firm to provide a service that has not received general pre-approval must be submitted as a written proposal to our chief financial officer with a copy to our general counsel. The request must include a detailed description of the service to be provided, the proposed fee, and the business reasons for engaging the independent registered public accounting firm to provide the service. Upon approval by the chief financial officer, the general counsel, and the independent registered public accounting firm that the proposed engagement complies with the terms of the pre-approval policy and applicable laws, rules, and regulations, the request will be presented to the audit committee or the audit committee chair, as the case may be, for pre-approval.

In determining whether to pre-approve the engagement of the independent public accounting firm, the audit committee or the audit committee chair, as the case may be, must consider, among other things, the pre-approval policy; applicable laws, rules, and regulations; and whether the nature of the engagement and the related fees are consistent with the following principles:

•     the independent registered public accounting firm cannot function in the role of management; and,
•     the independent registered public accounting firm cannot audit its own work.

The pre-approval policy and separate supplements to the pre-approval policy describe the specific audit, audit-related, tax, and other services that have the general pre-approval of the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will periodically revise the list of pre-approved services, based on subsequent determinations.

For 2021 and 2022, all audit and non-audit services and all fees paid in connection with those services were pre-approved by the audit committee.

IDACORP, Inc. 2023 PROXY STATEMENT 77

Report of the Audit Committee
The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management. The audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of IDACORP, Inc. be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

THE AUDIT COMMITTEE
Richard J. Navarro, Chair
Odette C. Bolano
Annette G. Elg
Jeff C. Kinneeveauk
Dr. Mark T. Peters

IDACORP, Inc. 2023 PROXY STATEMENT 78

PART 6 – OTHER MATTERS

Other Business

Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. In addition, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Shared-Address Shareholders

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement or Notice of Internet Availability, as applicable, for the 2023 annual meeting or in the future, he or she may contact investor relations in writing at 1221 West Idaho Street, Boise, Idaho 83702-5627, or by telephone at (800) 635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting that bank, broker, or other nominee.

We will deliver promptly, upon written or oral request, a separate copy of the Annual Report, proxy statement, or Notice of Internet Availability, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Requests should be addressed to investor relations at the address or telephone number set forth above.

2024 Annual Meeting of Shareholders

As of the date of this proxy statement, we expect our 2024 annual meeting of shareholders to be held on May 16, 2024.

Shareholders of the company may submit proposals on matters appropriate for shareholder action at meetings of the company’s shareholders in accordance with Rule 14a-8 of the SEC. To be submitted for inclusion in next year’s proxy statement, shareholder proposals must satisfy all applicable requirements of Rule 14a-8. For our 2024 annual meeting of shareholders, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before the close of business on December 6, 2023.

Our Amended and Restated Bylaws require that any shareholder proposal that is not submitted for inclusion in our proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2024 annual meeting of shareholders, must be received at our principal executive offices not earlier than 150 days and not later than 120 days prior to the first anniversary of the date on which we held the 2023 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Amended and Restated Bylaws must be received no earlier than December 20, 2023 and no later than the close of business on January 19, 2024. The proposal must be accompanied by certain information, representations, and documentation specified in our Amended and Restated Bylaws, which you may obtain by writing to our corporate secretary. Shareholder proposals should be personally delivered or delivered by registered or certified mail, postage prepaid, to: Corporate Secretary, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627.

In addition to satisfying the requirements under our Amended and Restated Bylaws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the company's director nominees in accordance with the SEC's universal proxy rules must comply with all the requirements of Rule 14a-19(b).

If a shareholder fails to meet the applicable deadlines or fails to satisfy other applicable requirements of the SEC, we may exercise discretionary voting authority over proxies we receive to vote on any such proposal as we determine appropriate.
IDACORP, Inc. 2023 PROXY STATEMENT 79

Annual Report and Financial Statements

Our Annual Report on Form 10-K for the year ended December 31, 2022, was provided or made available to shareholders together with this proxy statement. We will also make available to our shareholders a copy of our Annual Report on Form 10-K, excluding exhibits, which was required to be filed with the SEC. You may obtain a copy without charge upon written or oral request to Director of Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, telephone number (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com or at the website maintained by the SEC, www.sec.gov.

IDACORP, Inc. 2023 PROXY STATEMENT 80

Questions and Answers About the Annual Meeting, this Proxy Statement, and Voting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice of Internet Availability to most of our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or may request a printed set of the proxy materials at no charge. Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions provided in the Notice of Internet Availability.

How can I participate in the Annual Meeting?

The Annual Meeting will be held exclusively online via live webcast. To participate, you will need the control number included on your proxy card and Notice of Internet Availability. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 17, 2023 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

Who is entitled to vote at the Annual Meeting?

You are entitled to notice of, and to vote at, the Annual Meeting if you owned shares of our common stock at the close of business on March 29, 2023. This is referred to as the “record date.” As of the record date, we had 50,607,611 outstanding shares of common stock entitled to one vote per share on all matters.

What if I have difficulties locating the control number prior to the day of the Annual Meeting?
Prior to the day of the Annual Meeting, if you need assistance with your control number and you hold your shares in your own name, please call toll-free (800) 635-5406 in the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your control number.

What if I have technical difficulties accessing the online Annual Meeting?
If you encounter difficulties accessing the online Annual Meeting during the check-in or the Annual Meeting itself, including any difficulties with your control number, please call the number provided on the site for assistance.

What matters are before the Annual Meeting, and how does the IDACORP Board of Directors recommend I vote?

At the Annual Meeting, our shareholders will consider and vote on the matters listed below. In determining how to vote, please consider the detailed information regarding each proposal as discussed in this proxy statement.

Summary Description of Voting Matters	Board Voting Recommendation
1. Election of twelve director nominees for a one-year term	✓ FOR each director nominee
2. Advisory resolution to approve our executive compensation	✓ FOR
3. Advisory vote on the frequency of future advisory votes on executive compensation	✓ FOR "ONE YEAR"
4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023	✓ FOR

IDACORP, Inc. 2023 PROXY STATEMENT 81

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matters, other than those listed in the Notice of 2023 Annual Meeting of Shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares, and those shares are referred to as being held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you should receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares. You also are invited to attend the Annual Meeting in person. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How can I vote my shares before the Annual Meeting?

If you hold shares in your own name as a shareholder of record, you may vote by Internet or telephone before the Annual Meeting by following the instructions contained in the Notice of Internet Availability. Under Idaho law, proxies granted according to those instructions will be valid. If you request printed copies of the proxy materials by mail, you may also cast your vote by completing, signing, and dating the proxy card provided to you and returning it in the postage-paid envelope provided to you. Your vote by Internet or telephone or through your mailed proxy card will authorize the individuals named on the proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate.

If you are a beneficial owner of shares held in street name, your broker, bank, or other nominee should provide you with materials and instructions for voting your shares. Please check with your broker or bank and follow the voting procedures your broker or bank provides to vote your shares.

Submitting a proxy or voting through the telephone or the Internet will not affect your right to participate in the Annual Meeting.

If I am the beneficial owner of shares held in street name by my bank or broker, how will my shares be voted?

If you complete and return the voting instruction form provided to you by your bank or broker, we expect that your shares will be voted in accordance with your instructions. If you do not provide voting instructions, brokerage firms only have authority under applicable New York Stock Exchange rules to vote shares on discretionary matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 is the only matter included in the proxy statement that is considered a discretionary matter. When a proposal is not discretionary and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Please promptly follow the instructions you receive from your bank or broker so your vote can be counted.

If I am a shareholder of record, how will my shares be voted?

All proxies will be voted in accordance with the instructions you submitted via the Internet, by toll-free telephone, or, if you requested printed proxy materials, by completing, signing, and returning the proxy card provided to you. If you completed and submitted your proxy (and do not revoke it) prior to the Annual Meeting, but do not specify how your shares should be voted for one or more of the voting proposals, the shares of IDACORP common stock represented by the proxy will be voted in accordance with the recommendation of our board of directors, for those proposals for which you did not vote.

IDACORP, Inc. 2023 PROXY STATEMENT 82

Can I vote at the online Annual Meeting?
Yes, if you participate in the online Annual Meeting by visiting www.proxydocs.com/IDA, you will be able to vote your shares and submit questions during the meeting.

May I change or revoke my proxy?

You may change or revoke your proxy before it is voted at the Annual Meeting by (1) granting a subsequent proxy through the Internet or by telephone, or (2) delivering to us a signed proxy card with a date later than your previously delivered proxy. If you participate in the virtual meeting and wish to vote online during the meeting, you may revoke your proxy at that time. You may also revoke your proxy by mailing your written revocation to IDACORP’s corporate secretary at 1221 West Idaho Street, Boise, Idaho 83702-5627. We must receive your mailed written revocation before the Annual Meeting for it to be effective.

What is the “quorum” for the Annual Meeting and what happens if a quorum is not present?

The presence at the Annual Meeting, online or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 29, 2023, is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote by Internet or telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present online or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chair of the meeting or the shareholders may, by a vote of the holders of a majority of votes present in person or represented by proxy, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention”?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. An abstention with respect to a matter submitted to a vote will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals to be presented at the Annual Meeting will not affect the outcome of the vote.

What is a “broker non-vote”?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. If no voting instructions have been provided by the beneficial owner, brokers will have discretionary voting power to vote shares with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to any of the other proposals. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote.

What vote is required to approve each proposal?

The following votes are required for approval of each proposal at the Annual Meeting:

Proposal Number	Vote Requirement	Effect of Withholding, Abstentions and Broker Non-Votes
1	Our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.	No effect, though a “withhold” vote is relevant under our director resignation policy
2	The advisory resolution on executive compensation is approved if the votes cast in favor exceed the votes cast against the resolution.	No effect
3	Advisory vote on the frequency of future advisory votes on executive compensation	No effect
4
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 is approved if the votes cast in favor exceed the votes cast against ratification.
Abstentions will have no effect; uninstructed shares are subject to a discretionary vote by a broker or other nominee
IDACORP, Inc. 2023 PROXY STATEMENT 83

What happens if, under Proposal No. 1, a director receives a greater number of votes “withheld” than votes “for” such director?

As noted above, a plurality of votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the election of our directors. “Plurality” means that the nominees receiving the largest number of votes cast for his or her election are elected for the number of director positions that are to be filled at the meeting. However, under our director resignation policy, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender a resignation to the board of directors. The board of directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). We will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

Who will count the votes?

An independent tabulator will tabulate the votes cast by mail, Internet, or telephone. Our corporate secretary will tabulate any votes cast at the Annual Meeting and will act as inspector of election to certify the results.

Where can I find the voting results?

We expect to report the voting results on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Are the votes of specific shareholders confidential?

It is our policy that all proxies for the Annual Meeting that identify shareholders, including employees, are to be kept confidential from the public. Proxies will be forwarded to the independent tabulator who receives, inspects, and tabulates the proxies. We do not intend to disclose the voting decisions of any shareholder to any third party except (a) as required by law or order or directive of a court or governmental agency, (b) to allow the inspector of election inspectors to review and certify the results of the shareholder vote, (c) in the event of a dispute as to the vote or voting results, or (d) in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based on an opposition proxy statement filed with the SEC.

Who will pay the cost of this solicitation and how will these proxies be solicited?

We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, fax, mail, or other electronic means, without extra compensation. In addition, D.F. King & Co., Inc. will solicit proxies from brokers, banks, nominees, and institutional investors or other shareholders at a cost of approximately $8,000 plus out-of-pocket expenses. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their expenses in providing our proxy materials to beneficial owners.

What if I have further questions not addressed in this proxy statement?

If you have any questions about voting your shares or participating in the Annual Meeting, please call our Shareowner Services Department at (800) 635-5406.

IDACORP, Inc. 2023 PROXY STATEMENT 84

APPENDIX A

Compensation Survey Data Companies

Companies Included in the IOU Survey Data Group

AES Corporation	Edison International	Otter Tail
ALLETE	Entergy	Pacific Gas & Electric
Alliant Energy	Essential Utilities Inc.	Pinnacle West Capital
Ameren	Evergy	PNM Resources
American Electric Power	Eversource Energy	Portland General Electric
Atmos Energy	Exelon	PPL
Avista	FirstEnergy	Public Service Enterprise Group
Berkshire Hathaway Energy	Hawaiian Electric Industries	Sempra Energy
Black Hills	MDU Resources	South Jersey Industries
CenterPoint Energy	New Jersey Resources	Southern Company Services
Chesapeake Utilities	NextEra Energy Inc.	Southwest Gas
CMS Energy	NiSource	Spire
Consolidated Edison	NorthWestern Energy	UGI
Dominion Energy	NW Natural	WEC Energy Group
DTE Energy	OGE Energy	Xcel Energy
Duke Energy	ONE Gas

Companies Included in the General Industry Survey Data Group

2nd.MD	American Arbitration Association, Inc.	Avient Corporation
3M	American Greetings	Avis Budget Group
3 Pillar Global	American Hospital Association	Avnet
A.O. Smith	American Sugar Refining	Axalta Coating Systems
ABC Technologies	American Textile	BAE Systems
ABM Industries	American Tire Distributors	Baker Hughes
Accenture	American Tower	Baker McKenzie
ACI Worldwide	American Water Works	Balfour Beatty
Acronis	Americas Styrenics	Ball
Adecco	AmeriCold Logistics	Banner Health
Adient	AmerisourceBergen	Barrick Gold of North America
ADM-Archer Daniels Midland	AMETEK	Battelle Memorial Institute
Adtalem Global Education	AMSTED Industries	Bausch Health Companies
ADTRAN	Amtrak	Baxter
Advocate Aurora Health Care	Amway	Baylor College of Medicine
AECOM	Andersen	Beam Suntory
Aegion	Ansira	Beaumont Health
Aera energy	Applied Research Associates	Becton Dickinson
Aerojet Rocketdyne	Aramark	Beebe Medical Center
AGCO	Arconic	Bellin Health
Agilent Technologies	Arcosa	Bemis Manufacturing Company
Agro Fresh Solutions	Ardent Health Services	Benjamin Moore
Ahold Delhaize	Ariens Company	Berry Global
Air Liquide	Arkansas Childrens Hospital	Best Buy
Air Products	Arkema	BH Management Services
Airbus Group (EADS)	Armstrong Flooring	BIC Group
Alaska Air Group	Armstrong World Industries	Big Lots
Albany Medical Center	Arrival	BigBear.ai
Alcoa	Arrow Electronics	Biogen
Alithya	Asahi Kasei	BJC HealthCare
Allegheny Health Network	Ashbury Automotive Group	BJ's Wholesale Club
Allegheny Technologies	Ascension Health	Black &Veatch
Allegis Group	Aspirus	Blanco
Allied Electronics	Astec Industries	Bloomin Brands
Allina Health	AT Kearney	Blount Memorial Hospital
Alorica	AT&T	Blue Diamond Growers
Alterra Mountain Company	ATI Physical Therapy	Board of Pensions of the Presbyterian Church
Altria Group	Atkore International	Boeing
Altus Group	Atotech	Bombardier Transportation
Aludyne	Augusta Health Care	Bon Secours Mercy Health
Amadeus North America	Automatic Data Processing	Booz Allen Hamilton
Amazon.con	AvalonBay Communities	Borg Warner
Amcor	Avanade	Bose
American Airlines	Avery Dennison	Boston Scientific

Bountiful Company	Chickasaw Nation	Cooper Standard Automotive
Boy Scosuts of America	Children's Health System of Texas	Coors Tek
Bradley	Children's Hospital & Clinics of Minnesota	CoreLogic
Bridgestone Americas	Children's Hospital and Health System	Corizon Health
Bright Horizons	Children's Mercy Hospital	Cornell University
Brink's	Choice Hotels International	Corning
Broadridge Financial Solutions	CHS	Corteva Agriscience
Broward Health	Chumash Casino Resort	Covenant Health
Bunge	Church & Dwight	Covenant HealthCare
Burlington Northern Santa Fe	Cincinnati Bell	Covestro
Bush Brothers & Company	Cisco Systems	Cox Enterprises
Buzzi Unicem USA	Citrix Systems	CoxHealth Systems
BMX Technologies	City of Fort Worth	Crowley Maritime Corporation
C&S Wholesale Grocers	City of Hope National Medical Center	CSC ServiceWorks
Cabot	City of Houston	CSL
California Dental Association	Clarios	CSX
Cambria Health Solutions	Clear Channel Outdoor	CTB Inc
Campbell Soup	CLEAResult	Cubic
Canadian National Railway	Cleveland-Cliffs	Curtiss-Wright
Canadian Pacific Railway	Coca-Cola Bottlers Sales and Service	Cushman & Wakefield
Canfor Corporation	Cognex	CVR Energy
Cardinal Health	Colliers International	CVS Health
Carle Foundation Hospital	Collin County	Dairy Farmers of America
Carmeuse North America Group	Colsa	Dana
Carnival	Columbia Sportswear	Danone North America
Carrier Global Corporation	Columbia McKinnon	Darden Restaurants
Catalent Pharma Solutions	Comcast Cable Corporation	Dart Container
CDM Smith	Commercial Metals	Day & Zimmermann
CDW	CommonSpirit Health	DCP Midstream
Cedars-Sinai Medical Center	CommScope	Delek US Holdings
Celanese	Community Coffee	Deluxe
Celestica	Community Health Network	Department of Administrative Services
Center for Diagnostic Imaging	Community Health System	DePaul University
Centra Care	Compassion International	Dick's Sporting Goods
Cerner	Computacenter	DJO Global
CF Industries	Computacenter Fusionstorm Inc.	Donaldson
GCI Technologies and Solutions	Computershare	Doncasters Group
Chamberlain Group	Cone Health	Dorman Products
Chapters Health System	Conemaugh Memorial Medical Center	Dot Foods
Charter Communications	Continental Automotive Systems	Dover
Chemours Company	Continental Carbon	Driscoll's
Cherokee Nation Businesses	Conway Medical Center	Duckhorn Wine Company
Chevron Philips Chemical	Cook Children's Health Care	DuPont
Chewy.com	Cookeville Regl Medical Center	E.A. Sween Company
Chicago Transit Authority	CO-OP Financial Services	E.W. Scripps

EAB Global	Fortune Brands Home & Security	H&R Block
Eastman Chemical	Four Seasons Hotels and Resorts	H.B. Fuller
Eating Recovery Center	Franciscan Missionaries of our Lady HS	Habitat for Humanity International
Eaton	Fraser	Harbink Clinic
EBSCO Information Services	Freeport-McMoRan	Harley-Davidson
Ecolab	Froedtert Health	Harman International Industries
Edgewell Personal Care	Frontier Communications	Harrisburg Area Community College
Edwards Lifesciences	Fugro	Harsco
Elbit Systems of America	GAF Materials	Hasbro
Elevate Textiles	Gates	Hayward Industries, Inc.
Ellis Medicine	Geisinger Health System	HCA Healthcare
EMCOR Group	General Atomics	HDR
Emory Healthcare	General Dynamics	Health Center, Inc.
Encompass Health Corporation	General Dynamics Information Technology	Health First Inc.
Endo	General Motors	HealthEquity
EnPro Industries	Genesis Energy	Hendrickson
Environmental Chemical Corp	Genuine Parts	Henry Ford Health System
Envista Holdings	Georgia Institute of Technology	Henry Schein
Equifax	Gerdau Long Steel North America	Herc Rentals
Ericsson	Getinge	Herman Miller
Ernst & Young	Gildan Activewear	Hershey
Essentia Health	Glanbia Group Services	Hertz
Estee Lauder	Glatfelter	Hexcel
Everis	Global Medical Response	Hexion
Expedia	Global Payments	HF Management Services
Experian Americas	GLOBALFOUNDERIES	Hilton Worldwide
Express	Glory Global Solutions	Hines Interests
Facebook	GOJO Industries	Hirose Electric
Fairveiw Ltd.	Goodyear Tire & Rubber	Hitachi Solutions America
Faurecia US Holdings	Google	Hitachi Vantara
FedEx Express	Graco	HNI
Ferrara Candy Company	GrafTech International	HNTB
First Solar	Graham Packaging	Honeywell
FirstGroup America	Grant Thornton	HonorHealth
FIS	Graphic Packaging	Host Hotel & Resorts
Fiserv	Great River Medical Center	Hunt Consolidated
Flex	Greif	Hunterdon Healthcare
Flowers Foods	Greyhound Lines	Huntington Memorial Hospital
Flowserve	GROWMARK	IBM
Fluor Federal Petroleum Operations	Grubhub	IDEX Corporation
FN America LLC	Grupo Cementos de Chihuahua	IDEXX Laboratories
Focus Brands	GS1 US	iHeartMedia
Ford	Guardian Pharmacy	Ilitch Holdings
Fortive Corporation	H Lee Moffitt Cancer Center & Research Inst.	Illinois Tool Works

Ingevity	Kent Corporation	Major League Baseball
Ingram Industries	Kerry Group	Makino
INNIO Jenbacher	Keurig Dr. Pepper	Marriott International
Innophos	KI, Inc	Marshall Medical Center
Insperity	Kimley-Horn and Associates	Martin Marietta
Inspire Brands	Kinross Gold	Mary Kay
Institute for Defense Analyses	Kohler	Mary Washington HealthCare
Institute of Electrical & Electronic Engineers (IEEE)	Konica Minolta	Masco
Integra Lifesciences	Kootenai Health	Mass General Brigham
International Automotive Components	Kraft Heinz	Matrix Service
International Data Group	Kroger	Mattel
International Game Technology	Kronos Worldwide	Mauser Packaging Solutions
International Paper	Kum & Go LC	Maximus
Interstate Batteries Systems	L.A. Care Geaktg Okab	Mayer Electric Supply
Intertape Polymer Corp	L3Harris	Mayo Clinic
Iponweb	Lam Researcg	McCain Foods
IQVIA	Land O'Lakes	McDermott International
Iron Mountain	Learning Care Group	McKesson
J.M. Smucker	Ledcor Industries	McLeod Health
Jabil Circuit	Leggett and Platt	Medical College of Wisconsin
Jack in the Box	Lehigh University	Medical University of South Carolina Hospital Authority
Jackson Family Wines	Lehigh Valley Health Network	Medline Industries
Jacobs Engineering	Leidos	Medstar Washington Hospital Center
Jacobs Technology	Lend Lease	Memorial Healthcare System
Jefferson Science Associates	Levi Strauss	Memorial Medical Center
JetBlue Airways	Lexington Medical Center	Mercy Health
Johns Hopkins Health System	Lexmark	Meritor
Johns Hopkins University	Liberty Global	Messer Group
Johns Manville	Life Time Fitness	Metro Health
Johnson Controls	Life Point Health	Methodist Hospital System
Judicial Council of California	LifeWay Christian Resources	Metro Health
K. Hovnanian Companies	Lincoln Electric	Microsoft
Kaiser Foundation Health Plan	Lineage Logistics	Mid-Columbia Medical Center
Kamehameha Schools Bishop Estate	Littelfuse	Minneapolis School District
Kansas City Southern	Lockheed Martin	Missouri Department of Conservation
Kantar Group	Logicalis	Mitsubishi International
KAR Global	Lowe's	Molina Healthcare
KBR	Luck Companies	Momentive Performance Materials
Kearney Regional Medical Center	Lumen	Mondelez
Kellogg	Lutron Electronics	MoneyGram
Kelly Services	LyondellBasell	Montrose Memorial Hospital
Kelsey-Seybold Clinic	M.A. Mortenson Company	MORSCO
Kenco Management Services	Madonna Rehabilitation Hospitals	Mosaic
Kennametal	Maine Medical Center	Mortorola Solutions

MRIGlobal	OLX	PPD - Pharmaceutical Product Development
MSA Safety	OLX Autos	PPG Industries
MTD Products	ON Semiconductor	Praxair
MTS Systems	OneOncology	Precision Castparts
MVF	OpSec Security	Preformed Lined Products
National Academies of Sciences, Engineering, and Medicine	Orano	Presbyterian Healthcare Services
National Futures Association	Orlando Health	Private Diagnostic Clinic
National Louis University	OSF Healthcare System	Project Management Institute
National Rural Electric Cooperative Association	Otis Elevator Company	Prologis
Nationwide Children's Hospital	Otter Products	Promethean
Navy Exchange Enterprise	Owens & Minor	Providence Health & Services
NCC	Owens Corning	Purdue Pharma
NCR	Owensboro Health Regional Hospital	QTC Management
NetApp	Owens-Illinois	QTI Human Resources
New York Racing Association	Pacific Northwest Laboratory	Quad
New York Times	Pactiv	Quest Diagnostics
New York University	PAE Group	R.R. Donnelley
Newmont Mining	Palmer-Donavin	Rackspace Technology
News Corporation	Panasonic of North America	Raising Cane's Chicken Fingers
Nexii Building Solutions	PAREXEL	RAND Corporation
Nexteer Automotive	Parker Hannifin	Rayonier
Niagara Bottling	Parkland Health & Hospital System	Rayonier Advanced Materials
NIBCO Inc	Parkland Corporation	Raytheon Technologies
Nissan Motor	Patchex	Recology
NNV Ventures	PayPal	Renal Care Group
Norfolk Southern	PDC Brands	Renown Health
Nortek Global HVAC	Penn Medicine/Lancaster General Health	Reublic Services
North Mississipi Health Services	Penn State Hershey Medical Center	Resideo
Northern Arizona University	Penske Truck Leasing	Rev Group
Northrop Grumman	Perspecta	Revantage Corporate Services
NorthShore University Health System	Pharmavite	Rexnord Corporation
Northwell Health	Philips Healthcare	Reynolds American
Northwest Permanente PC	Phoenix Children's Hospital	Rheem Manufacturing
Northwest Pipe Company	Physicians Endoscopy	Rice Tec
Norton Health Care	Piedmont Healthcare	Rich Products
NOVA Chemicals	Pitney Bowes	Richardson International
NOW Foods	Plexus	Ricoh Americas
Nutrien	Pohlad Companies	Roaming Networks
Nuvance Health	Polaris Industries	Robroy Industries
Oak Street Health	Port Authority of NY & NJ	Rolls-Royce North America
Oakland University	Port of Portland	Roper St. Francis
Occidental Petroleum	Port of Seattle	Roswell Park Cancer Institute
Oceans Healthcare	PPC Partners	Rotary International

RSM US LOP	SITA	Sysco Corporation
Rush University Medical Center	Smithfield Foods	Tallahassee Memorial Health Care
Ryder System	SMSC Gaming Enterprise	Tampa General Hospital
Ryerson	Snap-on	Target
S&C Electric	Sodexo	Taubman Centers
S.C. Johnson & Son	Solenis	Taylor
Saddle Creek Logistics Services	Sonepar USA	TaylorMade Golf
SAF-HOLLAND USA, Inc.	Sonoco Products	TDK Corporaton
SAIC	South Georgia Medical Center	TDS Telecom
Saint Barnabas Medical Center	Southeastern Freight Lines	Teacher Retirement System of Texas
Saint Luke's Health Services	Southern Glazer's Wine and Spirits	TEGNA
Saint-Gobain	Southwest Airlines	Telefonica
Salem Health	Sparrow Health System	Tellurian
Salk Institute for Biological Studies	Specialty Care	Tennant Company
Salt Lake County	Spectrum Brands	Teradata
Samaritan Health Services	Spectrum Health - Grand Rapids Hospitals	Terex
Samsung	Spirit Aero Systems	Terminix
Samuel, Son & Co. Limited	Spirit Airlines	Terracon Consultants
San Antonio Water System	Springfield Clinic	Texas - State Auditor's Office
San Manuel Band of Mission Indians	SSM Health Care St. Louis	Texas Children's Hospital
Sanford USD Medical Center	St. Francis Hospital	Textron
Saputo Cheese USA	St. Jude Children's Research Hospital	The Boldt Cmpany
Sargento Foods	St. Luke's Health System in Boise Idaho	The Christ Hospital
SAS Institute	Stampin' Up	The Marcus Corporation
Satellite Healthcare	Stanford Children's Health	The MetroHealth System
Savannah River Nuclear Solutions	Stanford University	The Ohio State University
Savannah River Remediation	Stanely Black & Decker	Thermo Fisher Scientific
Sazerac Company	Stantec	Thompson Reuters
Schlumberger	Star Tribune	Thyssenkrupp
Schneider Electric	Starbucks	TidalHealth
Scholastic	State Teachers Retirement System of Ohio	Timken
Schreiber Foods	Steelcase	TJX Companies
Schweitzer-Mauduit International	Steris	T-Mobil USA
Scientific Researc Corporaton	Stolt-Nielsen	Tom Tom
SCL Health	Stryker	Toro
Scotts Miracle-Gro	Sumitomo Corporaton of Americas	Toyota Motor
Sealted Air	Summa Health System	Tractor Supply Company
Seattle Children's Hospital	Summit Midstream	Trane Technologies
Sensient Technologies	Sunbelt Rentals	Transocean
Sentara Healthcare	Sutter Health	TransUnion
SGS - Societe Generale de Surveillance	SWBC	Travel + Leisure Co.
Shake Shack	Sweetgreen	Treehouse Foods
Sherwin-Wiliams	Swift Transportation	Treves
SICPA	Swiss Steel	Tri Pointe Homes

TriHealth	University of Texas - M.D. Anderson Cancer Center	Wabtec
Trijicon Inc	University of Texas at Austin	WakeMed Health and Hospitals
TriMas	University of Texas Health Science Center of San Antonio	Walmart
Trinity Health	University of Texas Medical Branch	Walt Disney
Trinity Industries	University of Vermont Medical Center	WarnerMedia Group
Trinseo	University of Virginia	Washington River Protection Solution
Triumph Group	University of Wisconsin-Madison	Washington University in St. Louis
TTEC	Univision Communications	Washington University School of Medicine
TTX	UPS	Waste Management
Tupperware Brands	URS CH2M Oak Ridge (UCOR)	Waters
Tyson Foods	US Acute Care Solutions	Wawa
U.S. Xpress Enterprises	UT Health Science Center at Houston	Weatherford
UC Health	UT Southwestern Medical Center	Weir ESCO
UF Health Jacksonville	Utah Transit Authority	Wells Enterprises
Uline	UW Health	WellStar Health System
Health Care	Valeo	Wendy's Group
Under Armour	Valero Energy	West Pharmaceutical Services
Underwriters Laboratories	Valley Health System	Westlake Chemical
Unilever United States	Valleywise Health	WestRock
Unisys	Van Andel Institute	Weyerhaeuser
United Launch Alliance	Varsity Brands	Whattaburger Restaurants
United Rentals	VCU Health Systems	Whirlpool
United States Cellular	Vectrus	White & Case
United States Steel	Ventura Foods	Wichita State University
UnitedHealth Group	Vericast	Wildlife Studios
UnityPoint Health-Des Moines	VeriSign	Wilmer Cutler Pickering Hale and Dorr LLP
Universal Health Services	Verisk Analytics	Winnebago Industries
Universal Parks & Resorts	Veritiv	Wood
University Health Care System	Verizon Media	Worthington Industires
University Health System	Verra Mobility	WV United Health System
University Hospitals	Vertex Pharmaceuticals	Wyndham Hotels & Resorts
University of Alabama at Brimingham	Vertiv	Xerox
University of Arkansas for Medical Science	Vesuvius - Advanced Refractories	Xilinx
University of California	Vesuvius Flow Control NAFTA	XPO Logistic
University of Kansas Hospital	VF Corporation	Xtek Inc
University of Maryland Faculty Physicians	Virtua Health	Xylem
University of Maryland Medical Center	Visteon	Yamaha <ptpr
University of Miami	Vizrt	Yanfeng Global Automotive Interior Systems
University of Michigan Health System	Volkswagen Group of America	Yazaki Corporation
University of Michigan-Ann Arbor	Vulcan	Yondr Group
University of Missouri System	Vulcan Materials	Yum! Brands
University of Rochester	W.R. Grace	Yuma Regional Medical Center
University of Southern California	W.W. Grainger	Zebra Technologies
Zimmer Biomet

IDACORP

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/IDA** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-702-2221** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	You must register to attend the meeting online and/or participate at www.proxydocs.com/IDA

IDACORP, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 29, 2023

TIME: Thursday, May 18, 2023 10:00 AM, Mountain Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/IDA for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Patrick A. Harrington and Cheryl W. Thompson (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IDACORP, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

IDACORP, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

The Board of Directors recommends a vote "FOR" each of the director nominees in Proposal 1, "FOR" Proposals 2 and 4, and for "ONE YEAR", for Proposal 3, all of which are proposals of IDACORP, Inc.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Elect 12 directors nominated by the board of directors for one-year terms					
		FOR	WITHHOLD			
	1.01 Odette C. Bolano	☐	☐			FOR
	1.02 Richard J. Dahl	☐	☐			FOR
	1.03 Annette G. Elg	☐	☐			FOR
	1.04 Lisa A. Grow	☐	☐			FOR
	1.05 Ronald W. Jibson	☐	☐			FOR
	1.06 Judith A. Johansen	☐	☐			FOR
	1.07 Dennis L. Johnson	☐	☐			FOR
	1.08 Nate R. Jorgensen	☐	☐			FOR
	1.09 Jeff C. Kinneeveauk	☐	☐			FOR
	1.10 Susan D. Morris	☐	☐			FOR
	1.11 Richard J. Navarro	☐	☐			FOR
	1.12 Dr. Mark T. Peters	☐	☐			FOR
		FOR	AGAINST	ABSTAIN		
2.	Advisory resolution to approve executive compensation	☐	☐	☐		FOR
		1YR	2YR	3YR	ABSTAIN	
3.	Advisory vote on the frequency of future advisory votes on executive compensation	☐	☐	☐	☐	1 YEAR
		FOR	AGAINST	ABSTAIN		
4.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023	☐	☐	☐		FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/IDA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date